As filed with the Securities and Exchange Commission on November 10, 2009

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Two Harbors Investment Corp.

(Exact name of registrant as specified in its governing instruments)

601 Carlson Parkway, Suite 330

Minnetonka, Minnesota 55305

(612) 238-3300

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Timothy O’Brien, Esq.

General Counsel

c/o Two Harbors Investment Corp.

601 Carlson Parkway, Suite 330

Minnetonka, Minnesota 55305

(612) 238-3300

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jay Bernstein, Esq.

Brian Hoffman, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Tel: (212) 878-8000

Fax: (212) 878-8375

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b 2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants to purchase shares of common stock	9,906,918	$0.61(1)	$6,043,219.98	$337.21
Shares of common stock that may be issued upon exercise of the Warrants(2)	9,906,918	$9.22(3)	$91,341,783.96	$5,096.87
Total Fee Due				$5,434.08

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s warrants, as reported on the NYSE Amex, on November 6, 2009.
(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions or as a result of the anti-dilution provisions contained in the warrants.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the NYSE Amex, on November 6, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 10, 2009

9,906,918 Warrants

and

9,906,918 Shares of Common Stock that May be Issued Upon Exercise of the Warrants of

Two Harbors Investment Corp.

Two Harbors Investment Corp. is a recently formed Maryland corporation that invests primarily in residential mortgage-backed securities. Two Harbors is externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River Capital Management L.P., a global multistrategy asset management firm.

The selling security holders named in this prospectus may offer up to 9,906,918 warrants and/or shares of common stock. Two Harbors will not receive any proceeds from sales of the warrants or common stock by the selling security holders, but Two Harbors will incur expenses in connection with the registration of these securities.

Two Harbors’ common stock and warrants are listed on the NYSE Amex under the symbols “TWO” and “TWO.WS,” respectively. Two Harbors intends to apply to have its common stock and warrants listed on the New York Stock Exchange under these symbols. On November 6, 2009, the closing sale prices of Two Harbors’ common stock and warrants on the NYSE Amex were $9.22 per share and $0.64 per warrant.

Two Harbors is a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009. As long as Two Harbors qualifies as a REIT, Two Harbors generally will not be subject to U.S. federal income tax to the extent that Two Harbors distributes its taxable income to its stockholders on an annual basis. To assist Two Harbors in qualifying as a REIT, ownership of shares of Two Harbors’ common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock and 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock. In addition, Two Harbors’ charter contains various other restrictions on the ownership and transfer of Two Harbors’ common stock.

Investing in Two Harbors’ warrants and common stock involves risks. See “Risk Factors ” beginning on page 11 of this prospectus for some risks regarding investment in the warrants and common stock.

The selling security holders are offering these warrants and/or shares of common stock. The selling security holders may sell all or a portion of these warrants and/or shares of common stock from time to time in market transactions through any stock exchange or market on which the warrants or shares are listed, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling security holders will receive all proceeds from the sale of the warrants and/or common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” on page 146.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2009

i

SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in Two Harbors’ warrants or common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the term “Two Harbors” refers to Two Harbors Investment Corp., a Maryland corporation, together with its consolidated subsidiaries.

Two Harbors is a recently formed real estate investment trust (“REIT”) that focuses on investing in, financing and managing residential mortgage-backed securities (“RMBS”) and mortgage loans.

Two Harbors’ objective is to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors seeks to invest in the following asset classes:

•	RMBS for which a U.S. Government agency or a federally chartered corporation guarantees payments of principal and interest on the securities (“Agency RMBS”),

•	RMBS that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation (“non-Agency RMBS”), and

•	Assets other than RMBS, comprising approximately 5% to 10% of the portfolio.

Two Harbors expects to deploy moderate leverage as part of its investment strategy, through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements and, with respect to non-Agency RMBS, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing provided by government programs, if such financing becomes available.

Two Harbors’ objective is to capitalize on the current dislocation impacting the residential mortgage market by acquiring, financing and managing a diversified portfolio of its target assets. Since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and the sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several traditional providers of capital have left the market, resulting in a significant contraction in market liquidity for mortgage-related assets. These circumstances have created the opportunity to acquire RMBS assets and lower values and higher yield compared to prior periods.

Two Harbors is a Maryland corporation that commenced operations upon completion of the merger with Capitol Acquisition Corp. (“Capitol”), which is described in more detail below. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, as amended (the “1940 Act”).

Pine River Capital Management L.P.

Two Harbors is managed by PRCM Advisers LLC, a wholly-owned subsidiary of Two Harbors’ sponsor, Pine River Capital Management L.P. (“Pine River”). Founded in 2002, with offices in New York, London, Hong Kong, San Francisco and Minnetonka, Minnesota, Pine River is a global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors.

PRCM Advisers LLC

Pine River formed PRCM Advisers LLC for the purpose of providing management services to Two Harbors. PRCM Advisers LLC provides Two Harbors with a senior management team, the expertise of Pine River’s Fixed Income team, and appropriate fund infrastructure and support personnel. PRCM Advisers LLC is subject to the supervision and oversight of Two Harbors’ board of directors. Each of Two Harbors’ officers is an employee or partner of Pine River. Two Harbors does not have any employees.

Merger with Capitol

On June 11, 2009, Capitol, Two Harbors, Two Harbors Merger Corp., a wholly-owned subsidiary of Two Harbors, and Pine River entered into a merger agreement, which, among other things, provided for the merger of Two Harbors Merger Corp. with and into Capitol, with Capitol being the surviving entity and becoming a wholly-owned subsidiary of Two Harbors.

Capitol was formed on June 26, 2007 as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. On November 14, 2007, Capitol consummated its initial public offering and deposited $258,346,625 into a trust account, with such funds to be held in trust until the earlier of the completion of Capitol’s initial business combination and Capitol’s liquidation. Two Harbors was formed solely to complete the business combination with Capitol and, prior to such time, had no material assets or liabilities.

On October 26, 2009, Capitol’s stockholders approved the proposed merger transaction with Two Harbors, and the transaction closed on October 28, 2009. At the closing, after deducting transaction costs and expenses and payments to Capitol stockholders, Two Harbors had approximately $124 million in cash available to fund investments and operations, and a book value of approximately $9.30 per share.

Two Harbors’ Investment Guidelines and Investment Strategy

Two Harbors’ board of directors has adopted the following investment guidelines:

•	no investment shall be made that would cause Two Harbors to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment shall be made that would cause Two Harbors to be regulated as an investment company under the 1940 Act;

•

Two Harbors will primarily invest within Two Harbors’ target assets, consisting primarily of Agency RMBS and non-Agency RMBS; approximately 5% to 10% of Two Harbors’ portfolio may include financial assets other than Agency RMBS and non-Agency RMBS; and

•

until appropriate investments can be identified, PRCM Advisers LLC may invest available cash in interest-bearing and short-term investments that are consistent with (i) Two Harbors’ intention to qualify as a REIT, and (ii) Two Harbors’ and each subsidiary’s exemption from “investment company” status under the 1940 Act.

These investment guidelines may be changed from time to time by Two Harbors’ board of directors without the approval of Two Harbors’ stockholders.

Two Harbors’ Target Assets

Two Harbors’ target asset classes and the principal assets it expects to acquire in each are as follows:

Asset Class	Principal Assets
Agency RMBS	Agency RMBS collateralized by either fixed rate mortgage loans, adjustable rate mortgage loans or hybrid mortgage loans, or derivatives thereof, including:

•     mortgage pass-through certificates;

•     collateralized mortgage obligations;

•     Freddie Mac gold certificates;

•     Fannie Mae certificates;

•     Ginnie Mae certificates;

•     “to-be-announced” forward contracts; and

•     interest-only securities, and inverse interest only securities.

Non-Agency RMBS	Non-Agency RMBS collateralized by prime mortgage loans, Alt-A mortgage loans and subprime mortgage loans, which may be fixed rate, adjustable rate or hybrid.

Assets other than RMBS	Non-real estate investments including asset-backed securities and certain hedging transactions that may produce non-qualifying income for purposes of the REIT gross income tests.

Two Harbors’ Financing Strategy

Two Harbors intends to deploy moderate leverage to increase potential returns to Two Harbors’ stockholders and to fund the acquisition of Two Harbors’ assets. Two Harbors’ income is generated primarily by the net spread between the income Two Harbors earns on its investments in its target assets and the cost of its financing and hedging activities. Two Harbors is not required to maintain any particular leverage ratio. The amount of leverage it deploys for particular investments in its target assets depends upon an assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in its investment portfolio, the gap between the duration of assets and liabilities, including hedges, the availability and cost of financing the assets, its opinion of the creditworthiness of financing counterparties, the health of the U.S. economy and residential mortgage-related markets, Two Harbors’ outlook for the level, slope, and volatility of interest rates, the credit quality of the loans Two Harbors acquires, the collateral underlying its Agency RMBS and non-Agency RMBS, and Two Harbors’ outlook for asset spreads relative to the London Interbank Offered Rate (“LIBOR”) curve.

Subject to maintaining Two Harbors’ qualification as a REIT for U.S. federal income tax purposes, Two Harbors expects to use a number of sources to finance its investments. Two Harbors’ primary financing sources include repurchase agreements and, to the extent available to Two Harbors, may include financings under programs established by the U.S. Government such as the Federal Reserve System’s Term Asset-Backed Securities Loan Facility (“TALF”) or private financing sources, as described in more detail below. In addition, if market conditions change, it is possible that Two Harbors will consider other forms of borrowings, such as lines of credit or term facilities. Two Harbors may also raise capital by issuing unsecured debt or shares of preferred or common stock.

Credit Suisse Securities (USA) LLC and the underwriters in Capitol’s initial public offering have certain rights to participate in future securities offerings by Two Harbors.

Two Harbors’ Relationship with PRCM Advisers LLC

Two Harbors has entered into a management agreement with PRCM Advisers LLC. Pursuant to the management agreement, PRCM Advisers LLC implements Two Harbors’ business strategy and performs certain services for Two Harbors, subject to oversight by Two Harbors’ board of directors. PRCM Advisers LLC is responsible for, among other duties, (i) performing all of Two Harbors’ day-to-day functions, (ii) determining investment criteria in conjunction with Two Harbors’ board of directors, (iii) sourcing, analyzing and executing investments, asset sales and financings, and (iv) performing asset management duties.

The initial term of the management agreement expires on October 28, 2012, with automatic, one-year renewals at the end of the initial term and each year thereafter. Two Harbors’ independent directors will review PRCM Advisers LLC ‘s performance annually and, following the initial term, the management agreement may be terminated annually by Two Harbors without cause upon the vote of at least two-thirds of Two Harbors’ independent directors or by a vote of the holders of a majority of the outstanding shares of Two Harbors’ common stock, based upon: (i) PRCM Advisers LLC’s unsatisfactory performance that is materially detrimental to Two Harbors or (ii) Two Harbors’ determination that the management fees payable to PRCM Advisers LLC are not fair, subject to PRCM Advisers LLC’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of Two Harbors’ independent directors. Two Harbors will provide PRCM Advisers LLC with 180 days’ prior notice of such termination. Upon termination without cause, Two Harbors will pay a termination fee to PRCM Advisers LLC. Two Harbors will also pay a termination fee to PRCM Advisers LLC if PRCM Advisers LLC terminates the management agreement due to Two Harbors’ material breach of such agreement. Two Harbors may terminate the management agreement with 30 days’ prior notice from Two Harbors’ board of directors, without payment of a termination fee, for cause, as defined in the management agreement. PRCM Advisers LLC may terminate the management agreement if Two Harbors becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event and may also decline to renew the management agreement by providing Two Harbors with 180 days’ prior notice, in either case of which Two Harbors would not be required to pay a termination fee.

The following table summarizes the fees and expense reimbursements that Two Harbors pays to PRCM Advisers LLC:

Type	Description	Payment
Base management fee	1.5% per annum, calculated and payable quarterly in arrears, of Two Harbors’ stockholders’ equity.	Quarterly in cash.

For purposes of calculating the management fee, Two Harbors’ stockholders’ equity means the sum of the net proceeds from all issuances of Two Harbors’ equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus Two Harbors’ retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity

Type	Description	Payment

compensation expense incurred in current or prior periods), less any amount that Two Harbors pays for repurchases or Two Harbors’ common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between PRCM Advisers LLC and Two Harbors’ independent directors and approval by a majority of Two Harbors’ independent directors. To the extent asset impairments reduce Two Harbors’ retained earnings at the end of any completed calendar quarter, it will reduce the management fee for such quarter. Two Harbors’ stockholders’ equity for the purposes of calculating the management fee could be greater than the amount of stockholders’ equity shown on the consolidated financial statements.

Two Harbors will treat issuances of limited liability company interests of Two Harbors’ operating subsidiary, Two Harbors Operating Company LLC, other than to Two Harbors as equity securities for purposes of calculating the management fee.

Expense reimbursement	Reimbursement of documented expenses related to Two Harbors incurred by PRCM Advisers LLC, including documented expenses for services performed by personnel of PRCM Advisers LLC or its affiliates that would otherwise be performed by outside professionals or consultants, in amounts no greater than those payable to outside professionals or consultants engaged to perform such services on an arm’s length basis.	Quarterly in cash.

Type	Description	Payment
Termination fee	Termination fee equal to three times the sum of the average annual management fee earned by PRCM Advisers LLC during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.	Upon termination of the management agreement by Two Harbors without cause or by PRCM Advisers LLC due to Two Harbors’ material breach of the management agreement.

The management fee will be reduced, but not below zero, by Two Harbors’ proportionate share of any securitization base management fees that Pine River receives in connection with securitizations in which Two Harbors invests, based on the percentage of equity Two Harbors holds in such securitization.

Operating and Regulatory Structure

REIT Qualification

Two Harbors intends to elect to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with Two Harbors’ taxable year ending on December 31, 2009. Two Harbors’ qualification as a REIT depends upon Two Harbors’ ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of Two Harbors’ gross income, the composition and values of Two Harbors’ assets, Two Harbors’ distribution levels and the diversity of ownership of Two Harbors’ shares. Two Harbors believes that it has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT.

As long as Two Harbors qualifies as a REIT, Two Harbors generally will not be subject to U.S. federal income tax on the REIT taxable income it distributes currently to its stockholders. If Two Harbors fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, Two Harbors will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which Two Harbors lost its REIT qualification. Even if Two Harbors qualifies for taxation as a REIT, Two Harbors may be subject to certain U.S. federal, state and local taxes on its income or property.

1940 Act Exemption

Two Harbors intends to conduct its operations so that it is not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Two Harbors is organized as a holding company that conducts its businesses primarily through Two Harbors Operating Company LLC (or “Subsidiary LLC”). Both Two Harbors and the Subsidiary LLC intend to conduct their operations so that they do not come within the definition of an investment company because less than 40% of the value of their total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to the Subsidiary LLC by any wholly-owned or majority-owned subsidiaries that Two Harbors may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities the Subsidiary LLC may own, may not have a value in excess of 40% of the value of the Subsidiary LLC’s total assets on an unconsolidated basis. Two Harbors monitors Two Harbors’ holdings to ensure continuing and ongoing compliance with this test. In addition, Two Harbors believes neither it nor the Subsidiary LLC will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Subsidiary LLC’s wholly-owned or majority-owned subsidiaries, Two Harbors and the Subsidiary LLC are primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of the Subsidiary LLC’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, Two Harbors may have to register under the 1940 Act and could become subject to substantial regulation with respect to Two Harbors’ capital structure (including Two Harbors’ ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Two Harbors expects one of the Subsidiary LLC’s subsidiaries, Two Harbors Asset I, LLC, to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the Subsidiary LLC’s other subsidiaries that Two Harbors may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the Securities and Exchange Commission (“SEC”) staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. Two Harbors expects that each of its subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in whole pool Agency RMBS and other interests in real estate that constitute qualifying assets in accordance with SEC staff guidance and an additional 25% of its assets either in qualifying assets or in non-Agency RMBS and other types of real estate-related assets that do not constitute qualifying assets. As a result of the foregoing restrictions, Two Harbors is limited in its ability to make certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, Two Harbors may be required to adjust its strategy accordingly. In addition, Two Harbors may be limited in its ability to make or dispose certain investments and these limitations could result in the subsidiary holding assets Two Harbors might wish to sell or selling assets Two Harbors might wish to hold. Although Two Harbors monitors Two Harbors’ portfolio periodically and prior to each acquisition or disposition of assets, there can be no assurance that Two Harbors will be able to maintain this exemption from registration for each of these subsidiaries.

Two Harbors may in the future also organize special purpose subsidiaries of the Subsidiary LLC that will borrow under the TALF. Two Harbors expects that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, the Subsidiary LLC’s interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether the Subsidiary LLC passes the 40% test. Two Harbors anticipates that some of these subsidiaries may be organized to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that Two Harbors organizes subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions described in “Business of Two Harbors — Operating and Regulatory Structure — 1940 Act Exemption.” In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In addition, any such subsidiaries will also need to comply with guidance that may be issued by the Division of Investment Management of the SEC on how a subsidiary must be organized to comply with the restrictions contained in Rule 3a-7.

Two Harbors expects that the aggregate value of its interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that it may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of Two Harbors’ total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of Two Harbors is made by Two Harbors. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Two Harbors treats companies in which it owns at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. Two Harbors has not requested the SEC staff to approve its treatment of any company as a majority-owned subsidiary and the SEC staff has not done so. If the SEC or its staff were to disagree with Two Harbors’ treatment of one or more companies as majority-owned subsidiaries, Two Harbors would need to adjust its strategy and its assets in order to continue to pass the 40% test. Any such adjustment in its strategy could have a material adverse effect on Two Harbors.

Qualification for exemption from registration under the 1940 Act limits Two Harbors’ ability to make certain investments. For example, these restrictions limit the ability of Two Harbors’ subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

THE OFFERING

This prospectus covers the resale of up to 9,906,918 warrants and/or 9,906,918 shares of common stock that may be issued upon exercise of the warrants by the selling security holders.

Securities offered by selling security holders	9,906,918 warrants and/or 9,906,918 shares of common stock that may be issued upon exercise of the warrants.

Use of proceeds	Two Harbors will not receive any proceeds from the sale of the warrants or shares of common stock by the selling security holders.

Listing	Two Harbors’ common stock and warrants are listed on the NYSE Amex under the symbols “TWO” and “TWO.WS,” respectively. Two Harbors intends to apply to have its common stock and warrants listed on the New York Stock Exchange under these symbols.

Transfer restrictions	To assist Two Harbors in qualifying as a REIT, ownership of shares of Two Harbors’ common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock and 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock.

Risk factors	Investing in Two Harbors warrants and common stock involves a high degree of risk.

Dividend Policy

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. For more information, see “U.S. Federal Income Tax Considerations.”

In connection with the REIT requirements, Two Harbors intends to pay regular quarterly dividends of all or substantially all of Two Harbors’ taxable income to holders of Two Harbors’ common stock out of assets legally available therefor. The timing and amount of any dividends Two Harbors pays its common stockholders will be at the discretion of Two Harbors’ board of directors and will depend upon various factors, including, without limitation, the net interest and other income from Two Harbors’ portfolio, its operating expenses and any other expenditures. Two Harbors cannot assure you that Two Harbors will pay any dividends to its common stockholders. For more information, see “Dividend Policy.”

Restrictions on Ownership and Transfer of Our Common Stock

To assist Two Harbors in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, Two Harbors’ charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock. Two Harbors’ board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize Two Harbors’ qualification as a REIT. Two Harbors’ charter also prohibits any person from, among other things, beneficially or constructively owning shares of Two Harbors’ capital stock that would result in Two Harbors being “closely held” under Section 856(h) of the Code, or otherwise cause Two Harbors to fail to qualify as a REIT.

Two Harbors’ charter provides that any ownership or purported transfer of Two Harbors’ capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the foregoing is ineffective for any reason to prevent a violation of the restriction or if certain representations and agreements are not provided to Two Harbors in connection with a transfer or if the transfer would result in Two Harbors’ capital stock being owned by fewer than 100 persons, then the transfer of such shares will be void ab initio.

Corporate Information

Two Harbors’ headquarters are located at 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305 and its telephone number is (612) 238-3300. Two Harbors maintains a website at http://twoharborsinvestment.com/; however, the information found on this website is not a part of this prospectus.

RISK FACTORS

An investment in Two Harbors involves a number of risks. Before making an investment decision, you should carefully consider the following risk factors, together with the other information contained in this prospectus.

Risks Related to Two Harbors’ Business and Operations

The value of your investment in Two Harbors is subject to the significant risks affecting REITs, and mortgage REITs in particular, described below. If any of the events described below occur, Two Harbors’ business, financial condition, liquidity and/or results of operations could be adversely affected in a material way. This could cause the price of its common stock or warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Related To Two Harbors’ Business

Two Harbors operates in a highly competitive market and competition may limit its ability to acquire desirable assets.

Two Harbors operates in a highly competitive market. Two Harbors’ profitability depends, in large part, on its ability to acquire its target assets at favorable prices. In acquiring its target assets, Two Harbors will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of Two Harbors’ competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than Two Harbors does. Furthermore, competition for assets of the types and classes which Two Harbors will seek to acquire may lead to the price of such assets increasing, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable assets may be limited in the future and Two Harbors may not be able to take advantage of attractive opportunities from time to time, as Two Harbors can provide no assurance that Two Harbors will be able to identify and make acquisitions that are consistent with its objectives.

Two Harbors has limited operating history and may not be able to successfully operate its business or generate sufficient revenue to make or sustain distributions to its stockholders.

Two Harbors was incorporated in May 2009 and commenced operations upon completion of the merger with Capitol on October 28, 2009. As of November 9, 2009, Two Harbors had not fully invested the approximately $124 million in cash available to fund investments and operations that was released to Two Harbors from Capitol’s trust account. Two Harbors cannot assure you that it will be able to operate its business successfully or implement its policies and strategies as described in this prospectus.

PRCM Advisers LLC’s owner, Pine River, has limited experience with investing in RMBS, which may hinder Two Harbors’ ability to achieve its investment objectives. In addition, the RMBS investment strategy employed by Pine River on behalf of other clients is different from the investment strategy that Two Harbors employs.

PRCM Advisers LLC draws upon the experience of Pine River’s Fixed Income investment team in implementing Two Harbors’ investment and financing strategies. However, Pine River has limited experience with investing in RMBS. Pine River’s Fixed Income investment team first began managing RMBS investments for Pine River investors on February 1, 2008. This limited experience may hinder Two Harbors’ ability to achieve its investment objectives. In addition, the investment strategy that Pine River has employed in connection with other RMBS investments is different from the investment strategy that Two Harbors employs in several important respects. In particular, Pine River has typically traded actively in fixed-rate, adjustable and interest-only RMBS, including collateralized mortgage obligations (“CMOs”) and “to-be-announced” forward contracts (“TBAs”), and equity investments in REIT, and actively hedged its trading positions. By contrast, Two Harbors seeks to invest primarily in Agency and non-Agency RMBS with a buy-and-hold emphasis, and does not currently anticipate actively trading its assets. For more information regarding these differences, see “Business of Two Harbors — Pine River Capital Management L.P.”

Two Harbors may change any of its strategies, policies or procedures without stockholder consent.

Two Harbors may change any of its strategies, policies or procedures with respect to acquisitions, asset allocation, growth, operations, indebtedness, financing strategy and distributions at any time without the consent of its stockholders, which could result in its making acquisitions that are different from, and possibly riskier than, the types of acquisitions described in this prospectus. A change in its strategy may increase its exposure to credit risk, interest rate risk, financing risk, default risk and real estate market fluctuations. Furthermore, a change in its asset allocation could result in its making acquisitions in asset categories different from those described in this prospectus. These changes could adversely affect its financial condition, results of operations, the market price of its common stock or warrants and its ability to make distributions to its stockholders.

Difficult conditions in the mortgage and residential real estate markets may cause Two Harbors to experience market losses related to its holdings, and Two Harbors does not expect these conditions to improve in the near future.

Two Harbors’ results of operations are materially affected by conditions in the mortgage market, the residential real estate market, the financial markets and the economy generally. Recently, concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates (or losses) and mortgage loan delinquencies. The further deterioration of the market for RMBS may cause Two Harbors to experience losses related to its assets and to sell assets at a loss. Declines in the market values of its investments may adversely affect its results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to its stockholders.

The lack of liquidity of Two Harbors’ assets may adversely affect Two Harbors’ business, including its ability to value and sell its assets.

Two Harbors may acquire assets or other instruments that are not liquid, including securities and other instruments that are not publicly traded. Moreover, turbulent market conditions could significantly and negatively impact the liquidity of Two Harbors’ assets. It may be difficult or impossible to obtain third-party pricing on the assets Two Harbors purchases. Illiquid assets typically experience greater price volatility, as a ready market may not exist for such assets, and such assets can be more difficult to value. In addition, validating third-party pricing for illiquid assets may be more subjective than more liquid assets. Any illiquidity of Two Harbors’ assets may make it difficult for Two Harbors to sell such assets if the need or desire arises. In addition, if Two Harbors is required to liquidate all or a portion of its portfolio quickly, Two Harbors may realize significantly less than the value at which Two Harbors has previously recorded its assets. To the extent that Two Harbors utilizes leverage to finance its purchase of assets that are or become illiquid, the negative impact on Two Harbors related to trying to sell assets in a short period of time for cash could be greatly exacerbated. As a result, Two Harbors’ ability to vary its portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect Two Harbors’ results of operations and financial condition.

Maintenance of Two Harbors’ 1940 Act exemption imposes limits on Two Harbors’ operations, which may adversely affect its business.

Two Harbors intends to conduct its operations so as not to become required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Two Harbors is organized as a holding company that conducts its businesses primarily through Two Harbors Operating Company LLC (or “Subsidiary LLC”). Both Two Harbors and the Subsidiary LLC intend to conduct their operations so that they do not come within the definition of an investment company because less than 40% of the value of their total assets on an unconsolidated basis will consist of “investment securities.” Certain of Subsidiary LLC’s subsidiaries intend to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally means that at least 55% of each such subsidiaries’ portfolio must be comprised of qualifying assets and at least 80% of its portfolio must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. Two Harbors expects each of its subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in whole pool Agency RMBS and other interests in real estate that constitute qualifying assets in accordance with SEC staff guidance and an additional 25% of its assets in either qualifying assets or non-Agency RMBS and other types of real estate related assets that do not constitute qualifying assets. As a result of the foregoing restrictions, Two Harbors is limited in its ability to make or dispose of certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, Two Harbors may be required to adjust its strategy accordingly. In addition, Two Harbors may be limited in its ability to make certain investments and these limitations could result in the subsidiary holding assets Two Harbors might wish to sell or selling assets Two Harbors might wish to hold. Although Two Harbors monitors the portfolios of its subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition or disposition of assets, there can be no assurance that such subsidiaries will be able to maintain this exemption.

Two Harbors may in the future organize special purpose subsidiaries that will borrow under the Federal Reserve System’s Term Asset-Backed Securities Loan Facility (“TALF”). Two Harbors expects that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, its interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether Two Harbors passes the 40% test. Two Harbors may in the future organize one or more TALF subsidiaries, as well as other subsidiaries, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that Two Harbors organizes subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the provisions of this Rule which in certain circumstances may require, among other things, that the indenture governing the notes issued by the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. In addition, any subsidiaries organized to rely on Rule 3a-7 will also need to comply with guidance that may be issued by the Division of Investment Management of the SEC on how such subsidiaries must be organized to comply with the restrictions contained in Rule 3a-7. In light of the requirements of Rule 3a-7, Two Harbors’ ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and Two Harbors may not be able to purchase or sell assets owned by that subsidiary when Two Harbors would otherwise desire to do so, which could lead to losses. Two Harbors expects that the aggregate value of its interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that it may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of Two Harbors’ total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of Two Harbors is made by Two Harbors. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Two Harbors treats companies in which it owns at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. Two Harbors has not requested the SEC staff to approve its treatment of any company as a majority-owned subsidiary and the SEC staff has not done so. If the SEC or its staff were to disagree with Two Harbors’ treatment of one or more companies as majority-owned subsidiaries, Two Harbors would need to adjust its strategy and its assets in order to continue to pass the 40% test. Any such adjustment in its strategy could have a material adverse effect on Two Harbors.

Qualification for exemption from registration under the 1940 Act limits Two Harbors’ ability to make certain investments. For example, these restrictions limit the ability of Two Harbors’ subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

For additional details, see “Business of Two Harbors — Operating and Regulatory Structure — 1940 Act Exemption.”

Loss of Two Harbors’ 1940 Act exemption would adversely affect Two Harbors, the market price of shares of its common stock or warrants and its ability to distribute dividends, and could result in the termination of the management agreement with PRCM Advisers LLC.

As described above, Two Harbors intends to conduct its operations so as not to become required to register as an investment company under the 1940 Act based on current laws, regulations and guidance. Although Two Harbors monitors its portfolio periodically, there can be no assurance that Two Harbors will be able to maintain its exclusion as an investment company under the 1940 Act. If Two Harbors were to fail to qualify for an exclusion in the future, Two Harbors could be required to restructure its activities or the activities of its subsidiaries, including effecting sales of assets in a manner that, or at a time when, Two Harbors would not otherwise choose, which could negatively affect the value of its common stock or warrants, the sustainability of its business model, and its ability to make distributions. The sale could occur during adverse market conditions, and Two Harbors could be forced to accept a price below that which it believes is appropriate. The loss of Two Harbors’ 1940 Act exclusion would also permit PRCM Advisers LLC to terminate the management agreement, which could result in a material adverse effect on Two Harbors’ business and results of operations.

Rapid changes in the values of Two Harbors’ target assets may make it more difficult for Two Harbors to maintain its qualification as a REIT or its exemption from the 1940 Act.

If the market value or income potential of Two Harbors’ target assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, Two Harbors may need to increase its real estate assets and income or liquidate its non-qualifying assets to maintain its REIT qualification or its exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets Two Harbors may own. Two Harbors may have to make decisions that it otherwise would not make absent the REIT and 1940 Act considerations.

Two Harbors uses leverage in executing its business strategy, which may adversely affect the return on its assets and may reduce cash available for distribution to its stockholders, as well as increase losses when economic conditions are unfavorable.

Two Harbors uses leverage to finance its investment operations and to enhance its financial returns. Two Harbors’ primary source of leverage is repurchase agreement financing for its Agency RMBS assets. Other sources of leverage may include credit facilities (including term loans and revolving facilities), and potentially funding under programs established by the U.S. government, including TALF financing if TALF is extended to cover RMBS assets.

Through the use of leverage, Two Harbors may acquire positions with market exposure significantly greater than the amount of capital committed to the transaction. For example, by entering into repurchase agreements with advance rates, or haircut levels, of 5% (which is not an atypical haircut for Agency RMBS), Two Harbors could leverage its capital allocated to Agency RMBS by a ratio of as much as 20 to one. It is not uncommon for investors in Agency RMBS to obtain leverage equal to 10 or more times equity through the use of repurchase agreement financing. Two Harbors may deploy, on a debt-to-equity basis, up to 7 to 10 times leverage on Two Harbors’ Agency RMBS assets. However, there is no specific limit on the amount of leverage Two Harbors may use.

Leverage will magnify both the gains and the losses of Two Harbors’ trading positions. Leverage will increase Two Harbors’ returns as long as Two Harbors earns a greater return on investments purchased with borrowed funds than Two Harbors’ cost of borrowing such funds. However, if Two Harbors uses leverage to acquire an asset and the value of the asset decreases, the leverage will increase Two Harbors’ losses. Even if the asset increases in value, if the asset fails to earn a return that equals or exceeds Two Harbors’ cost of borrowing, the leverage will decrease Two Harbors’ returns.

Two Harbors may be required to post large amounts of cash as collateral or margin to secure its leveraged positions. In the event of a sudden, precipitous drop in value of Two Harbors’ assets, Two Harbors might not be able to liquidate assets quickly enough to repay its borrowings, further magnifying its losses. Even a small decrease in the value of a leveraged asset may require Two Harbors to post additional margin or cash collateral. This may decrease the cash available to Two Harbors for distributions to stockholders.

Two Harbors may depend on repurchase agreements and bank credit facilities to execute its business plan and Two Harbors’ inability to access funding through these sources could have a material adverse effect on its results of operations, financial condition and business.

Two Harbors’ ability to fund its acquisitions may be impacted by its ability to secure repurchase agreements and bank credit facilities (including term loans and revolving facilities) on acceptable terms. Two Harbors currently has four master repurchase agreements in place with four counterparties and expects additional master repurchase agreements will be executed, but can provide no assurance that lenders will be willing or able to provide Two Harbors with sufficient financing. In addition, because repurchase agreements are short-term commitments of capital, lenders may respond to market conditions making it more difficult for Two Harbors to secure continued financing. During certain periods of the credit cycle, lenders may lose their ability or curtail their willingness to provide financing. If Two Harbors is not able to renew its then existing facilities or arrange for new financing on terms acceptable to it, or if Two Harbors defaults on its covenants or are otherwise unable to access funds under any of these facilities, Two Harbors may have to curtail its asset acquisition activities and/or dispose of assets.

It is possible that the lenders that provide Two Harbors with financing could experience changes in their ability to advance funds to Two Harbors, independent of Two Harbors’ performance or the performance of its portfolio of assets. If major market participants exit the business, it could further adversely affect the marketability of all fixed income securities, and this could negatively impact the value of Two Harbors’ assets, thus reducing Two Harbors’ net book value. Furthermore, if many of Two Harbors’ lenders are unwilling or unable to provide Two Harbors with financing, Two Harbors could be forced to sell its assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on Two Harbors’ lenders change, they may be required to significantly increase the cost of the financing that they provide to Two Harbors. Two Harbors’ lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing Two Harbors receives under its repurchase agreements will be directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. Typically, repurchase agreements grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require Two Harbors to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on Two Harbors’ results of operations, financial condition, business, liquidity and ability to make distributions to its stockholders, and could cause the value of Two Harbors’ common stock or warrants to decline. Two Harbors may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause Two Harbors to incur losses. Moreover, to the extent Two Harbors is forced to sell assets at such time, given market conditions, Two Harbors may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in Two Harbors’ incurring significantly greater losses on its sale of such assets. In an extreme case of market duress, a market may not exist for certain of Two Harbors’ assets at any price.

The current dislocations in the residential mortgage sector have caused many lenders to tighten their lending standards, reduce their lending capacity or exit the market altogether. For example, in the repurchase agreement market, non-Agency RMBS have been significantly more difficult to finance than Agency RMBS. In connection with repurchase agreements, financing rates and haircut levels have also increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. Further contraction among lenders, insolvency of lenders or other general market disruptions could adversely affect one or more of Two Harbors’ lenders and could cause one or more of its lenders to be unwilling or unable to provide Two Harbors with financing on attractive terms or at all.

If a counterparty to Two Harbors’ repurchase transactions defaults on its obligation to resell the underlying security back to Two Harbors at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if Two Harbors defaults on its obligations under the repurchase agreement, Two Harbors will lose money on its repurchase transactions.

When Two Harbors engages in repurchase transactions, it generally sells securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders are obligated to resell the same securities back to Two Harbors at the end of the term of the transaction. Because the cash Two Harbors receives from the lender when Two Harbors initially sells the securities to the lender is less than the value of those securities (the difference being the “haircut”), if the lender defaults on its obligation to resell the same securities back to Two Harbors, Two Harbors would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). Two Harbors would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as Two Harbors would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if Two Harbors defaults on one of its obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with Two Harbors. Two Harbors expects that Two Harbors’ repurchase agreements may contain cross-default provisions, so that if a default occurs under any one agreement, the lender could also declare a default with respect to all other agreements between such lender and Two Harbors. If a default occurs under any of its repurchase agreements and the lender terminates one or more of its repurchase agreements, Two Harbors may need to enter into replacement repurchase agreements with different lenders. There can be no assurance that Two Harbors will be successful in entering into such replacement repurchase agreements on the same terms as the repurchase agreements that were terminated or at all. Any losses Two Harbors incurs on its repurchase transactions could adversely affect its earnings and thus its cash available for distribution to its stockholders.

An increase in Two Harbors’ borrowing costs relative to the interest Two Harbors receives on its leveraged assets may adversely affect its profitability and its cash available for distribution to its stockholders.

As Two Harbors’ repurchase agreements and other short-term borrowings mature, Two Harbors will be required either to enter into new borrowings or to sell certain of its assets. An increase in short-term interest rates at the time that Two Harbors seeks to enter into new borrowings would reduce the spread between the returns on its assets and the cost of its borrowings. This would adversely affect the returns on Two Harbors’ assets, which might reduce earnings and, in turn, cash available for distribution to its stockholders.

There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, and Two Harbors’ business may not benefit from these actions and further government or market developments could adversely impact Two Harbors.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. government, Federal Reserve and U.S. Treasury and other governmental and regulatory bodies have taken action to stabilize the financial markets. Significant measures include: the enactment of the Emergency Economic Stabilization Act of 2008 (“EESA”) to, among other things, establish the Troubled Asset Relief Program (the “TARP”) to purchase certain assets from financial institutions; the enactment of the Housing and Economic Recovery Act of 2008 (“HERA”), which established a new regulator for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”); and the establishment of the TALF, which provides non-recourse loans to borrowers to fund their purchase of eligible assets, which currently include certain asset-backed securities (“ABS”) and commercial mortgage-backed securities (“CMBS”), and the Public-Private Investment Program (the “PPIP”), which is designed to encourage the transfer of certain legacy assets, including real estate-related assets, off of the balance sheets of financial institutions.

Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations. If these entities fail to honor their guarantees, the value of any Agency RMBS assets Two Harbors holds would decline which would materially adversely affect our business, operations and financial condition.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. government actions will have a beneficial impact on the financial markets, including on current high levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, Two Harbors’ business may not receive the anticipated positive impact from the legislation or other U.S. government actions. There can also be no assurance that Two Harbors will be eligible to participate in programs established by the U.S. government or, if Two Harbors is eligible, that Two Harbors will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of Two Harbors’ target assets, the establishment of these programs may result in increased competition for attractive opportunities in Two Harbors’ target assets. In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. Two Harbors cannot predict whether or when such actions may occur, and such actions could have an adverse impact on Two Harbors’ business, results of operations and financial condition.

Two Harbors is highly dependent on information systems and systems failures could significantly disrupt its business, which may, in turn, negatively affect the market price of its common stock or warrants and its ability to pay dividends.

Two Harbors’ business is highly dependent on communications and information systems of PRCM Advisers LLC and, through the shared facilities and services agreement described elsewhere in this prospectus, Pine River. Any failure or interruption of the systems of PRCM Advisers LLC or Pine River could cause delays or other problems in Two Harbors’ securities trading activities, which could have a material adverse effect on Two Harbors’ operating results and negatively affect the market price of its common stock or warrants and its ability to pay dividends to its stockholders.

Two Harbors may enter into hedging transactions that could expose it to contingent liabilities in the future.

Subject to maintaining its qualification as a REIT, part of Two Harbors’ strategy may involve entering into hedging transactions that could require it to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open hedge positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in Two Harbors’ results of operations, and Two Harbors’ ability to fund these obligations will depend on the liquidity of its assets and access to capital at the time, and the need to fund these obligations could adversely impact Two Harbors’ financial condition.

Hedging against interest rate exposure may adversely affect Two Harbors’ earnings, which could reduce its cash available for distribution to its stockholders.

Subject to maintaining its qualification as a REIT, Two Harbors may pursue various hedging strategies to seek to reduce its exposure to adverse changes in interest rates. Two Harbors’ hedging activity varies in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect Two Harbors because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from certain hedging transactions (other than through taxable REIT subsidiaries (“TRSs”)), to offset interest rate losses is limited by U.S. federal income tax provisions governing REITs;

•

the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs Two Harbors’ ability to sell or assign its side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Two Harbors’ hedging transactions, which are intended to limit losses, may actually adversely affect Two Harbors’ earnings, which could reduce its cash available for distribution to its stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom Two Harbors enters into a hedging transaction will most likely result in its default. Default by a party with whom Two Harbors enters into a hedging transaction may result in the loss of unrealized profits and force Two Harbors to cover its commitments, if any, at the then current market price. Although generally Two Harbors seeks to reserve the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and Two Harbors may not be able to enter into an offsetting contract in order to cover its risk. Two Harbors cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and Two Harbors may be required to maintain a position until exercise or expiration, which could result in losses.

Two Harbors may fail to qualify for hedge accounting treatment and therefore may suffer losses on the derivatives that it enters into.

Two Harbors intends to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). Under these standards, Two Harbors may fail to qualify for hedge accounting treatment for a number of reasons, including if Two Harbors uses instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), Two Harbors fails to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or its instruments are not highly effective. If Two Harbors fails to qualify for hedge accounting treatment, its operating results may suffer because losses on the derivatives that Two Harbors enters into may not be offset by a change in the fair value of the related hedged transaction.

Declines in the market values of Two Harbors’ assets may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to Two Harbors’ stockholders.

A substantial portion of Two Harbors’ assets will be classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of Two Harbors. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

A decline in the market value of its assets may adversely affect Two Harbors, particularly in instances where Two Harbors has borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require Two Harbors to post additional collateral to support the loan. If Two Harbors is unable to post the additional collateral, Two Harbors would have to sell the assets at a time when Two Harbors might not otherwise choose to do so. A reduction in credit available may reduce Two Harbors’ earnings and, in turn, cash available for distribution to stockholders.

Changes in accounting treatment may adversely affect Two Harbors’ reported profitability.

In February 2008, the Financial Accounting Standards Board (“FASB”) issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of RMBS, residential mortgage loans and other financial assets from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. If Two Harbors does not meet the criteria under the final guidance to account for the transactions on a gross basis, its accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on Two Harbors’ financial statements. If Two Harbors is not able to comply with the criteria under this final guidance for same party transactions, Two Harbors would be precluded from presenting RMBS, residential mortgage loans and other financial assets and the related financings, as well as the related interest income and interest expense, on a gross basis on its financial statements. Instead, Two Harbors would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase RMBS, residential mortgage loans and other financial assets as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, Two Harbors would record the cash portion of its interest in RMBS, residential mortgage loans and other financial assets as a mortgage-related receivable from the counterparty on its balance sheet. Although Two Harbors would not expect this change in presentation to have a material impact on its net income, it could have an adverse impact on Two Harbors’ operations. It could have an impact on Two Harbors’ ability to include certain RMBS, residential mortgage loans and other financial assets purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit Two Harbors’ opportunities as Two Harbors may need to limit its purchases of RMBS, residential mortgage loans and other financial assets that are simultaneously financed with the same counterparty.

The increasing number of proposed U.S. federal, state and local laws may increase Two Harbors’ risk of liability with respect to certain mortgage loans and could increase its cost of doing business.

The U.S. Congress and various state and local legislatures are considering, and in the future may consider, legislation which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process. Two Harbors cannot predict whether or in what form the U.S. Congress or the various state and local legislatures may enact legislation affecting its business. Two Harbors will evaluate the potential impact of any initiatives which, if enacted, could affect Two Harbors’ practices and results of operations. Two Harbors is unable to predict whether federal, state or local authorities will require changes in its practices in the future. These changes, if required, could adversely affect Two Harbors’ profitability, particularly if Two Harbors makes such changes in response to new or amended laws, rules, regulations or ordinances in any state where Two Harbors acquires a significant portion of its mortgage loans, or if such changes result in Two Harbors being held responsible for any violations in the mortgage loan origination process.

Risks Related to Two Harbors’ Management and Two Harbors’ Relationship with PRCM Advisers LLC and Pine River

Two Harbors is dependent on PRCM Advisers LLC and Pine River and may not find a suitable replacement if Two Harbors or PRCM Advisers LLC terminates the management agreement.

Two Harbors has executive officers provided by PRCM Advisers LLC but no other employees. Two Harbors has no separate facilities and is completely reliant on PRCM Advisers LLC, which has significant discretion as to the implementation and execution of Two Harbors’ business strategies and risk management practices. Investors who are not willing to rely on PRCM Advisers LLC should not invest in Two Harbors’ common stock or warrants. The employees, systems and facilities of PRCM Advisers LLC and Pine River may be utilized by other funds and companies advised by Pine River and by its affiliates, and PRCM Advisers LLC may not have sufficient access to such employees, systems and facilities in order to comply with its obligations under the management agreement. Two Harbors is subject to the risk that PRCM Advisers LLC will terminate the management agreement and that no suitable replacement will be found. Two Harbors believes that its success depends to a significant extent upon the experience of the employees of Pine River, whose continued service is not guaranteed.

There are conflicts of interest in Two Harbors’ relationship with Pine River and its affiliates, including PRCM Advisers LLC, which could result in decisions that are not in the best interests of Two Harbors’ stockholders or warrantholders.

Two Harbors is subject to conflicts of interest arising out of its relationship with Pine River and its affiliates, including PRCM Advisers LLC. Each of Two Harbors’ executive officers and certain of its non-independent directors is also an employee or partner of Pine River; they will not be exclusively dedicated to Two Harbors’ business. Furthermore, PRCM Advisers LLC is wholly-owned by Pine River. Each of Brian Taylor (the Chairman of Two Harbors’ Board of Directors), Thomas Siering (a Director, and the Chief Executive Officer and President of Two Harbors), Steven Kuhn (the Co-Chief Investment Officer of Two Harbors) and Jeff Stolt (the Chief Financial Officer of Two Harbors) is a partner and owner of equity interests in Pine River. In addition, Mark Ein (the non-executive Vice Chairman) owns an interest in CLA Founders LLC, which, in consideration for services to be provided to PRCM Advisers LLC under a sub-management agreement, is entitled to receive a percentage of the management fee earned by PRCM Advisers LLC, and an affiliate of his is an investor in a private fund for which Pine River serves as investment manager. As a result, the management agreement with PRCM Advisers LLC was negotiated between related parties, and its terms, including fees payable to PRCM Advisers LLC, may not be as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party. In addition, Two Harbors may choose not to enforce, or to enforce less vigorously, its rights under the management agreement because of its desire to maintain its ongoing relationship with PRCM Advisers LLC.

The management agreement with PRCM Advisers LLC does not prevent PRCM Advisers LLC and its affiliates from engaging in additional management or investment opportunities some of which may compete with Two Harbors. Pine River and its affiliates, including PRCM Advisers LLC, may engage in additional management or investment opportunities that have overlapping objectives with Two Harbors, and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of PRCM Advisers LLC and Pine River and there is no guarantee that this allocation would be made in the best interest of Two Harbors’ stockholders or warrantholders. Additionally, the ability of PRCM Advisers LLC and Pine River and their respective officers and employees to engage in other business activities may reduce the time PRCM Advisers LLC spends managing Two Harbors.

In the future, Two Harbors may enter into additional transactions with Pine River or its affiliates. In particular, Two Harbors may purchase assets from Pine River or its affiliates or make co-purchases alongside Pine River or its affiliates. These transactions may not be the result of arm’s length negotiations and may involve conflicts between Two Harbors’ interests and the interests of Pine River and/or its affiliates in obtaining favorable terms and conditions. The management agreement provides that at least one of Two Harbors’ independent directors must approve in advance any investment in any security structured or issued by an entity managed by PRCM Advisers LLC or any of its affiliates. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to Two Harbors as those that would have been obtained in an arm’s length transaction.

Two Harbors will compete with current and future investment entities affiliated with PRCM Advisers LLC and Pine River for access to the benefits that Two Harbors’ relationship with Pine River provides to Two Harbors, including access to investment opportunities.

There are conflicts of interest in allocating investment opportunities to Two Harbors and other funds, investment vehicles and ventures managed by Pine River. For example, Pine River currently serves as the investment manager for a private fund formed to invest and trade in Agency, non-Agency and other fixed-rate, adjustable and interest only RMBS, including CMO and TBAs, equity investments in REITs and related strategies. There is a significant overlap in the assets and investment strategies of Two Harbors and Pine River’s private fund, and many of the same trading and investment personnel provide services to both entities. Further, Pine River and its affiliates may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with Two Harbors and therefore may compete with Two Harbors for investment opportunities.

Two Harbors cannot assure you that Pine River affiliates will not establish or manage other investment entities in the future that compete with Two Harbors for investments. Moreover, Pine River cannot assure you that PRCM Advisers LLC will allocate the most attractive investment opportunities to Two Harbors. Two Harbors will be competing with Pine River, its investment funds and vehicles and any other investment entities that Pine River may form or manage in the future for access to the benefits that Two Harbors’ relationship with Pine River provides to Two Harbors, including access to investment opportunities.

PRCM Advisers LLC and Pine River are subject to certain allocation policies, subject to change in their discretion, in allocating investments among Two Harbors and other investment funds and vehicles, as well as other ventures managed by them. See “Management of Two Harbors — Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities.”

Members of Two Harbors’ management team have competing duties to other entities, which could result in decisions that are not in the best interests of Two Harbors’ stockholders or warrantholders.

Two Harbors’ executive officers and the employees of PRCM Advisers LLC and Pine River do not spend all of their time managing Two Harbors’ activities and Two Harbors’ investment portfolio. Two Harbors’ executive officers and the employees of PRCM Advisers LLC and Pine River allocate some, or a material portion, of their time to other businesses and activities. For example, each of Two Harbors’ executive officers is also an employee or partner of Pine River. None of these individuals is required to devote a specific amount of time to Two Harbors’ affairs. Accordingly, Two Harbors competes with Pine River, its existing funds, investment vehicles, other ventures and possibly other entities in the future for the time and attention of these officers.

The loss of Two Harbors’ access to Pine River’s investment professionals and principals may adversely affect Two Harbors’ ability to achieve its investment objectives.

Two Harbors depends on PRCM Advisers LLC’s access, through the shared facilities and services agreement described elsewhere in this prospectus, to the investment professionals and principals of Pine River and the information and origination opportunities generated by Pine River’s investment professionals and principals during the normal course of their investment and portfolio management activities. These investment professionals and principals evaluate, negotiate, structures, close and monitor Two Harbors’ investments and its financing activities and Two Harbors’ future success will depend on their continued service. The departure of a significant number of the investment professionals or principals of Pine River could have a material adverse effect on Two Harbors’ ability to achieve its investment objectives. In addition, Two Harbors cannot assure you that PRCM Advisers LLC will remain Two Harbors’ manager or that Two Harbors will continue to have access to Pine River’s investment professionals or principals or its information and asset origination opportunities.

If PRCM Advisers LLC ceases to be the investment manager of Two Harbors, financial institutions providing any financing arrangements to Two Harbors may not provide future financing to Two Harbors.

Financial institutions that Two Harbors seeks to finance its investments may require that PRCM Advisers LLC continue to act in such capacity. If PRCM Advisers LLC ceases to be Two Harbors’ manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to Two Harbors’ ability to finance its future investments with that institution. If Two Harbors is unable to obtain financing for its accelerated borrowings and for its future investments under such circumstances, it is likely that Two Harbors would be materially and adversely affected.

PRCM Advisers LLC is recently formed and has no prior experience in managing a REIT, which may hinder its ability to achieve Two Harbors’ investment objectives or result in loss of Two Harbors’ qualification as a REIT.

The REIT rules and regulations are highly technical and complex, and the failure to comply with these rules and regulations could prevent Two Harbors from qualifying as a REIT or could force Two Harbors to pay unexpected taxes and penalties. PRCM Advisers LLC is recently formed with no prior experience in managing a portfolio of assets under these complex rules and regulations. PRCM Advisers LLC’s and Pine River’s officers and employees have no prior experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Code or the 1940 Act applicable to REITs. The inexperience of PRCM Advisers LLC described above may hinder Two Harbors’ ability to achieve its investment objectives or result in loss of Two Harbors’ qualification as a REIT.

Two Harbors’ board of directors has approved very broad investment guidelines for Two Harbors and will not review or approve each investment decision made by PRCM Advisers LLC. As a result, PRCM Advisers LLC may make investment and other decisions for Two Harbors that result in lower than expected returns or losses, or that otherwise may not fully reflect the best interests of its stockholders or warrantholders.

PRCM Advisers LLC is authorized to follow very broad investment guidelines. Two Harbors’ board of directors periodically reviews its investment guidelines and its investment portfolio but will not, and is not required to, review or approve all of its proposed investments or any type or category of investment, except that the management agreement requires that investments in securities structured or issued by an entity managed by PRCM Advisers LLC must be approved by at least one of Two Harbors’ independent directors. In addition, in conducting periodic reviews, Two Harbors’ board of directors may rely primarily on information provided to it by PRCM Advisers LLC. Furthermore, PRCM Advisers LLC may use complex strategies, and transactions entered into by PRCM Advisers LLC may be costly, difficult or impossible to unwind by the time they are reviewed by Two Harbors’ board of directors. PRCM Advisers LLC has great latitude within the broad parameters of its investment guidelines in determining the types of assets it may decide are proper investments for Two Harbors, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect Two Harbors’ business operations and results. Further, decisions made and investments entered into by PRCM Advisers LLC may not fully reflect the best interests of Two Harbors’ stockholders or warrantholders.

The manner of determining the management fee may not provide sufficient incentive to PRCM Advisers LLC to maximize risk-adjusted returns on Two Harbors’ investment portfolio since it is based on Two Harbors’ stockholders’ equity and not on Two Harbors’ performance.

PRCM Advisers LLC is entitled to receive a management fee that is based on the amount of Two Harbors’ stockholders’ equity (as defined in the management agreement) at the end of each quarter, regardless of Two Harbors’ performance. Accordingly, the possibility exists that significant management fees could be payable to PRCM Advisers LLC for a given quarter despite the fact that Two Harbors could experience a net loss during that quarter. PRCM Advisers LLC’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to PRCM Advisers LLC to devote its time and effort to source and maximize risk-adjusted returns on Two Harbors’ investment portfolio, which could, in turn, adversely affect Two Harbors’ ability to pay dividends to its stockholders and the market price of its common stock or warrants. Further, the management fee structure gives PRCM Advisers LLC the incentive to maximize stockholders’ equity by the issuance of new Two Harbors shares of common stock or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the management fee structure rewards PRCM Advisers LLC primarily based on the size of Two Harbors, and not on its financial returns to stockholders.

The termination of the management agreement may be difficult and costly, which may adversely affect Two Harbors’ inclination to end its relationship with PRCM Advisers LLC.

Termination of the management agreement with PRCM Advisers LLC without cause is difficult and costly. The term “cause” is limited to those circumstances described under “Management of Two Harbors — Management Agreement with PRCM Advisers LLC.” The management agreement provides that, in the absence of cause, it may only be terminated by Two Harbors after October 28, 2012, upon the vote of the vote of at least two-thirds of all of Two Harbors’ independent directors or by a vote of the holders of a majority of the outstanding shares of Two Harbors’ common stock, based upon: (i) PRCM Advisers LLC’s unsatisfactory performance that is materially detrimental to Two Harbors, or (ii) a determination that the management fees payable to PRCM Advisers LLC are not fair, subject to PRCM Advisers LLC’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of all of Two Harbors’ independent directors. PRCM Advisers LLC will be provided 180 days’ prior notice of any such termination. Additionally, upon a termination by Two Harbors’ without cause (or upon a termination by PRCM Advisers LLC due to Two Harbors’ material breach), the management agreement provides that Two Harbors will pay PRCM Advisers LLC a termination payment equal to three times the sum of the annual management fee received by PRCM Advisers LLC during the 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. This provision increases the effective cost to Two Harbors of electing not to renew, or defaulting in Two Harbors’ obligations under, the management agreement, thereby adversely affecting Two Harbors’ inclination to end Two Harbors’ relationship with PRCM Advisers LLC, even if Two Harbors believes PRCM Advisers LLC’s performance is not satisfactory.

PRCM Advisers LLC is only contractually committed to serve Two Harbors until October 28, 2012. Thereafter, the management agreement is renewable on an annual basis; provided, however, that PRCM Advisers LLC may terminate the management agreement annually upon 180 days’ prior notice. If the management agreement is terminated and no suitable replacement is found to manage Two Harbors, Two Harbors may not be able to execute its business plan.

PRCM Advisers LLC’s, Pine River’s and CLA Founders LLC’s liability is limited under the management agreement, and Two Harbors has agreed to indemnify PRCM Advisers LLC, CLA Founders LLC and their respective affiliates, including Pine River, against certain liabilities. As a result, Two Harbors could experience poor performance or losses for which PRCM Advisers LLC, Pine River and CLA Founders LLC would not be liable.

Pursuant to the management agreement, PRCM Advisers LLC does not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Two Harbors’ board of directors in following or declining to follow its advice or recommendations. PRCM Advisers LLC, CLA Founders LLC, their respective officers, stockholders, members, managers, personnel and directors, any person controlling or controlled by PRCM Advisers LLC or CLA Founders LLC and any person providing sub-advisory services to PRCM Advisers LLC will not be liable to Two Harbors, any subsidiary of Two Harbors, Two Harbors’ directors, stockholders or partners or any subsidiary’s stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except by reason of acts constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. Two Harbors has agreed to indemnify PRCM Advisers LLC, CLA Founders LLC and their respective affiliates, including Pine River, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. As a result, Two Harbors could experience poor performance or losses for which PRCM Advisers LLC would not be liable.

Risks Related To Two Harbors’ Assets

Two Harbors may not realize gains or income from its assets.

Two Harbors seeks to generate both current income and capital appreciation for its stockholders. However, the assets Two Harbors acquires may not appreciate in value and, in fact, may decline in value, and the debt securities Two Harbors acquires may default on interest and/or principal payments. Accordingly, Two Harbors may not be able to realize gains or income from its assets. Any gains that Two Harbors does realize may not be sufficient to offset any other losses Two Harbors experiences. Any income that Two Harbors realizes may not be sufficient to offset its expenses.

Two Harbors has only identified a limited amount of specific assets.

As of November 9, 2009, Two Harbors had not fully invested the approximately $124 million in cash available to fund investments and operations that was released to Two Harbors from Capitol’s trust account.

Additionally, Two Harbors’ assets are selected by PRCM Advisers LLC and Two Harbors’ stockholders and warrant holders do not have input into such decisions. These factors increase the uncertainty, and thus the risk, of investing in shares of Two Harbors’ common stock or warrants.

Until Two Harbors has become fully invested, PRCM Advisers LLC may invest the funds released from the trust account upon consummation of the merger with Capitol in interest-bearing short-term investments, including money market accounts, that are consistent with Two Harbors’ intention to qualify as a REIT. These investments are expected to provide a lower net return than Two Harbors seeks to achieve from its target assets. Two Harbors expects to reallocate a portion of the funds released from the trust account upon consummation of the merger into a more diversified portfolio of assets within three months, subject to the availability of appropriate opportunities. Suitable opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that PRCM Advisers LLC’s due diligence processes will uncover all relevant facts, including liabilities associated with potential assets or other weaknesses in such assets, or that any investment will be successful.

Prepayment rates may adversely affect the value of Two Harbors’ portfolio of assets.

The value of Two Harbors’ assets may be affected by prepayment rates on mortgage loans. Typically, the value of a mortgage-backed security includes market assumptions regarding, among other things, the speed at which the underlying mortgages will be prepaid. Generally, if the underlying mortgages are prepaid at a faster rate than anticipated, the value of the RMBS will decline because the total payment stream from the RMBS will be less. If Two Harbors purchases assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because Two Harbors will have to amortize the related premium on an accelerated basis. Conversely, if Two Harbors purchases assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because Two Harbors will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the average remaining life of the loans, the average size of the remaining loans, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate Two Harbors from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by Two Harbors in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for Two Harbors to analyze its portfolio of assets.

Two Harbors’ success depends in part on its ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie its assets. Changes in interest rates and prepayments affect the market price of the assets that Two Harbors purchases and any asset that Two Harbors holds at a given time. As part of Two Harbors’ overall portfolio risk management, Two Harbors analyzes interest rate changes and prepayment trends separately and collectively to assess their effects on Two Harbors’ portfolio of assets. In conducting its analysis, Two Harbors depends on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, Two Harbors’ ability to (1) assess the market value of its portfolio of assets, (2) implement its hedging strategies and (3) implement techniques to reduce its prepayment rate volatility would be significantly affected, which could materially adversely affect Two Harbors’ financial position and results of operations.

Two Harbors may acquire RMBS collateralized by Subprime Mortgage Loans, which are subject to increased risks.

Two Harbors may acquire RMBS backed by collateral pools of Subprime Mortgage Loans, which are mortgage loans that have been originated using underwriting standards that are less conservative than those used in underwriting Prime Mortgage Loans (mortgage loans that generally conform to Agency underwriting guidelines) and Alt-A Mortgage Loans (mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines and generally allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation). These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, Subprime Mortgage Loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with Subprime Mortgage Loans, the performance of RMBS backed by Subprime Mortgage Loans that Two Harbors may acquire could be correspondingly adversely affected, which could adversely impact Two Harbors’ results of operations, financial condition and business.

Two Harbors’ portfolio of assets may be concentrated, and non-Agency assets will be subject to risk of default.

While Two Harbors intends to diversify its portfolio of assets in the manner described in this prospectus, Two Harbors is not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by its board of directors. Therefore, Two Harbors’ portfolio of assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that Two Harbors’ portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of Two Harbors’ assets within a short time period, which may reduce Two Harbors’ net income and the value of its shares or warrants and accordingly reduce its ability to pay dividends to its stockholders.

Two Harbors’ subordinated RMBS assets may be in the “first loss” position, subjecting it to greater risk of losses.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the issuing trust, and then by the “first loss” subordinated security holder and then by the “second loss” mezzanine holder. In the event of default and the exhaustion of any classes of securities junior to those which Two Harbors acquires and there is any further loss, Two Harbors will not be able to recover all of its investment in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related RMBS, the securities which Two Harbors acquires may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to Two Harbors. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying RMBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect Two Harbors against loss of its principal on these securities.

Increases in interest rates could adversely affect the value of Two Harbors’ assets and cause its interest expense to increase, which could result in reduced earnings or losses and negatively affect Two Harbors’ profitability as well as the cash available for distribution to its stockholders.

Two Harbors focuses primarily on acquiring mortgage-related assets by purchasing non-Agency RMBS, Agency RMBS, RMBS derivatives and other financial assets. In a normal yield curve environment, some of these types of assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to Two Harbors, which may negatively affect cash available for distribution to its stockholders.

A significant risk associated with these assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline, and the duration and weighted-average life of the assets could increase. Two Harbors could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements Two Harbors may enter into to finance the purchase of these securities.

Market values of Two Harbors’ assets may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, increases or expected increases in voluntary prepayments for those assets that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, Two Harbors’ operating results will depend in large part on the difference between the income from its assets, net of credit losses, and financing costs. Two Harbors anticipates that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of its borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence Two Harbors’ net income. Increases in these rates will tend to decrease Two Harbors’ net income and market value of its assets.

Interest rate fluctuations may adversely affect the value of Two Harbors’ assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond Two Harbors’ control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect Two Harbors’ income and the value of its common stock or warrants.

Some of the assets in Two Harbors’ portfolio will be recorded at fair value (as determined in accordance with Two Harbors’ pricing policy as approved by its board of directors) and, as a result, there will be uncertainty as to the value of these assets.

Some of the assets in Two Harbors’ portfolio will be in the form of securities that are not publicly traded. The fair value of securities and other assets that are not publicly traded may not be readily determinable. Two Harbors will value these assets quarterly at fair value, as determined in accordance with SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of Two Harbors’ assets may fluctuate over short periods of time and its determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of Two Harbors’ common stock or warrants could be adversely affected if Two Harbors’ determinations regarding the fair value of these assets were materially higher than the values that Two Harbors ultimately realizes upon their disposal.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair Two Harbors’ assets and harm its operations.

Prior to commencing its investment program on October 29, 2009, Two Harbors was not burdened by the losses experienced by certain of its competitors as a result of the current recession and declines in real estate values. However, the risks associated with its business will be more severe during periods of future economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Further, if the current economic slowdown persists or worsens, Two Harbors will be subject to the same risks. Two Harbors’ non-Agency RMBS investments will be particularly sensitive to these risks.

Declining real estate values will likely reduce the level of new mortgage loan originations because borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers may also be less able to pay principal and interest on Two Harbors’ loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that Two Harbors will incur losses on its loans in the event of default because the value of Two Harbors’ collateral may be insufficient to cover its cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both Two Harbors’ net interest income from loans in its portfolio as well as Two Harbors’ ability to acquire and sell loans, which would significantly harm Two Harbors’ revenues, results of operations, financial condition, business prospects and Two Harbors’ ability to make distributions to its stockholders.

The non-Agency assets that Two Harbors acquires are subject to delinquency, foreclosure and loss, which could result in losses to Two Harbors.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Owners of Agency RMBS are protected from the risk of default on the underlying mortgages by guarantees from federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. However, Two Harbors also acquires non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities or the U.S. government.

In the event of any default under a non-Agency mortgage loan held directly by Two Harbors, Two Harbors will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on Two Harbors’ cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on Two Harbors’ anticipated return on the foreclosed mortgage loan.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the assets that Two Harbors acquires.

The U.S. Government, through the Federal Reserve, the FHA and the FDIC, has commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, some members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. The servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the mortgage securities and such modifications are done in accordance with the terms of the relevant agreements. Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the assets that Two Harbors acquires.

Two Harbors’ non-real estate investments may subject it to various risks, including credit risk, market risk, interest rate risk and liquidity risk.

Two Harbors intends to invest approximately 5% to 10% of its assets in certain non-real estate investments, subject to compliance with applicable REIT and 1940 Act requirements. These non-real estate investments may include asset-backed securities (“ABS”) collateralized by consumer or commercial receivables in sectors such as auto, credit card and student loans. Investors in ABS bear various risks, including credit risk, market risk, interest rate risk, liquidity risk, operations risk, structural risk and legal risk.

Credit risk arises from losses due to defaults by the borrowers in the underlying collateral and the ABS issuer’s or servicer’s failure to perform. These two elements may be related, as, for example, in the case of a servicer which does not provide adequate credit-review scrutiny to the serviced portfolio, leading to higher incidence of defaults. Market risk arises from the cash flow characteristics of the security, which for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the ABS purchaser in the event that credit losses in the portfolio rise well above expected levels. Interest rate risk arises for the ABS issuer from the relationship between the pricing terms on the underlying collateral and the terms of the rate paid to holders of the ABS and from the need to mark to market the excess servicing or spread account proceeds carried on the balance sheet. For the holder of the ABS, interest rate risk depends on the expected life of the ABS which may depend on prepayments on the underlying assets or the occurrence of wind-down or termination events. Liquidity risk may arise from an increase in perceived credit risk. Other risks arise through the potential for misrepresentation of loan quality or terms by the originating institution, misrepresentation of the nature and current value of the assets by the servicer and inadequate controls over disbursements and receipts by the servicer.

Risks Related to Two Harbors’ Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law (“MGCL”) may have the effect of deterring a third party from making a proposal to acquire Two Harbors or of impeding a change in control under circumstances that otherwise could provide the holders of shares of Two Harbors’ common stock with the opportunity to realize a premium over the then-prevailing market price of such shares.

Two Harbors is subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between Two Harbors and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of Two Harbors’ then outstanding voting stock or an affiliate or associate of Two Harbors who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of Two Harbors’ then outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between Two Harbors and an interested stockholder generally must be recommended by Two Harbors’ board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of Two Harbors’ voting stock; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Two Harbors’ common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, Two Harbors’ board of directors has by resolution exempted business combinations between Two Harbors and any person, provided that such business combination is first approved by Two Harbors’ board of directors. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Two Harbors and any person. As a result, any person, including Pine River, may be able to enter into business combinations with Two Harbors that may not be in the best interests of Two Harbors’ stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as voting shares of stock which, when aggregated with all other shares of stock controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by Two Harbors’ stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, Two Harbors’ officers and Two Harbors’ employees who are also Two Harbors’ directors. Two Harbors’ bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Two Harbors’ stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL (Title 3, Subtitle 8 of the MGCL) permit Two Harbors’ board of directors, without stockholder approval and regardless of what is currently provided in Two Harbors’ charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) Two Harbors does not currently have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for Two Harbors or of delaying, deferring or preventing a change in control of Two Harbors under circumstances that otherwise could provide the holders of shares of Two Harbors’ common stock with the opportunity to realize a premium over the then current market price. Two Harbors’ charter contains a provision whereby Two Harbors has elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on its board of directors. See “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws.”

Two Harbors’ authorized but unissued shares of common and preferred stock and the ownership limitations contained in Two Harbors’ charter, may prevent a change in Two Harbors’ control.

Two Harbors’ charter authorizes Two Harbors to issue additional authorized but unissued shares of common or preferred stock. In addition, Two Harbors’ board of directors may, with the approval of a majority of the entire board and without stockholder approval, amend its charter to increase or decrease the aggregate number of shares of its stock or the number of shares of stock of any class or series that Two Harbors has the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, Two Harbors’ board may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interests of its stockholders.

In addition, Two Harbors’ charter contains restrictions limiting the ownership and transfer of shares of Two Harbors’ common stock and other outstanding shares of capital stock. The relevant sections of Two Harbors’ charter provide that, subject to certain exceptions described below, ownership of shares of Two Harbors’ common stock by any person is limited to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock (the common share ownership limit), and no more than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” These charter provisions will restrict the ability of persons to purchase shares in excess of the relevant ownership limits.

Two Harbors’ charter contains provisions that make removal of its directors difficult, which could make it difficult for Two Harbors’ stockholders to effect changes in Two Harbors’ management.

Two Harbors’ charter provides that, subject to the rights of any series of preferred stock, a director may be removed only by the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors. Its bylaws provide that vacancies generally may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change Two Harbors’ management by removing and replacing directors and may prevent a change in Two Harbors’ control that is in the best interests of its stockholders.

Two Harbors’ rights and your rights to take action against its directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

As permitted by Maryland law, Two Harbors’ charter eliminate the liability of its directors and officers to Two Harbors and you for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, Two Harbors’ charter authorizes Two Harbors to obligate itself to indemnify its present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Two Harbors’ bylaws require Two Harbors to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, who is made, or threatened to be made, a party to any proceeding because of his or her service to Two Harbors. In addition, Two Harbors may be obligated to fund the defense costs incurred by its directors and officers. See “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

Tax Risks

Two Harbors’ failure to qualify as a REIT would subject it to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of cash available for distribution to its stockholders.

Two Harbors has been organized and intends to operate in a manner that will enable it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009. Two Harbors has not requested and does not intend to request a ruling from the Internal Revenue Service (the “IRS”) that it qualifies as a REIT. The U.S. federal income tax laws governing REITs are complex, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, Two Harbors must meet, on an ongoing basis, various tests regarding the nature of its assets and its income, the ownership of its outstanding shares, and the amount of its distributions. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for Two Harbors to qualify as a REIT. Thus, while Two Harbors intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in its circumstances, no assurance can be given that it will so qualify for any particular year. These considerations also might restrict the types of assets that Two Harbors can acquire in the future.

If Two Harbors fails to qualify as a REIT in any taxable year, and does not qualify for certain statutory relief provisions, it would be required to pay U.S. federal income tax on its taxable income, and distributions to its stockholders would not be deductible by it in determining its taxable income. In such a case, Two Harbors might need to borrow money or sell assets in order to pay its taxes. Two Harbors’ payment of income tax would decrease the amount of its income available for distribution to its stockholders. Furthermore, if Two Harbors fails to maintain its qualification as a REIT, it no longer would be required to distribute substantially all of its net taxable income to its stockholders. In addition, unless Two Harbors were eligible for certain statutory relief provisions, it could not re-elect to qualify as a REIT until the fifth calendar year following the year in which it failed to qualify.

Complying with REIT requirements may cause Two Harbors to forego otherwise attractive investment opportunities or financing or hedging strategies.

To qualify as a REIT for U.S. federal income tax purposes, Two Harbors must continually satisfy various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its stock. To meet these tests, Two Harbors may be required to forego investments it might otherwise make. Two Harbors may be required to make distributions to stockholders at disadvantageous times or when it does not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to it in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder Two Harbors’ investment performance.

Complying with REIT requirements may force Two Harbors to liquidate otherwise profitable assets.

To qualify as a REIT, Two Harbors must ensure that at the end of each calendar quarter, at least 75% of the value of its assets consists of cash, cash items, government securities and designated real estate assets, including certain mortgage loans and shares in other REITs. Subject to certain exceptions, Two Harbors’ ownership of securities, other than government securities and securities that constitute real estate assets, generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of Two Harbors’ assets, other than government securities and securities that constitute real estate assets, can consist of the securities of any one issuer, and no more than 25% of the value of Two Harbors’ total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Asset Tests.” If Two Harbors fails to comply with these requirements at the end of any calendar quarter after the first calendar quarter for which it qualifies as a REIT, it must generally correct such failure within 30 days after the end of the calendar quarter to avoid losing its REIT qualification. As a result, Two Harbors may be required to liquidate otherwise profitable assets prematurely, which could reduce its return on assets, which could adversely affect returns to its stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax exempt investors.

If (i) all or a portion of Two Harbors’ assets are subject to the rules relating to taxable mortgage pools, (ii) Two Harbors is a “pension held REIT,” (iii) a tax exempt stockholder has incurred debt to purchase or hold Two Harbors’ common stock, or (iv) Two Harbors purchases residual REMIC interests that generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Complying with REIT requirements may limit Two Harbors’ ability to hedge effectively.

The REIT provisions of the Code may limit Two Harbors’ ability to hedge its assets and operations. Under these provisions, any income that Two Harbors generates from transactions intended to hedge its interest rate and currency risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if the instrument hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate or income or gain that would be qualifying income under the 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury regulations. In addition, any income from other hedges would generally constitute nonqualifying income for purposes of both the 75% and 95% gross income tests. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Gross Income Tests — Hedging Transactions.” As a result of these rules, Two Harbors may have to limit its use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than Two Harbors would otherwise incur.

The failure of a loan subject to a repurchase agreement to qualify as a real estate asset would adversely affect Two Harbors’ ability to qualify as a REIT.

Two Harbors may enter into repurchase agreements under which it will nominally sell certain of its loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. Two Harbors believes that it will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that Two Harbors did not own the loan assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.

REIT distribution requirements could adversely affect Two Harbors’ ability to execute its business plan and may require it to incur debt, sell assets or take other actions to make such distributions.

In order to qualify as a REIT, Two Harbors must distribute to its stockholders, each calendar year, at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that Two Harbors satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, it is subject to U.S. federal corporate income tax on Two Harbors’ undistributed income. In addition, Two Harbors will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax law.

Two Harbors intends to distribute its net income to its stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. There is no requirement that Two Harbors’ TRSs distribute their after-tax net income to it and such TRSs that Two Harbors forms may, to the extent consistent with maintaining Two Harbors’ qualification as a REIT, determine not to make any current distributions to it.

Two Harbors’ taxable income may substantially exceed its net income as determined by generally accepted accounting principles (“GAAP”) or differences in timing between the recognition of taxable income and the actual receipt of cash may occur in which case Two Harbor may have taxable income in excess of cash flow from its operating activities. For example, capital losses will be deducted in determining Two Harbors’ GAAP net income, but may not be deductible in computing its taxable income. In addition, Two Harbors will likely invest in assets, including debt instruments requiring it to recognize market discount income or accrue original issue discount (“OID”), that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as “phantom income.” Although some types of phantom income are excluded to the extent they exceed 5% of Two Harbors’ net income in determining the 90% distribution requirement, Two Harbors may incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if it does not distribute those items on an annual basis. Finally, Two Harbors may be required under the terms of the indebtedness that it incurs, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that Two Harbors will recognize income but will not have a corresponding amount of cash available for distribution to its stockholders.

As a result of the foregoing, Two Harbors may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year, it may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of its shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may require Two Harbors to take actions that may not otherwise be advisable given existing market conditions and hinder Two Harbors’ ability to grow, which could adversely affect the value of its common stock or warrants.

Even if Two Harbors qualifies as a REIT, it may be required to pay certain taxes.

Even if Two Harbors qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. In addition, Two Harbors will hold some of its assets through taxable subsidiary corporations, including Capitol and any other TRSs. Capitol and any other TRSs or other taxable corporations in which Two Harbors owns an interest will be subject to U.S. federal, state and local corporate taxes. Payment of these taxes generally would reduce Two Harbors’ cash flow and the amount available to distribute to its stockholders. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Taxation of REITs in General.”

Two Harbors may choose to pay dividends in its own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

Two Harbors may distribute taxable dividends that are payable in cash and shares of its common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in Two Harbors’ stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of Two Harbors’ current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of Two Harbors’ stock at the time of the sale. For more information on the tax consequences of distributions with respect to Two

Harbors common stock, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Taxation of Taxable U.S Stockholders,” “— Annual Distribution Requirements.” Furthermore, with respect to non-U.S. stockholders, Two Harbors may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of Two Harbors’ stockholders decide to sell shares of Two Harbors’ common stock in order to pay taxes owed on dividends, such sales may put downward pressure on the trading price of Two Harbors’ common stock.

Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2009, it is unclear whether and to what extent Two Harbors will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Two Harbors’ ability to invest in and dispose of “to be announced” securities could be limited by Two Harbors’ REIT qualification, and Two Harbors could fail to qualify as a REIT as a result of these investments.

Two Harbors may purchase Agency RMBS through TBAs, or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, Two Harbors may dispose of the TBA through a dollar roll transaction in which it agrees to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. Two Harbors will account for dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.

Unless Two Harbors is advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, it will limit its investment in TBAs and any other non-qualifying assets to no more than 25% of its total assets at the end of any calendar quarter. Furthermore, until Two Harbors is advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, it will limit its gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of its total gross income for each calendar year. Accordingly, Two Harbors’ ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if Two Harbors is advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, Two Harbors could be subject to a penalty tax or could fail to qualify as a REIT if (i) the value of Two Harbors’ TBAs, together with its non-qualifying assets for the 75% asset test, exceeded 25% of its gross assets at the end of any calendar quarter, or (ii) Two Harbors’ income and gains from the disposition of TBAs, together with its non-qualifying income for the 75% gross income test, exceeded 25% of its gross income for any taxable year.

Although Two Harbors’ use of TRSs may be able to partially mitigate the impact of meeting the requirements for qualification as a REIT, its ownership of and relationship with its TRSs is limited and a failure to comply with the limits would jeopardize its REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Other than certain activities relating to lodging and healthcare facilities, a TRS generally may engage in any business and may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Capitol and other TRSs that Two Harbors may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to Two Harbors but are not required to be distributed to Two Harbors. Two Harbors anticipates that the aggregate value of the securities of its TRSs will be less than 25% of the value of its total assets (including Two Harbors’ TRS securities). Furthermore, Two Harbors intends to monitor the value of its respective investments in its TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, it will review all of its transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that Two Harbors will be able to comply with the 25% limitation or to avoid application of the 100% excise tax discussed above.

Two Harbors may be required to report taxable income with respect to certain of its investments in excess of the economic income it ultimately realizes from them.

Two Harbors may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument accrues based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. In the case of residential mortgage loans, principal payments are ordinarily made monthly, and consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If Two Harbors collects less on a debt instrument than its purchase price plus the market discount it had previously reported as income, it may not be able to benefit from any offsetting loss deduction in a subsequent taxable year.

Similarly, some of the mortgage-backed securities that Two Harbors purchases will likely have been issued with OID. Two Harbors will be required to report such OID based on a constant yield method and income will accrue based on the assumption that all future projected payments due on such mortgage-backed securities will be made. If such mortgage-backed securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year in which uncollectibility is provable.

Finally, in the event that any debt instruments or mortgage-backed securities acquired by Two Harbors are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by Two Harbors encounters financial difficulty rendering it unable to pay stated interest as due, Two Harbors may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, Two Harbors may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while Two Harbors would in general ultimately have an offsetting loss deduction available to it when such interest was determined to be uncollectible, the utility of that deduction would depend on Two Harbors having taxable income in that later year or thereafter.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of Two Harbors’ shares or warrants.

The maximum U.S. federal income tax rate for certain qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 35% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including Two Harbors’ shares.

Two Harbors may be subject to adverse legislative or regulatory tax changes that could reduce the market price of its shares or warrants.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. Two Harbors cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. Two Harbors and its stockholders or warrantholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Your investment has various tax risks.

Although the provisions of the Code generally relevant to an investment in Two Harbors’ shares are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in Two Harbors’ shares.

Risks Related to the Securities of Two Harbors

Future issuances and sales of shares of Two Harbors’ common stock may depress the market price of Two Harbors’ common stock or warrants or have adverse consequences for Two Harbors’ stockholders or warrantholders.

Two Harbors’ charter provides that Two Harbors may issue up to 450,000,000 shares of common stock. As of November 9, 2009, 13,401,368 shares of common stock were issued and outstanding and 33,249,000 warrants to purchase up to 33,249,000 shares of common stock were issued and outstanding. Two Harbors’ 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. In connection with the closing of the merger with Capitol, Two Harbors granted 22,159 shares of restricted common stock to its independent directors pursuant to the 2009 equity incentive plan. The shares of restricted common stock granted to the independent directors will vest as follows: one-third on each of the date of grant, the second anniversary of the date of grant and the third anniversary of the date of grant, provided in each case such director is serving as a board member on the vesting date.

Two Harbors cannot predict the effect, if any, of future sales of its common stock, or the availability of shares for future sales, on the market price of its common stock or warrants. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for Two Harbors’ common stock or warrants.

Also, Two Harbors may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. Two Harbors is not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in Two Harbors.

Two Harbors has not established a minimum distribution payment level and Two Harbors cannot assure you of its ability to pay distributions in the future.

Two Harbors intends to pay quarterly distributions and to make distributions to its stockholders in an amount such that Two Harbors distributes all or substantially all of its REIT taxable income in each year, subject to certain adjustments. Two Harbors has not established a minimum distribution payment level and its ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made, subject to Maryland law, at the discretion of Two Harbors’ board of directors and will depend on Two Harbors’ earnings, its financial condition, any debt covenants, maintenance of its REIT qualification and other factors as its board of directors may deem relevant from time to time. Two Harbors believes that a change in any one of the following factors could adversely affect its results of operations and impair its ability to pay distributions to its stockholders:

•	the profitability of the assets acquired with the funds released from the trust account upon consummation of the merger with Capitol;

•	Two Harbors’ ability to make profitable acquisitions;

•	margin calls or other expenses that reduce Two Harbors’ cash flow;

•	defaults in Two Harbors’ asset portfolio or decreases in the value of its portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

Two Harbors cannot assure you that Two Harbors will achieve results that will allow Two Harbors to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of Two Harbors’ distributions may include a return in capital.

Your ability to exercise your warrants may be limited by the ownership limits contained in Two Harbors’ charter.

Your ability to exercise your warrants may be limited by the ownership limits contained in Two Harbors’ charter. In particular, to assist Two Harbors in qualifying as a REIT, ownership of shares of Two Harbors’ common stock by any person is limited under the charter, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock and 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock. Moreover, the terms of the warrants limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. In addition, Two Harbors’ charter contains various other restrictions limiting the ownership and transfer of Two Harbors’ common stock. As a result, you may not be able to exercise your warrants if such exercise would cause you to own shares of Two Harbors common stock in excess of these ownership limits.

You will not be able to exercise your warrants if an effective registration statement is not in place when you desire to do so.

No public warrant will be exercisable and Two Harbors will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such public warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, Two Harbors is required to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there can be no assurance that Two Harbors will be able to do so, and if it does not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. Additionally, Two Harbors will have no obligation to settle the warrants for cash or “net cash settle” any warrant exercise. Accordingly, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of Two Harbors shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable by a warrant holder and Two Harbors will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Two Harbors is currently listed on the NYSE Amex, which provides an exemption from registration in every state, and expects to become listed on the New York Stock Exchange, which would similarly provide an exemption from registration in every state. Accordingly, Two Harbors believes holders in every state will be able to exercise their warrants as long as its prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, there can be no assurance of this fact. If a warrant holder is unable to exercise his warrants in a particular state, he may be forced to sell his warrant and therefore lose the benefit of purchasing Two Harbors’ stock. Furthermore, the price he receives for his warrant may not equal the difference between the exercise price and the stock price.

Two Harbors’ warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market.

Outstanding redeemable warrants to purchase an aggregate of 26,249,000 shares of Two Harbors common stock (issued in connection with the conversion, pursuant to the merger, of the Capitol warrants issued in Capitol’s initial public offering) and warrants to purchase an aggregate of 7,000,000 shares of common stock (issued in connection with the conversion, pursuant to the merger, of the warrants sold to Capitol’s officers, directors and stockholders prior to Capitol’s initial public offering simultaneously with the consummation of such initial public offering) are currently exercisable at an exercise price of $11.00 per share. The warrant exercise price may be lowered under certain circumstances, including, among others, in the sole discretion of Two Harbors at any time prior to the expiration date of the warrants for a period of not less than 10 business days; provided, however, that any such reduction shall be identical in percentage terms among all of the warrants. These warrants likely will be exercised if the market price of the shares of Two Harbors common stock equals or exceeds the warrant exercise price. Therefore, as long as warrants remain outstanding, there will be a drag on any increase in the price of Two Harbors’ common stock in excess of the warrant exercise price. To the extent such warrants are exercised, additional shares of Two Harbors common stock will be issued, which would dilute the ownership of existing stockholders. Further, if these warrants are exercised at any time in the future at a price lower than the book value per share of Two Harbors’ common stock, existing stockholders could suffer substantial dilution of their investment, which dilution could increase in the event the warrant exercise price is lowered. Additionally, if Two Harbors were to lower the exercise price in the near future, the likelihood of this dilution could be accelerated.

The New York Stock Exchange may not list Two Harbors’ securities on its exchange, which could limit investors’ ability to make transactions in Two Harbors’ securities and subject Two Harbors to additional trading restrictions.

Two Harbors’ common stock and warrants are currently listed on the NYSE Amex. Two Harbors intends to apply to have its common stock and warrants listed on the New York Stock Exchange. Two Harbors will be required to meet the New York Stock Exchange’s initial listing requirements to be so listed. Two Harbors may not be able to meet those initial listing requirements. Even if Two Harbors’ securities are so listed on the

New York Stock Exchange or are not listed on the New York Stock Exchange but remain listed on the NYSE Amex, Two Harbors may be unable to maintain the listing of its securities on the NYSE Amex or the New York Stock Exchange in the future.

If the New York Stock Exchange does not list Two Harbors’ securities for trading on its exchange or if Two Harbors is unable to maintain the listing of its securities on the NYSE Amex or the New York Stock Exchange in the future, Two Harbors could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity with respect to its securities;

•

a determination that its shares of common stock are “penny stock,” which will require brokers trading in its shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the shares of common stock;

•	a limited amount of news and analyst coverage for Two Harbors; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Two Harbors’ stock or warrant price could fluctuate and could cause you to lose a significant part of your investment.

The market price of Two Harbors’ securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;

•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	general economic conditions;

•	changes in market valuations of similar companies;

•	terrorist acts;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of its common stock;

•	regulatory developments in the United States, foreign countries or both;

•	litigation involving Two Harbors, its subsidiaries or its general industry; and

•	additions or departures of key personnel at PRCM Advisers LLC or Pine River.

FORWARD-LOOKING STATEMENTS

Two Harbors believes that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

Two Harbors believes it is important to communicate its expectations to its security holders. However, there may be events in the future that Two Harbors is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Two Harbors in such forward-looking statements, including among other things:

•	the ability to have Two Harbors’ securities listed on the New York Stock Exchange;

•	the potential liquidity and trading of Two Harbors’ public securities;

•	Two Harbors’ operating results;

•	Two Harbors’ ability to obtain financing arrangements, including under temporary programs established or proposed to be established by the U.S. government;

•	general volatility of the securities markets in which Two Harbors invests;

•	availability of investment opportunities in mortgage-related, real estate related and other securities;

•	Two Harbors’ investments and the composition of its investment portfolio;

•	interest rate mismatches between Two Harbors’ target assets and any borrowings used to fund such investments;

•	changes in interest rates and the market value of Two Harbors’ target assets;

•	changes in prepayment rates on Two Harbors’ target assets;

•	effects of hedging instruments on Two Harbors’ target assets;

•	rates of default or decreased recovery rates on Two Harbors’ target assets;

•	the degree to which Two Harbors’ hedging strategies may or may not protect it from interest rate volatility;

•	the impact of changes in governmental regulations, tax law and rates, bankruptcy law, accounting rules and guidance and similar matters;

•	Two Harbors’ ability to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	Two Harbors’ ability to maintain its exemption from registration under the 1940 Act;

•	availability of qualified personnel, including the continuing availability of Pine River’s Fixed Income investment team to provide services to Two Harbors;

•	Two Harbors’ ability to make distributions to its stockholders in the future;

•	Two Harbors’ understanding of its competition; and

•	market trends in Two Harbors’ industry, interest rates, real estate values, the debt securities markets or the general economy.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Two Harbors undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Before you make an investment decision, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect Two Harbors.

USE OF PROCEEDS

Two Harbors will not receive any proceeds from the sale of the common stock and warrants by the selling security holders from time to time pursuant to this prospectus. Two Harbors has agreed, however, to pay expenses relating to the registration of the common stock and warrants under applicable securities laws.

INSTITUTIONAL TRADING OF TWO HARBORS’ COMMON STOCK AND WARRANTS

Prior to the consummation of the merger with Capitol on October 28, 2009, there had been no public trading market for Two Harbors’ common stock or warrants. Following the merger, Two Harbors’ common stock and warrants have been listed on the NYSE Amex under the symbols “TWO” and “TWO.WS,” respectively. Two Harbors intends to apply to have its common stock and warrants listed on the New York Stock Exchange under these symbols. The following table shows the high and low sales prices for Two Harbors’ common stock and warrants on the NYSE Amex for the period from October 29, 2009 to November 6, 2009:

	Common Stock		Warrants
	High	Low	High	Low
October 29, 2009 to November 6, 2009	$10.05	$9.09	$0.70	$0.58

As of November 9, 2009, 13,401,368 shares of common stock and 33,249,000 warrants were issued and outstanding.

DIVIDEND POLICY

Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If Two Harbors’ cash available for distribution is less than 90% of its REIT taxable income, Two Harbors could be required to sell assets or borrow funds to pay cash dividends or Two Harbors may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. In addition, prior to the time Two Harbors has fully used the funds released to it from Capitol’s trust account to acquire Two Harbors’ target assets, Two Harbors may fund quarterly dividends out of such funds. Two Harbors will generally not be required to pay dividends with respect to activities conducted through any domestic TRS. For more information, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Taxation of Two Harbors — General.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, Two Harbors intends to pay regular quarterly dividends of all or substantially all of its taxable income to holders of Two Harbors’ common stock out of assets legally available therefor. The timing and amount of any dividends Two Harbors pays to holders of its common stock will be at the discretion of Two Harbors’ board of directors and will depend upon various factors, including Two Harbors’ actual and projected results of operations, financial condition, liquidity and business, Two Harbors’ debt and preferred stock covenants, maintenance of Two Harbors’ REIT qualification, applicable provisions of the MGCL and such other factors as Two Harbors’ board of directors deems relevant. Two Harbors’ results of operations, financial condition, cash flows and liquidity will, in turn, be affected by various factors, including the net interest and other income from Two Harbors’ portfolio, its operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect Two Harbors’ results of operations, financial condition, cash flows, liquidity, business and prospects, see “Risk Factors.”

Two Harbors anticipates that its dividends generally will be taxable as ordinary income to Two Harbors’ stockholders, although a portion of the dividends may be designated by Two Harbors as qualified dividend income or capital gain or may constitute a return of capital. Two Harbors will furnish annually to each of its stockholders a statement setting forth dividends paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Two Harbors is providing the following summary historical financial information to assist you in your analysis of the offering covered by this prospectus.

Two Harbors’ balance sheet data as of June 30, 2009 are derived from Two Harbors’ audited balance sheet, which is included elsewhere in this prospectus.

Capitol’s balance sheet data as of December 31, 2008 and December 31, 2007 and statements of income data and cash flow data for the year ended December 31, 2008, and for the period from June 26, 2007 (inception) through December 31, 2007 and 2008 are derived from Capitol’s audited financial statements, which are included elsewhere in this prospectus. Capitol’s balance sheet data as of June 30, 2009 and statements of income data and cash flow data for the six months ended June 30, 2009 and 2008 are derived from Capitol’s unaudited financial statements, which are included elsewhere in this prospectus.

The information is only a summary and should be read in conjunction with each of Capitol’s and Two Harbors’ historical financial statements and related notes and “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Two Harbors.

Selected Historical Consolidated Financial Information — Two Harbors

June 30, 2009
Balance Sheet Data:
Total Assets	$1,001
Total Liabilities	$1
Total Stockholders’ Equity	$1,000
Net Asset Value Per Share	$1.00

Selected Historical Financial Information — Capitol

	For the Six Months Ended June 30,		For the Year Ended December 31, 2008	For the Period From June 26, 2007 (inception) through December 31, 2007
	2009	2008
	(Unaudited)
Income Statement Data:
Revenue	$—	$—	$—	$—
Loss from operations	(1,706,109)	(550,769)	(1,059,606)	(140,999)
Interest and dividend income	55,432	3,103,862	4,442,222	1,474,220
Net (loss) income attributable to common stockholders	$(1,472,041)	$1,682,795	$2,058,827	$714,573
Basic and diluted net (loss) income per share	$(0.06)	$0.07	$0.08	$0.06
Weighted average shares outstanding excluding shares subject to possible conversion — basic and diluted	24,936,558	24,936,558	24,936,558	11,602,789

	June 30, 2009	December 31, 2008	December 31, 2007
	(Unaudited)
Balance Sheet Data:
Working capital	$1,138,207	$2,769,263	$1,260,417
Cash held in Trust Account, restricted	$259,064,422	$259,084,043	$258,346,625
Total assets	$261,368,034	$262,095,130	$260,303,897
Total liabilities	$870,351	$193,555	$696,855
Value of common stock which may be redeemed for cash ($9.87, $9.87, and $9.84 per share, respectively)	$77,807,833	$77,739,684	$77,503,978
Stockholders’ equity	$182,689,850	$184,161,891	$182,103,064

	For the Six Months Ended June 30,		For the Year Ended December 31, 2008	For the Period From June 26, 2007 (inception) through December 31, 2007
	2009	2008
	(Unaudited)
Cash Flow Data:
Net cash (used in) provided by operating activities	$(759,967)	$995,881	$1,763,031	$1,389,340
Net cash (used in) provided by investing activities	$(107,002)	$196,584	$554,148	$(259,820,845)
Net cash (used in) provided by financing activities	$—	$—	$(511)	$258,892,980
Net (decrease) increase in cash	$(866,969)	$1,192,465	$2,316,668	$461,475

SELECTED HISTORICAL UNAUDITED PRO-FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009, statement of operations for the year ended December 31, 2008 and balance sheet at June 30, 2009 are based on the historical financial statements of Capitol and Two Harbors after giving effect to the merger with Capitol.

The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008 give pro forma effect to the merger as if it had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes that the merger was effective on June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Capitol’s unaudited condensed financial statements for the six months ended June 30, 2009, and the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Capitol’s audited financial statements for the year ended December 31, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Capitol’s unaudited condensed financial statements and Two Harbors’ audited financial statements as of June 30, 2009.

The merger is accounted for as an acquisition by Capitol under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”) for accounting purposes. The determination was primarily based upon Capitol having all of the ownership of the newly merged entity. The acquisition has not changed the control of Capitol; therefore, Capitol’s balance sheet accounts are reflected at their historical carryover basis. Two Harbors’ balance sheet accounts are recorded at estimated fair value which approximates their carrying value.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to such statements, each of Two Harbors’ and Capitol’s historical financial statements and the accompanying notes thereto and the section entitled “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended December 31, 2008

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp	Pro Forma Adjustments	Combined Pro Forma
Revenue	$—	—	$—		$—
General and administrative expenses	1,059,606	—	1,869,510	F	5,754,116
			625,000	G
			2,200,000	H

Loss from operations	(1,059,606)	—	(4,694,510)		(5,754,116)
Interest and dividend Income	4,442,222	—	(2,253,246)	L	2,188,976

(Loss) income before benefit from (provision for) income taxes	3,382,616	—	(6,947,756)		(3,565,140)
Benefit from (provision for) income taxes	(1,088,083)	—	1,088,083	I	—

Net (loss) income	2,294,533	—	(5,859,673)		(3,565,140)
Accretion of Trust Account income relating to common stock subject to possible conversion	(235,706)	—	235,706	K	—

Net (loss) income attributable to other common shareholders	$2,058,827	—	$(5,623,967)		$(3,565,140)

Weighted average number of common shares outstanding. Excluding shares subject to possible conversions — basic and diluted	24,936,558	1,001		J	13,401,368

Basic and diluted net (loss) income per share attributable to other common stockholders	$0.08	—			$(0.27)

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Six Months Ended June 30, 2009

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Pro Forma Adjustments	Combined Pro Forma
Revenue	$—	—	$—		$—
General and administrative expenses	1,706,109	—	934,755	F	4,053,364
			312,500	G
			1,100,000	H

Loss from operations	(1,706,109)	—	(2,347,255)		(4,053,364)
Interest and dividend Income	55,432	—	(28,200)	L	27,232

(Loss) income before benefit from (provision for) income taxes	(1,650,677)	—	(2,375,455)		(4,026,132)
Benefit from (provision for) income taxes	246,785	—	(246,785)	I	—

Net (loss) income	(1,403,892)	—	(2,622,240)		(4,026,132)
Accretion of Trust Account income relating to common stock subject to possible conversion	(68,149)	—	68,149	K	—

Net (loss) income attributable to other common shareholders	$(1,472,041)	—	$(2,554,091)		$(4,026,132)

Weighted average number of common shares outstanding. Excluding shares subject to possible conversions — basic and diluted	24,936,558	1,001		J	13,401,368

Basic and diluted net (loss) income per share attributable to other common stockholders	$(0.06)	—			$(0.30)

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Balance Sheet

At June 30, 2009

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Pro Forma Adjustments	Combined Pro Forma
ASSETS
Current assets:
Cash	$1,911,174	1,000	$259,078,645	A	$127,304,410
			(5,529,951)	B
			(127,024,837)	D
			(1,131,621)	M
Cash held in Trust Account, interest and dividend income available for taxes	14,223		(14,223)	A	0
Other assets	83,161		(83,161)	M	0

Total current assets	2,008,558	1,000	125,294,852		127,304,410

Long term investments		1			1
Trust Account, Restricted
Cash held in Trust Account, restricted	259,064,422		(259,064,422)	A	0
Prepaid income taxes	295,054				295,054

Total assets	$261,368,034	1,001	$(133,769,570)		$127,599,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$870,351	1	$2,965,470	B	$2,965,471
			(870,351)	M

Total liabilities	870,351	1	2,095,119		2,965,471

Common stock, subject to possible conversion, 7,874,699 share at conversion value	77,807,833		(77,807,833)	C	0

Commitments and contingencies					0

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding Common stock — Capitol Acquisition Corp.	2,494		131	C	0
			(2,625)	E
Common Stock — Two Harbors Investment Corp.		10	2,625	E	1,340
			(1,285)	D
			(10)	E
Additional paid-in capital	181,082,142	990	77,807,702	C	131,867,292
			(127,023,552)	D
			10	E
Retained earnings (deficit)	1,605,214		(8,495,421)	B	(7,234,638)
			(344,431)	M

Total stockholders’ equity	182,689,850	1,000	(58,056,856)		124,633,994

Total liabilities and stockholders’ equity	$261,368,034	1,001	$(133,769,570)		$127,599,465

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

1. Description of the Acquisition and Basis of Presentation

The Merger

On June 11, 2009, Capitol, Two Harbors, Two Harbors Merger Corp., a wholly-owned subsidiary of Two Harbors, and Pine River entered into a merger agreement, which, among other things, provided for the merger of Two Harbors Merger Corp. with and into Capitol, with Capitol being the surviving entity and becoming a wholly-owned subsidiary of Two Harbors.

Capitol was formed on June 26, 2007 as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. On November 14, 2007, Capitol consummated its initial public offering of units, each consisting of one share and one warrant to purchase one share of common stock, and deposited $258,346,625 into a trust account, with such funds to be held in trust until the earlier of the completion of Capitol’s initial business combination and Capitol’s liquidation. Two Harbors was formed solely to complete the business combination with Capitol and, prior to such time, had no material assets or liabilities.

On October 26, 2009, Capitol’s stockholders approved the proposed merger transaction with Two Harbors, and the transaction closed on October 28, 2009. In connection with the closing, Capitol’s outstanding common stock and warrants were converted into like securities of Two Harbors, on a one-to-one basis. The holders of Capitol’s common stock and warrants became holders of the securities of Two Harbors after the merger in the same proportion as their holdings in Capitol immediately before the merger, except as (i) increased by (A) the cancellation of 6,562,257 shares of Capitol common stock (the “Founders’ Shares”) held by certain of Capitol’s directors, officers and security holders (the “Capitol Founders”), (B) conversion of 6,875,130 shares of Capitol common stock sold in Capitol’s initial public offering (“Public Shares”) by holders thereof who exercised their conversion rights to have their shares converted from the funds held in the trust account into $9.87 per share and (C) the purchase of 5,994,661 Public Shares pursuant to forward sales agreements that provided for Capitol to purchase such shares after the closing of the merger at a price of $9.87 per share and (ii) decreased by the issuance of 22,159 shares of restricted stock to Two Harbors’ independent directors at the closing. In addition, in connection with the closing, Two Harbors entered into a supplement and amendment to the warrant agreement that governs the warrants, the terms of which, among other things, (i) increased the exercise price of the warrants from $7.50 per share to $11.00 per share, (ii) extended the expiration date of the warrants from November 7, 2012 to November 7, 2013 and (iii) limited a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock.

At the closing, after deducting transaction costs and expenses and payments to Capitol stockholders, Two Harbors had approximately $124 million in cash available to fund investments and operations, and a book value of approximately $9.30 per share.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Two Harbors’ and Capitol’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the merger actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements—(Continued)

2. Pro Forma Adjustments and Assumptions

A)	Reflects the release of $259.1 million of cash and cash equivalent investments held in Capitol’s trust account available for transaction consideration, transaction costs, share repurchase, and the operating activities of Two Harbors following the merger.

B)	Reflects the payment of $5.5 million by Capitol and accrual of $3.0 million by Two Harbors related to transaction costs incurred and payable upon the closing of the merger, as follows:

	Two Harbors Investment Corp.	Capitol Acquisition Corp.		Total
Accounting, legal and financial advisory fees(1)	$2,849,470	$1,420,931		$4,270,401
Underwriting fees	—	3,500,000		3,500,000
Other	116,000	609,020	(2)	725,020

Total	$2,965,470	$5,529,951		$8,495,421

(1)	Certain fees payable pursuant to underwriting, legal and financial advisory arrangements entered into by Capitol and Two Harbors were deferred in lieu of certain rights to participate in future securities offerings by Two Harbors. These fees remain contingent on a future securities offering and are not recognized as a liability in the pro forma financial statements.
(2)	No aggregator costs were incurred in completing the merger.

C)	Reflects the cancellation of the Founders’ Shares by Capitol Founders and the reclassification of common stock subject to conversion to equity.

D)	Reflects the reduction of cash, common stock and additional paid-in capital for the conversion of Capitol’s Public Shares into their pro rata share of the funds in the trust account or purchase of Public Shares pursuant to forward sales agreements. This amount, which immediately prior to the merger was being held in the trust account, represents the value of 12,869,791 shares of common stock (49.0% of the Public Shares) at a value of $9.87 per share, the per share conversion price at the time of the merger.

E)	Reflects, upon consummation of the merger, Capitol’s outstanding common stock converted into like securities of Two Harbors, on a one-to-one basis. The holders of Capitol’s common stock became holders of the securities of Two Harbors after the merger in the same proportion as their pre-merger holdings in Capitol. The original Two Harbors’ shares issued to Pine River in connection with Two Harbors’ incorporation were surrendered.

Two Harbors has assumed that no warrants would be exercised immediately following the consummation of the merger because the book value per share of Two Harbors’ common stock was below the amended strike price of the warrants. Accordingly, the unaudited pro forma condensed combined financial statements do not reflect the modification of the warrants. The increase in the exercise price and the extended expiration date of the warrants would not result in any incremental fair value adjustment as a result of the modification of the warrants.

F)	Reflects the management fees incurred for the period to PRCM Advisers LLC for its investment management services based on 1.5% of the net equity of Two Harbors pro forma balance sheet of $124,633,994.

G)	Reflects the annual director fees ($150,000 per director plus an additional $25,000 to the audit committee chair) incurred during the period to four external members of the board of directors.

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements—(Continued)

H)	Reflects estimated recurring annual direct operating expenses Two Harbors will incur as a public company, including audit, tax, insurance, legal, consulting, printer and exchange fees and certain reimbursable operating expenses of PRCM Advisers LLC.

I)	Reflects the elimination of income tax as the result of the merger because Two Harbors will make an election to be treated as a REIT, and therefore will not be subject to income taxes.

J)	Pro forma earnings per share (EPS), basic and diluted, are based on the weighted average number of shares of common stock outstanding subsequent to the completion of the merger. Two Harbors has assumed that no warrants would be exercised immediately following the consummation of the merger because the book value per share of Two Harbors’ common stock was below the amended strike price of the warrants and the warrants would also be anti dilutive.

A reconciliation of the weighted average shares outstanding is as follows:

Capitol’s weighted average common shares outstanding	24,936,558
Capitol’s common shares subject to possible conversion	7,874,699
Cancellation of Capitol Founders’ Shares	(6,562,257)

Pro forma weighted average shares outstanding assuming no conversions by Capitol stockholders or sales of shares pursuant to forward sale agreements	26,249,000
Common shares converted by Capitol stockholders	(6,875,130)

Common shares sold to Capitol as part of forward sale agreements	(5,994,661)

Common shares subject to certain restrictions granted to independent directors pursuant to the 2009 equity incentive plan	22,159

Pro forma weighted average shares outstanding	13,401,368

K)	Reflects the reversal of Accretion of Trust Account income as a result of the merger.

L)	Reflects the reduction of interest and dividend income for the completed size of the transaction assuming the same rate of return on available cash balances.

M)	Reflects the settlement of Capitol’s outstanding accounts payable at June 30, 2009 and subsequent operating costs. For the purposes of the pro forma, these items have been reflected to depict the cash received upon the consolidation of Capitol after completion of the merger.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes of Two Harbors appearing elsewhere in this prospectus.

Overview

Two Harbors is a recently formed REIT that focuses on investing in, financing and managing RMBS.

Two Harbors’ objective is to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors seeks to invest in the following asset classes:

•	Agency RMBS.

•	Non-Agency RMBS.

•	Assets other than RMBS, comprising approximately 5% to 10% of the portfolio.

Two Harbors is externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River. Two Harbors expects to deploy moderate leverage as part of its investment strategy, through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements, and with respect to non-Agency RMBS, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing, if such financing becomes available.

Two Harbors is a Maryland corporation that commenced operations upon completion of the merger with Capitol on October 28, 2009. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Factors Impacting Two Harbors’ Operating Results

Two Harbors expects that the results of its operations will be affected by a number of factors and will depend on, among other things, the level of Two Harbors’ net interest income and the market value of Two Harbors’ assets. Two Harbors’ net interest income will include income from its RMBS and mortgage portfolios and will reflect the amortization of purchase premiums and accretion of purchase discounts. Net interest income will vary primarily as a result of changes in market interest rates, Two Harbors’ financing costs, and prepayment speeds on Two Harbors’ assets. Interest rates, financing costs and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Two Harbors’ operating results may also be affected by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are included in Two Harbors’ non-Agency RMBS.

Changes in Market Value of Two Harbors’ Assets. Two Harbors’ business strategy is to hold its target assets as long-term investments. As such, Two Harbors expects that its RMBS will be carried at their fair value, as available-for-sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt or Equity Securities” (“SFAS 115”), with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, Two Harbors does not expect that changes in the market value of the assets will normally impact Two Harbors’ operating results. However, at least on a quarterly basis, Two Harbors will assess both Two Harbors’ ability and intent to continue to hold its assets as long-term investments. As part of this process, Two Harbors will monitor Two Harbors’ target assets for other-than-temporary impairment. A change in Two Harbors’ ability and/or intent to continue to hold any of its investment securities could result in Two Harbors’ recognizing an impairment charge or realizing losses upon the sale of such securities.

Changes in Market Interest Rates. With respect to Two Harbors’ proposed business operations, increases in interest rates, in general, may over time cause:

•	the interest expense associated with Two Harbors’ borrowings to increase;

•	the value of Two Harbors’ fixed-rate RMBS portfolio to decline;

•	coupons on Two Harbors’ adjustable-rate and hybrid RMBS to reset, although on a delayed basis, to higher interest rates;

•	prepayments on Two Harbors’ RMBS portfolio to slow, thereby slowing the amortization of Two Harbors’ purchase premiums and the accretion of Two Harbors’ purchase discounts; and

•	to the extent Two Harbors enters into interest rate swap agreements as part of Two Harbors’ hedging strategy, the value of these agreements to increase.

Conversely, decreases in interest rates, in general, may over time cause:

•	prepayments on Two Harbors’ RMBS portfolio to increase, thereby accelerating the amortization of Two Harbors’ purchase premiums and the accretion of Two Harbors’ purchase discounts;

•	the interest expense associated with Two Harbors’ borrowings to decrease;

•	the value of Two Harbors’ fixed-rate RMBS portfolio to increase;

•	to the extent Two Harbors enters into interest rate swap agreements as part of Two Harbors’ hedging strategy, the value of these agreements to decrease, and

•	coupons on Two Harbors’ adjustable-rate and hybrid RMBS assets to reset, although on a delayed basis, to lower interest rates.

Because changes in interest rates may significantly affect Two Harbors’ activities, Two Harbors’ operating results depend, in large part, upon Two Harbors’ ability to effectively manage interest rate risks and prepayment risks while maintaining its qualification as a REIT.

Prepayment Speeds. Prepayment speeds may be affected by a number of factors including the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, the amount remaining on the loan, the age of the homeowner, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors. Two Harbors expects that, over time, its adjustable-rate and hybrid RMBS will experience higher prepayment rates than fixed-rate RMBS, because Two Harbors believes that homeowners with adjustable-rate and hybrid mortgage loans exhibit more rapid housing turnover levels or refinancing activity compared to fixed-rate borrowers.

Credit Risk. Although Two Harbors does not expect to encounter credit risk in its Agency RMBS, Two Harbors does expect to be subject to varying degrees of credit risk in connection with non-Agency RMBS and other target assets. Two Harbors will seek to manage this risk through its pre-acquisition due diligence process, and with respect to any particular target asset, PRCM Advisers LLC’s investment team will evaluate relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral. Nevertheless, unanticipated credit losses could occur which could adversely impact Two Harbors’ operating results.

Size of Portfolio; Leverage. The size of Two Harbors’ portfolio of assets, as measured by the aggregate principal balance of Two Harbors’ mortgage-related securities and the other assets Two Harbors owns, is also a key revenue driver. Two Harbors may employ moderate leverage to increase the size of its investment portfolio, where it believes it can improve risk-adjusted returns to investors. Generally, as the size of Two Harbors’ portfolio grows, the amount of interest income Two Harbors receives increases. To the extent Two Harbors employs leverage to increase the size of the portfolio, its interest expenses will also increase. A larger portfolio may also result in increased operating expenses, although Two Harbors expects to achieve economies of scale with respect to operating expenses.

Spreads on RMBS. The spread between the yield on Two Harbors’ assets and its funding costs will affect the performance of Two Harbors’ business. The spread between U.S. Treasuries and RMBS has recently been volatile. Wider spreads imply greater income on new asset purchases but may have a negative impact on Two Harbors’ stated book value. Wider spreads may also negatively impact asset prices. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require Two Harbors to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on Two Harbors’ stated book value. Tighter spreads may have a positive impact on asset prices. In this case, Two Harbors may be able to reduce the amount of collateral required to secure borrowings.

Extension Risk. PRCM Advisers LLC will compute the projected weighted-average life of Two Harbors’ assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when Two Harbors acquires a fixed-rate, adjustable rate or hybrid RMBS, Two Harbors may, but is not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes Two Harbors’ borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect Two Harbors from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets. However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on Two Harbors’ results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the adjustable rate or hybrid RMBS would remain fixed. This situation may also cause the market value of Two Harbors’ adjustable rate or hybrid RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, Two Harbors may be forced to sell assets to maintain adequate liquidity, which could cause Two Harbors to incur losses.

Market Conditions. Two Harbors believes that its target assets present attractive risk-adjusted return profiles. Since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and the sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several traditional providers of capital have left the market, resulting in a significant contraction in market liquidity for mortgage-related assets. Fannie Mae and Freddie Mac, historically the overseers of relative value in the RMBS markets, are constrained from participating in the current price discrepancies because of their weakened financial condition. The capital bases of other traditional market participants such as proprietary trading desks and hedge funds have been reduced, and there has been continued forced selling by those participants that remain. These circumstances have created the opportunity to acquire RMBS assets at lower values and higher yield compared to prior periods.

Two Harbors believes that market conditions will continue to affect its operating results and will cause it to adjust its acquisition and financing strategies over time as new opportunities emerge and risk profiles of Two Harbors’ business change.

Critical Accounting Policies and Use of Estimates

Two Harbors’ financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that

Two Harbors will apply based on its expected initial operations. Two Harbors’ most critical accounting policies will involve decisions and assessments that could affect Two Harbors’ reported assets and liabilities, as well as Two Harbors’ reported revenues and expenses. Two Harbors believes that all of the decisions and assessments upon which Two Harbors’ financial statements will be based will be reasonable at the time made and based upon information available to Two Harbors at that time. Two Harbors’ critical accounting policies and accounting estimates will be expanded over time as Two Harbors fully implements its strategy. Those material accounting policies and estimates that Two Harbors initially expects to be most critical to an investor’s understanding of Two Harbors’ financial results and condition and require complex management judgment are discussed below.

Classification of Investment Securities and Valuations of Financial Instruments

Two Harbors’ RMBS investments are expected to initially consist primarily of Agency RMBS and non-Agency RMBS that Two Harbors will classify as either available-for-sale or held-to-maturity. As such, Two Harbors expects that its RMBS classified as available-for-sale will be carried at their fair value in accordance with SFAS 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. Two Harbors does not intend to hold any of its investment securities for trading purposes; however, if Two Harbors’ securities were classified as trading securities, there could be substantially greater volatility in Two Harbors’ earnings, as changes in the fair value of securities classified as trading are recorded through earnings.

When the estimated fair value of an available-for-sale security is less than amortized cost, Two Harbors will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) Two Harbors’ intent and ability to retain its investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if Two Harbors has the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Any changes to the Two Harbors’ valuation methodology due to recent accounting pronouncements will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, Two Harbors will continue to refine its valuation methodologies. The methods used by Two Harbors may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while Two Harbors anticipates that its valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Two Harbors will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Interest Income Recognition

Two Harbors expects that interest income on its Agency RMBS and non-Agency RMBS will be accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts will be amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments.

Two Harbors expects that interest income on its securities rated below AAA, including unrated securities, will be recognized in accordance with estimated cash flows. Cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. Two Harbors will review and, if appropriate, make adjustments to its cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and Two Harbors’ judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For pools of whole loans purchased at a discount, Two Harbors will account for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. Two Harbors will limit the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. The excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Derivative Financial Instruments and Hedging Activities

Two Harbors will apply the provisions of ASC 815, Derivatives and Hedging, which requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, Two Harbors may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing Two Harbors’ interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. Two Harbors will rely on quotations from a third party to determine these fair values. If Two Harbors’ hedging activities do not achieve their desired results, Two Harbors’ reported earnings may be adversely affected.

Manager Compensation

The management agreement provides for the payment of a management fee to PRCM Advisers LLC. The management fee is accrued and expensed during the period for which it is calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see “Management of Two Harbors — Management Agreement with PRCM Advisers LLC — PRCM Advisers LLC Management Fees, Expense Reimbursements and Termination Fee.”

Income Taxes

Two Harbors’ financial results are generally not expected to reflect provisions for current or deferred income taxes. Two Harbors believes that Two Harbors will operate in a manner that will allow it to qualify for taxation as a REIT. As a result of Two Harbors’ expected REIT qualification, Two Harbors does not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If Two Harbors were to fail to meet the REIT requirements, Two Harbors would be subject to U.S. federal, state and local income taxes.

Recent Accounting Pronouncements

General Principles

Generally Accepted Accounting Principles (ASC 105). In June 2009, the FASB issued The Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Codification) (the “Codification”) which revises the framework for selecting the accounting principles to be used in the preparation of financial statements that are presented in conformity with GAAP. The objective of the Codification is to establish the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB. The Codification will be effective for Two Harbors’ September 30, 2009 financial statements. In adopting the Codification, all non-grandfathered, non-SEC accounting literature not included in the Codification is superseded and deemed non-authoritative. The Codification will require any references within Two Harbors’ consolidated financial statements to be modified from FASB issues to ASC. However, in accordance with the FASB Accounting Standards Codification Notice to Constituents (v 2.0), Two Harbors will not reference specific sections of the ASC but will use broad topic references.

Two Harbors’ recent accounting pronouncements section has been reformatted to reflect the same organizational structure as the ASC. Broad topic references will be updated with pending content as they are released.

Assets

Investments in Debt and Equity Securities (ASC 320). New guidance was provided to make impairment guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments (“OTTI”) on debt and equity securities in financial statements. This guidance was also the result of the SEC mark-to-market study mandated under the EESA. The SEC’s recommendation was to “evaluate the need for modifications (or the elimination) of current OTTI guidance to provide for a more uniform system of impairment testing standards for financial instruments.” The guidance revises the OTTI evaluation methodology. Previously the analytical focus was on whether the company had the “intent and ability to retain its investment in the debt security for a period of time sufficient to allow for any anticipated recovery in fair value.” Now the focus is on whether the company (1) has the intent to sell the investment securities, (2) is more likely than not to be required to sell the investment securities before recovery, or (3) does not expect to recover the entire amortized cost basis of the investment securities. Further, the security is analyzed for credit loss, (the difference between the present value of cash flows expected to be collected and the amortized cost basis). The credit loss, if any, will then be recognized in the statement of operations, while the balance of impairment related to other factors will be recognized in other comprehensive income.

Broad Transactions

Derivatives and Hedging (ASC 815). Effective January 1, 2009, the FASB issued additional guidance attempting to improve the transparency of financial reporting by mandating the provision of additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. This guidance changed the disclosure requirements for derivative instruments and hedging activities by requiring enhanced disclosure about (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. To adhere to this guidance, qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts, gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements must be made. This disclosure framework is intended to better convey the purpose of derivative use in terms of the risks that an entity is intending to manage.

Fair Value Measurements and Disclosures (ASC 820). In response to the deterioration of the credit markets, the FASB issued guidance clarifying how fair value measurements should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data do not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. The guidance was effective upon issuance including with respect to prior periods for which financial statements had not been issued.

In October 2008 the EESA was signed into law. Section 133 of the EESA mandated that the SEC conduct a study on mark-to-market accounting standards. The SEC provided its study to the U.S. Congress on December 30, 2008. Part of the recommendations within the study indicated that “fair value requirements should be improved through development of application and best practices guidance for determining fair value in illiquid or inactive markets.” As a result of this study and the recommendations therein, on April 9, 2009, the FASB issued additional guidance for determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). The guidance gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. Two Harbors does not foresee this guidance having a material impact on the manner in which Two Harbors expects to estimate fair value.

In August 2009, the FASB provided further guidance regarding the fair value measurement of liabilities. The guidance states that a quoted price for the identical liability when traded as an asset in an active market is a Level 1 fair value measurement. If the value must be adjusted for factors specific to the liability, then the adjustment to the quoted price of the asset shall render the fair value measurement of the liability a lower level measurement.

Financial Instruments (ASC 820-10-50). On April 9, 2009, the FASB issued guidance which requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. The effective date of this guidance is for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009.

Subsequent Events (ASC 855). ASC 855 provides general standards governing accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 also provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions occurring after the balance sheet date.

Transfers and Servicing (ASC 860-10-50). In February 2008, the FASB issued guidance addressing whether transactions where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions, or are required to be considered “linked” transactions and may be considered derivatives. This guidance requires purchases and subsequent financing through repurchase agreements to be considered linked transactions unless all of the following conditions apply: (1) the initial purchase and the use of repurchase agreements to finance the purchase are not contractually contingent upon each other; (2) the repurchase financing entered into between the parties provides full recourse to the transferee and the repurchase price is fixed; (3) the financial assets are readily obtainable in the market; and (4) the financial instrument and the repurchase agreement are not coterminous. This guidance is effective for fiscal years beginning after November 2008. The accounting standards governing the transfer and servicing of financial assets were amended in June 2009, effective beginning January 1, 2010. Two Harbors is currently assessing the effect the new standard will have on its financial statements.

Results of Operations

As of the date of this prospectus, Two Harbors has had limited operations. Two Harbors commenced operations following the consummation of its merger with Capitol and the subsequent release of funds from Capitol’s trust account to Two Harbors. Two Harbors is not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity is a measure of Two Harbors’ ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain Two Harbors’ assets and operations, make distributions to Two Harbors’ stockholders and other general business needs. Two Harbors will require significant cash to purchase Two Harbors’ target assets, repay principal and interest on Two Harbors’ borrowings, make distributions to Two Harbors’ stockholders and fund Two Harbors’ operations. Two Harbors’ primary sources of cash consist of the approximately $124 million in cash available to fund investments and operations that was released to it from Capitol’s trust account, payments of principal and interest Two Harbors receives on its portfolio of assets, cash generated from Two Harbors’ operating results, unused borrowing capacity under Two Harbors’ financing sources and proceeds that may be received from the exercise of Two Harbors’ warrants (other than the Sponsors’ Warrants). Two Harbors’ primary sources of financing are expected to be through repurchase agreements, but Two Harbors’ financing sources may also include credit facilities (including term loans and revolving facilities). Two Harbors plans to finance its assets with a moderate amount of leverage, the level of which may vary based upon the particular characteristics of Two Harbors’ portfolio and on market conditions. Two Harbors may deploy, on a debt-to-equity basis, up to seven to 10 times leverage on Two Harbors’ Agency RMBS assets. Two Harbors does not expect under current market conditions to deploy leverage on its non-Agency RMBS assets, except in conjunction with financings that may be available under programs established by the U.S. government. However, as of the date hereof, the government has suspended its former plans to expand the TALF program to include RMBS and the PPIP’s Legacy Loans Program is not currently available to Two Harbors at this time. As a result, there is considerable uncertainty as to whether Two Harbors will ultimately be able to access government financing. Two Harbors may also raise capital by issuing unsecured debt or shares of preferred or common stock. Credit Suisse Securities (USA) LLC and the underwriters in Capitol’s initial public offering have certain rights to participate in future securities offerings by Two Harbors.

Under Two Harbors’ repurchase agreements, Two Harbors is required to pledge additional assets as collateral to Two Harbors’ repurchase agreement counterparties (lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Margin calls result from a decline in the value of Two Harbors’ assets collateralizing the repurchase agreements, generally following the monthly principal reduction of such investments due to scheduled amortization and prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, Two Harbors may pledge additional securities or cash. At maturity, any cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of Two Harbors’ assets suddenly decrease, significant margin calls on Two Harbors’ repurchase agreements could result, causing an adverse change in Two Harbors’ liquidity position.

While Two Harbors generally intends to hold its target assets as long-term investments, certain of Two Harbors’ investment securities may be sold in order to manage Two Harbors’ interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of investment securities, if any, cannot be predicted with any certainty. Because Two Harbors’ investment securities are generally financed with repurchase agreements, and may be financed with credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government, a significant portion of the proceeds from sales of Two Harbors’ investment securities (if any), prepayments and scheduled amortization will be used to repay balances under these financing sources.

Contractual Obligations and Commitments

Two Harbors currently has four master repurchase agreements in place with four counterparties and expects additional master repurchase agreements will be executed. Two Harbors has entered into a management agreement with PRCM Advisers LLC, pursuant to which PRCM Advisers LLC is entitled to receive a management fee and the reimbursement of certain expenses from Two Harbors. See “Management of Two Harbors — Management Agreement with PRCM Advisers LLC — PRCM Advisers LLC’s Management Fees, Expense Reimbursements and Termination Fee.”

PRCM Advisers LLC uses the proceeds from its management fee in part to pay compensation to its and Pine River’s officers and personnel who, notwithstanding that certain of them also are Two Harbors’ officers, receive no cash compensation directly from Two Harbors. Further, although Two Harbors generally has no obligation to reimburse PRCM Advisers LLC for the salary, bonus, benefit and other compensation costs of the personnel of PRCM Advisers LLC and its affiliates who provide services to Two Harbors under the management agreement, Two Harbors reimburses PRCM Advisers LLC for (i) Two Harbors’ allocable share of the compensation paid by PRCM Advisers LLC to its personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by PRCM Advisers LLC as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors, and (ii) any amounts for personnel of PRCM Advisers LLC’s affiliates arising under the shared facilities and services agreement described elsewhere in this prospectus.

Two Harbors expects to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount Two Harbors could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

Two Harbors does not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, Two Harbors has not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

Two Harbors intends to pay regular quarterly dividends to holders of its common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Subject to the requirements of the MGCL, Two Harbors intends to pay regular quarterly dividends to its stockholders in an amount equal to Two Harbors’ net taxable income, if and to the extent authorized by Two Harbors’ board of directors. Before Two Harbors pays any dividend, whether for U.S. federal income tax purposes or otherwise, Two Harbors must first meet both its operating requirements and debt service on its repurchase agreements and other debt payable. If Two Harbors’ cash available for distribution is less than Two Harbors’ net taxable income, Two Harbors could be required to sell assets or borrow funds to pay cash dividends or Two Harbors may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. In addition, prior to the time Two Harbors has fully used the funds released to it from Capitol’s trust account to acquire Two Harbors’ target assets, Two Harbors may fund quarterly dividends out of such funds.

Inflation

Virtually all of Two Harbors’ assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence Two Harbors’ performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Two Harbors’ financial statements are prepared in accordance with GAAP and Two Harbors’ distributions will be determined by its board of directors consistent with Two Harbors’ obligation to distribute to its stockholders at least 90% of Two Harbors’ REIT taxable income on an annual basis in order to maintain Two Harbors’ REIT qualification; in each case, Two Harbors’ activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

Two Harbors seeks to manage its risks related to the credit quality of Two Harbors’ assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of Two Harbors’ capital stock. While Two Harbors does not seek to avoid risk completely, Two Harbors believes that risk can be quantified from historical experience and seeks to actively manage its risk levels in order to earn sufficient compensation to justify the risks it undertakes and to maintain capital levels consistent with taking such risks.

Credit Risk

Two Harbors believes that its investment strategy will generally keep its credit losses and financing costs low to moderate. However, it retains the risk of potential credit losses on all of the mortgage loans, as well as the loans underlying the non-Agency RMBS it holds. For a detailed discussion of how Two Harbors intends to manage its credit risk see “Business of Two Harbors — Risk Management — Credit Risk.”

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond Two Harbors’ control. Two Harbors will be subject to interest rate risk in connection with its assets and related financing obligations. In general, Two Harbors finances the acquisition of its target assets through financings in the form of repurchase agreements, and may also use credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government. Subject to maintaining its qualification as a REIT, Two Harbors may engage in a variety of interest rate management techniques that seek to mitigate the influence of interest rate changes on the values of Two Harbors’ assets. For a detailed discussion on how Two Harbors intends to manage its interest rate risk see “Business of Two Harbors — Risk Management — Interest Rate Hedging.”

Interest Rate Effect on Net Interest Income

Two Harbors’ operating results depend in large part on differences between the income earned on its assets and its cost of borrowing and hedging activities. The cost of Two Harbors’ borrowings are generally based on prevailing market interest rates. During a period of rising interest rates, Two Harbors’ borrowing costs generally will increase (1) while the yields earned on its leveraged fixed-rate RMBS will remain static and (2) at a faster pace than the yields earned on its leveraged adjustable-rate and hybrid RMBS, which could result in a decline in Two Harbors’ net interest spread and net interest margin. The severity of any such decline would depend on Two Harbors’ asset/liability composition at the time, as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of Two Harbors’ target assets. If any of these events happen, Two Harbors could experience a decrease in net income or incur a net loss during these periods, which could adversely affect Two Harbors’ liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of Two Harbors’ target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies Two Harbors may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Two Harbors acquires adjustable-rate and hybrid RMBS. These are assets in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, Two Harbors’ borrowing costs pursuant to Two Harbors’ financing agreements are not subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on Two Harbors’ borrowings could increase without limitation by caps, while the interest-rate yields on Two Harbors’ adjustable-rate and hybrid RMBS would effectively be limited. This issue will be magnified to the extent Two Harbors acquires adjustable-rate and hybrid RMBS that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid RMBS may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in Two Harbors’ receipt of less cash income on such assets than Two Harbors would need to pay the interest cost on Two Harbors’ related borrowings. These factors could lower Two Harbors’ net interest income or cause a net loss during periods of rising interest rates, which would harm Two Harbors’ financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

Two Harbors may fund a portion of its acquisition of adjustable-rate and hybrid RMBS assets with borrowings that are based on the London Interbank Offered Rate (“LIBOR”), while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury (“CMT”) index, the Monthly Treasury Average (“MTA”) index or the 11th District Cost of Funds Index (“COFI”). Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in Two Harbors’ borrowing costs that is not matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect Two Harbors’ profitability, which may negatively impact distributions to Two Harbors’ stockholders. To mitigate interest rate mismatches, Two Harbors may utilize the hedging strategies discussed above.

Two Harbors’ analysis of risks is based on PRCM Advisers LLC and its affiliates’ experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by PRCM Advisers LLC may produce results that differ significantly from the estimates and assumptions used in Two Harbors’ models and the projected results shown in this prospectus.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As Two Harbors receives prepayments of principal on its assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Market Risk

Market value risk. Two Harbors’ available-for-sale securities are reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of Two Harbors’ assets may be adversely impacted. If Two Harbors is unable to readily obtain independent pricing to validate its estimated fair value of the securities in its portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real estate risk. Residential RMBS and residential property values are subject to volatility and may be affected adversely by a number of factors, including national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause Two Harbors to suffer losses.

BUSINESS OF TWO HARBORS

Two Harbors is a recently formed REIT that focuses on investing in, financing and managing RMBS.

Two Harbors’ objective is to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors seeks to invest in the following asset classes:

•	Agency RMBS.

•	Non-Agency RMBS.

•	Assets other than RMBS, comprising approximately 5% to 10% of the portfolio.

Two Harbors expects to deploy moderate leverage as part of its investment strategy, through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements and, with respect to non-Agency RMBS, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing provided by government programs, if such financing becomes available.

Two Harbors’ objective is to capitalize on the current dislocation impacting the residential mortgage market by acquiring, financing and managing a diversified portfolio of its target assets. Since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and the sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several traditional providers of capital have left the market, resulting in a significant contraction in market liquidity for mortgage-related assets. These circumstances have created the opportunity to acquire RMBS assets at lower values and higher yield compared to prior periods.

Two Harbors is a Maryland corporation that commenced operations upon completion of the merger with Capitol, which is described in more detail below. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Pine River Capital Management L.P.

Two Harbors is managed by PRCM Advisers LLC, a wholly-owned subsidiary of Two Harbors’ sponsor, Pine River. Founded in 2002, with offices in New York, London, Hong Kong, San Francisco and Minnetonka, Minnesota, Pine River is a global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors.

Pine River has a global footprint, with 59 employees, including 20 investment professionals, in five offices on three continents, and is registered with securities, futures and financial services regulators and organizations in the United States, the United Kingdom, Hong Kong, India and Taiwan, including as an investment adviser under the Investment Advisers Act of 1940. Pine River’s six partners have worked together an average of 14 years and have an average of 18 years of experience managing, investing and trading in securities across multiple asset classes.

PRCM Advisers LLC draws upon the expertise of Pine River’s Fixed Income investment team, which since February 2008 has managed investments across a range of RMBS investment strategies that includes Two Harbors’ target asset classes. Prior to managing Two Harbors’ investments, the Pine River Fixed Income team has only managed investments on behalf of hedge funds and other pools of private capital.

The investment strategies previously employed by Pine River’s Fixed Income team are different from the investment strategy that Two Harbors employs in several important respects. The Pine River Fixed Income team has typically traded actively in fixed-rate, adjustable and interest-only RMBS, including CMOs and TBAs, and equity investments in REITs, and actively hedged its trading positions. By contrast, Two Harbors seeks to invest primarily in Agency and non-Agency RMBS with a buy-and-hold emphasis, and does not currently anticipate actively trading its assets. In addition, whereas Pine River funds typically charge a 1.5% management fee as well as a 20% incentive fee, Two Harbors only pays a 1.5% management fee. Two Harbors’ investment strategy may further differ from that of the Pine River funds managed by the Pine River Fixed Income team, in that it may use greater leverage with regard to its investments in Agency RMBS. In addition, unlike the Pine River funds, Two Harbors is constrained by limitations on its investment strategies that are necessary in order to qualify as a REIT which is exempt from registration under the 1940 Act. In this regard, Two Harbors may place a greater emphasis than the Pine River funds on owning whole pool Agency RMBS for purposes of maintaining its 1940 Act exemption.

Pine River’s Fixed Income team is responsible for Two Harbors’ portfolio, but also continues to manage Pine River’s existing portfolio and provide management services to its other clients.

PRCM Advisers LLC

Pine River formed PRCM Advisers LLC for the purpose of providing management services to Two Harbors. PRCM Advisers LLC provides Two Harbors with a senior management team, the expertise of Pine River’s Fixed Income team, and appropriate fund infrastructure and support personnel. PRCM Advisers LLC is subject to the supervision and oversight of Two Harbors’ board of directors. Each of Two Harbors’ officers is an employee or partner of Pine River. Two Harbors does not have any employees.

PRCM Advisers LLC has entered into a shared facilities and services agreement with Pine River, pursuant to which Pine River provides PRCM Advisers LLC with access to, among other things, Pine River’s information technology, office space, personnel and other resources necessary to enable PRCM Advisers LLC to perform its obligations under the management agreement. The shared facilities and services agreement provides Two Harbors access to Pine River’s experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions. Two Harbors reimburses PRCM Advisers LLC for the costs of personnel and other expenses incurred by PRCM Advisers LLC under the Two Harbors management agreement.

PRCM Advisers LLC has entered into a sub-management agreement with CLA Founders LLC, an entity affiliated with the Capitol Founders. Under the sub-management agreement, CLA Founders LLC provides certain services at the request and direction of PRCM Advisers LLC to support the performance of PRCM Advisers LLC’s services under the management agreement.

Merger with Capitol

On June 11, 2009, Capitol, Two Harbors, Two Harbors Merger Corp., a wholly-owned subsidiary of Two Harbors, and Pine River entered into a merger agreement, which, among other things, provided for the merger of Two Harbors Merger Corp. with and into Capitol, with Capitol being the surviving entity and becoming a wholly-owned subsidiary of Two Harbors.

Capitol was formed on June 26, 2007 as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. On November 14, 2007, Capitol consummated its initial public offering and deposited $258,346,625 into a trust account, with such funds to be held in trust until the earlier of the completion of Capitol’s initial business combination and Capitol’s liquidation. Two Harbors was formed solely to complete the business combination with Capitol and, prior to such time, had no material assets or liabilities.

On October 26, 2009, Capitol’s stockholders approved the proposed merger transaction with Two Harbors, and the transaction closed on October 28, 2009. At the closing, after deducting transaction costs and expenses and payments to Capitol stockholders, Two Harbors had approximately $124 million in cash available to fund investments and operations, and a book value of approximately $9.30 per share.

Two Harbors’ Competitive Advantages

Two Harbors believes that its competitive advantages include the following:

Significant Experience of Pine River’s Fixed Income Team

PRCM Advisers LLC’s Fixed Income team has broad experience in managing Agency RMBS, non-Agency RMBS and other mortgage-related assets through a variety of credit and interest rate environments and has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles. Pine River began managing RMBS investments as of February 1, 2008. Pine River and its Fixed Income team have extensive experience managing RMBS on both a levered and unlevered basis.

The members of the Fixed Income team have an average of 15 years of experience in mortgage-backed securities trading, including experience in performing advisory services for investment banks, funds, other investment vehicles, and other managed and discretionary accounts. The Co-Chief Investment Officers of Two Harbors are Steven Kuhn and William Roth. Mr. Kuhn is a Partner of Pine River, and joined the firm in January 2008. He has 16 years of experience trading RMBS and other fixed income securities for Goldman Sachs Asset Management, Citadel and Cargill. Mr. Roth joined Pine River in June 2009, and has 28 years of experience working for Salomon Brothers and Citigroup in the fixed income markets, including mortgage-backed and asset-backed securities. The Fixed Income team also includes seasoned traders, analysts and risk managers, and is backed by Pine River’s extensive infrastructure in the areas of trade execution, risk management, valuation, accounting, operations, corporate governance and law.

The investment strategy of Pine River’s RMBS strategy is different from the investment strategy that Two Harbors employs in several important respects, as discussed above. This management team provides investing services to Two Harbors through PRCM Advisers LLC in exchange for a 1.5% management fee structure and cost reimbursement, with no additional performance fees.

Current Market Opportunities

Since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and have caused the forced sale of large quantities of mortgage-related and other financial assets, resulting in a significant contraction in market liquidity for mortgages and mortgage-related assets. Two Harbors believes it is positioned to capitalize upon significant current dislocations in the $11.0 trillion U.S. mortgage market, where continued deleveraging by traditional market participants has created an opportunity to acquire mispriced, undervalued and/or overlooked RMBS assets.

As a recently formed company with no legacy portfolio investments prior to October 29, 2009, Two Harbors is in position to acquire a diversified portfolio of fixed income assets at current market prices. Two Harbors believes that current market conditions, combined with PRCM Advisers LLC’s experience in identifying and selecting assets, will allow Two Harbors to achieve attractive risk-adjusted returns on a relative and absolute basis. If the TALF program is extended to provide financing for non-Agency RMBS, such TALF financing may provide additional opportunities for Two Harbors. Even if Two Harbors is not itself able to borrow funds under TALF, the availability of TALF financing in the RMBS markets may increase the market value of non-Agency RMBS in Two Harbors’ portfolio.

Disciplined Investment Approach

Asset selection is a key element of a mortgage REIT’s success. Two Harbors is, in essence, a value investor in mortgage-backed securities. PRCM Advisers LLC selects RMBS based on factors that suggest underlying value, including prepayment trends, average remaining life of the underlying loans, amortization schedules, fixed versus floating interest rates, geographic concentration, property type, weighted-average loan-to-value and weighted-average credit score. Through the careful selection of assets, Two Harbors seeks to build a portfolio that provides value to stockholders over time both in absolute terms and relative to other RMBS portfolios. Two Harbors manages its business strategy to balance both interest rate risk and credit risk in its efforts to generate attractive risk-adjusted returns under a variety of market conditions and cycles.

Extensive Strategic Relationships and Experience of PRCM Advisers LLC and its Affiliates

PRCM Advisers LLC and its affiliates maintain extensive long-term relationships with financial intermediaries including prime brokers, investment banks, broker-dealers and asset custodians. Two Harbors believes these relationships enhance its ability to source, finance, protect and hedge its investments and, thus, enable it to grow in various credit and interest rate environments. Further, members of the Fixed Income team have many years of experience and contacts within the RMBS industry, and are able to bring their personal relationships to bear for the benefit of Two Harbors.

Portfolio Construction

PRCM Advisers LLC uses the Fixed Income team’s expertise across a broad range of asset classes within the RMBS markets to build a portfolio that seeks to balance income, cash, capital appreciation, leverage and risk. PRCM Advisers LLC uses a cross-product approach, conducting top-down market assessments with respect to sub-sets of the RMBS market in order to identify the most attractive segments and investment opportunities, including smaller opportunities often ignored by larger RMBS investors. In employing this detailed analysis, PRCM Advisers LLC seeks to best capture market inefficiencies and identify the most mispriced securities. Two Harbors believes this holistic approach to non-Agency and Agency RMBS investment may achieve a higher risk-adjusted return than an approach that focuses on a single sector.

Access to PRCM Advisers LLC’s Analytical Tools, Infrastructure and Expertise

The Fixed Income team constructs and manages Two Harbors’ investment portfolio through the use of qualitative and quantitative analysis, and with the assistance of proprietary and third party analytic tools. Two Harbors focuses on in-depth analysis of the numerous factors that influence Two Harbors’ target assets, including:

•	fundamental market and sector review;

•	cash flow analysis;

•	disciplined security selection;

•	controlled risk exposure; and

•	prudent balance sheet management.

Two Harbors also uses these tools to guide the hedging strategies developed by PRCM Advisers LLC to the extent consistent with satisfying the requirements for qualification as a REIT.

In addition, Two Harbors uses Pine River’s proprietary technology management platform, called Everest, to track investments and to monitor investment risk. Everest collects and stores real-time market data, and integrates market performance with portfolio holdings and proprietary risk models to measure the risk positions in portfolios. This measurement system portrays overall portfolio risk and risk sources. Two Harbors believes that sophisticated analysis of both macro and micro economic factors will enable Two Harbors to manage cash flow and distributions while preserving capital.

Through its shared facilities and services agreement with Pine River, PRCM Advisers LLC has analytical and portfolio management capabilities to aid in security selection and risk management. Two Harbors intends to capitalize on the market knowledge and ready access to data across Two Harbors’ target markets that PRCM Advisers LLC and its affiliates obtain through their established platform. Two Harbors also benefits, through PRCM Advisers LLC, from Pine River’s comprehensive finance, operational and administrative infrastructure, including its risk management and financial reporting and accounting operations, as well as its business development, legal and compliance, operations and settlement and software development teams.

Alignment of Interests of Two Harbors and PRCM Advisers LLC

The Nisswa Acquisition Fund, a private fund managed by Pine River, is the beneficial owner of 2,906,918 warrants, which are convertible into Two Harbors’ common stock at a purchase price of $11.00 per share and expire November 7, 2013. Capital appreciation of Two Harbors’ common stock will translate into a direct financial benefit for the Nisswa Acquisition Fund. If Two Harbors creates and sustains an attractive dividend stream, the Nisswa Acquisition Fund will have an inducement to convert the warrants into common stock in order to receive dividends. Conversely, if Two Harbors’ common stock does not perform well and is not trading above $11.00 at the time of expiration, these warrants will expire worthless. Two Harbors believes this warrant ownership creates a strong alignment of interests between Two Harbors and PRCM Advisers LLC.

Tax Advantages of REIT Qualification

Assuming that Two Harbors meets, on a continuing basis, various qualification requirements imposed upon REITs by the Code, Two Harbors will generally be entitled to a deduction for dividends that Two Harbors pays and, therefore, will not be subject to U.S. federal corporate income tax on Two Harbors’ net income that is distributed currently to Two Harbors’ stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT.”

Two Harbors’ Investment Guidelines and Investment Strategy

Two Harbors’ board of directors has adopted the following investment guidelines:

•	no investment shall be made that would cause Two Harbors to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment shall be made that would cause Two Harbors to be regulated as an investment company under the 1940 Act;

•

Two Harbors will primarily invest within Two Harbors’ target assets, consisting primarily of Agency RMBS and non-Agency RMBS; approximately 5% to 10% of Two Harbors’ portfolio may include financial assets other than Agency RMBS and non-Agency RMBS; and

•

until appropriate investments can be identified, PRCM Advisers LLC may invest available cash in interest-bearing and short-term investments that are consistent with (i) Two Harbors’ intention to qualify as a REIT, and (ii) Two Harbors’ and each subsidiary’s exemption from “investment company” status under the 1940 Act.

These investment guidelines may be changed from time to time by Two Harbors’ board of directors without the approval of Two Harbors’ stockholders.

Within the constraints of the foregoing investment guidelines, PRCM Advisers LLC has broad authority to select, finance and manage Two Harbors’ investment portfolio. As a general matter, Two Harbors’ investment strategy is designed to enable Two Harbors to:

•	build an investment portfolio consisting of Agency RMBS and non-Agency RMBS that will generate attractive returns while having a moderate risk profile;

•	manage financing, interest, prepayment rate and credit risks;

•	capitalize on discrepancies in the relative valuations in the mortgage market; and

•	provide regular quarterly distributions to stockholders.

Two Harbors may change its investment strategy and policies without a vote of Two Harbors’ stockholders.

Two Harbors’ Target Assets

Within the requirements of the investment guidelines, PRCM Advisers LLC makes determinations as to the percentage of Two Harbors’ assets that will be invested in each of its target assets. PRCM Advisers LLC’s decisions depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, Two Harbors cannot predict the percentage of its assets that will be invested in any of its target asset classes at any given time. Two Harbors may change its strategy and policies without a vote of its stockholders. Two Harbors believes that the diversification of its portfolio of assets, PRCM Advisers LLC’s expertise with respect to its target assets and the flexibility of its strategy, combined with PRCM Advisers LLC’s and its affiliates’ expertise, will enable it to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Two Harbors’ target asset classes and the principal assets it expects to acquire in each are as follows:

Agency RMBS

Agency RMBS are residential mortgage-backed securities for which a U.S. Government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac, guarantees payments of principal and interest on the securities. Payments of principal and interest on Agency RMBS, not the market value of the securities themselves, are guaranteed. See “— Freddie Mac Gold Certificates,” “— Fannie Mae Certificates” and “— Ginnie Mae Certificates” below.

Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a “pass-through” of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities. The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

Various factors affect the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the amount and age of the mortgage loan, the location of the property and other social and demographic conditions. Generally, prepayments on Agency RMBS increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates, although this may not always be the case. Two Harbors may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting Two Harbors’ net interest income by altering the average yield on Two Harbors’ assets.

When interest rates are declining, the value of Agency RMBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency RMBS and may have the effect of shortening or extending the duration of the security beyond what was anticipated at the time of purchase. When interest rates rise, Two Harbors’ holdings of Agency RMBS may experience reduced returns if the owners of the underlying mortgages pay off their mortgages slower than anticipated. This is generally referred to as extension risk.

The types of Agency RMBS described below are collateralized by either FRMs, ARMs, or hybrid ARMs. An FRM has an interest rate that is fixed for the term of the loan and does not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Two Harbors’ allocation of Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs depends on various factors, including relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves.

Two Harbors’ portfolio may extend to debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.

In Two Harbors’ Agency RMBS portfolio, the types of mortgage pass-through certificates in which Two Harbors intends to invest or which comprise collateralized mortgage obligations (“CMOs”) in which Two Harbors intends to invest, are described below.

Mortgage Pass-Through Certificates

Single-family residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

CMOs

CMOs are securities which are structured from U.S. Government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.

Freddie Mac Gold Certificates

Freddie Mac is a shareholder-owned, federally chartered corporation created pursuant to an act of Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to each holder of Freddie Mac gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Freddie Mac certificates.

Freddie Mac gold certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

Fannie Mae Certificates

Fannie Mae is a shareholder-owned, federally chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder-owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to the registered holder of a certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae.

Fannie Mae certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae’s guarantee fee. The specified index used in different series has included the U.S. Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, London Interbank Offered Rate (“LIBOR”) and other indices. Interest rates paid on fully indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

Ginnie Mae Certificates

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. The National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee by Ginnie Mae.

At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae’s standard ARM program adjusts annually in relation to the Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

TBAs

Two Harbors may utilize “to-be-announced” forward contracts (“TBAs”) in order to invest in Agency RMBS. Pursuant to these TBAs, Two Harbors would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Two Harbors’ ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See “U.S. Federal Income Tax Considerations — Asset Tests” and “U.S. Federal Income Tax Considerations — Gross Income Tests.”

IOs and Inverse IOs

Two Harbors also expects to invest and trade in interest-only (“IO”) securities, and inverse IO securities. IO securities represent the stream of interest payments on a pool of Agency mortgages; holders of IO securities have no claim to any principal payments. Inverse IOs are synthetic instruments representing the interest payments on a pool of Agency fixed-rate mortgages, minus a floating rate typically tied to LIBOR. Hence, when the floating rate increases, the inverse IO payments decrease.

The value of IOs and inverse IOs depends primarily on two factors; prepayments and interest rates. Prepayments on the underlying pool of mortgages reduce the stream of interest payments, hence IOs are highly sensitive to the rate at which the mortgages in the pool are prepaid. IOs are also sensitive to changes in interest rates, albeit in somewhat unpredictable ways. On the one hand, an increase in interest rates reduces the present value of future interest payments on a fixed-rate pool of mortgages. On the other hand, an increase in interest rates has a tendency to reduce prepayments, which increases the expected absolute amount of future interest payments.

Non-Agency RMBS

Non-Agency RMBS are residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation. Like Agency RMBS, non-Agency RMBS represent interests in “pools” of mortgage loans secured by residential real property. To the extent available to Two Harbors, Two Harbors may seek to finance Two Harbors’ non-Agency RMBS portfolio with financings under the TALF or with private financing sources. See “— Two Harbors’ Financing Strategy” below.

Non-Agency RMBS may be AAA rated through unrated. The rating, as determined by one or more of the nationally recognized statistical rating organizations, including Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Corporation, indicates the organization’s view of the creditworthiness of the investment. The mortgage loan collateral for non-Agency RMBS generally consists of residential mortgage loans that do not generally conform to the U.S. Government agency underwriting guidelines due to certain factors including mortgage balance in excess of such guidelines, borrower characteristics, loan characteristics and level of documentation.

Residential Mortgage Loans

Two Harbors does not currently plan to acquire any residential mortgage loans, although it may do so in the future. Two Harbors expects that any residential mortgage loans it acquires will be first lien, single-family fixed rate mortgage loans, adjustable rate mortgage loans or hybrid mortgage loans (which have a fixed interest rate for a specified time period and an adjustable interest rate thereafter) with original terms to maturity of not more than 40 years and that are either fully amortizing or are interest-only for up to ten years, and fully amortizing thereafter.

Prime and Jumbo Mortgage Loans

Prime mortgage loans are mortgage loans that generally conform to U.S. Government agency underwriting guidelines. Jumbo prime mortgage loans are mortgage loans that generally conform to U.S. Government agency underwriting guidelines except that the mortgage balance exceeds the maximum amount permitted by U.S. Government agency underwriting guidelines.

Alt-A Mortgage Loans

Alt-A mortgage loans are mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to U.S. Government agency underwriting guidelines, but whose borrower characteristics may. Generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.

Subprime Mortgage Loans

Subprime mortgage loans are loans that do not conform to U.S. Government agency underwriting guidelines.

Non-Real Estate Assets

Two Harbors intends to invest approximately 5% to 10% of its assets in assets other than RMBS, including non-real estate investments, subject to compliance with applicable REIT and 1940 Act requirements. These non-real estate investments may include asset-backed securities and certain hedging transactions that may produce non-qualifying income for purposes of the REIT gross income tests. The underlying collateral for asset-backed securities may be either consumer or commercial receivables in sectors such as auto, credit card and student loans. The structure of an asset-backed security and the terms of the investors’ interest in the collateral can vary widely depending on the type of collateral, the desires of investors and the use of credit enhancements. Issuers are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.

Investment Process

Two Harbors’ investment process benefits from access to the resources and professionals of PRCM Advisers LLC and Pine River. The investment process is overseen by Pine River’s officers and investment professionals. This group periodically reviews Two Harbors’ investment portfolio and its compliance with Two Harbors’ investment guidelines, policies and procedures, and provides to Two Harbors’ board of directors an investment report at the end of each quarter in conjunction with its review of Two Harbors’ quarterly results. From time to time, as it deems appropriate or necessary, Two Harbors’ board of directors will also review Two Harbors’ investment portfolio and its compliance with Two Harbors’ investment policies, guidelines and procedures.

Two Harbors’ investment process includes sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk Two Harbors is bearing. Upon identification of an investment opportunity, the investment is screened and monitored by PRCM Advisers LLC to determine its impact on maintaining Two Harbors’ REIT qualification and Two Harbors’ exemption from registration under the 1940 Act. Two Harbors seeks to make investments in sectors where PRCM Advisers LLC has strong core competencies and where Two Harbors believes market risk and expected performance can be reasonably quantified.

Two Harbors’ Financing Strategy

Two Harbors intends to deploy moderate leverage to increase potential returns to Two Harbors’ stockholders and to fund the acquisition of Two Harbors’ assets. Two Harbors’ income is generated primarily by the net spread between the income Two Harbors earns on its investments in its target assets and the cost of its financing and hedging activities. The amount of leverage it deploys for particular investments in its target assets depends upon an assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in its investment portfolio, the gap between the duration of assets and liabilities, including hedges, the availability and cost of financing, the creditworthiness of financing counterparties, the health of the U.S. economy and residential mortgage-related markets, Two Harbors’ outlook for the level, slope, and volatility of interest rates, the credit quality of the loans Two Harbors acquires, the collateral underlying Agency RMBS and non-Agency RMBS, and Two Harbors’ outlook for asset spreads relative to the LIBOR curve.

Two Harbors may deploy, on a debt-to-equity basis, up to seven to 10 times leverage on Two Harbors’ Agency RMBS assets, but it is not required to maintain any particular leverage ratio. Two Harbors does not expect under current market conditions to deploy leverage on its non-Agency RMBS and mortgage loan assets, except in conjunction with financings that may be available under programs established by the U.S. Government. However, as of the date hereof, the government has suspended its former plans to expand the TALF program to include RMBS and the PPIP’s Legacy Loans Program is not currently available to Two Harbors. As a result, there is considerable uncertainty as to whether Two Harbors will ultimately be able to access government financing.

Subject to maintaining Two Harbors’ qualification as a REIT for U.S. federal income tax purposes, Two Harbors expects to use a number of sources to finance its investments. Two Harbors’ primary financing sources are repurchase agreements and, to the extent available to Two Harbors, may include financings under programs established by the U.S. Government such as the TALF or private financing sources, as described in more detail below. In addition, if market conditions change, it is possible that Two Harbors will consider other forms of borrowings, such as lines of credit or term facilities.

Repurchase Agreements

Repurchase agreements are financings pursuant to which one party, the seller or borrower, sells assets to the repurchase agreement counterparty, the buyer or lender, for an agreed price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. Two Harbors uses repurchase agreements primarily to finance its Agency RMBS portfolio. The amount of financing available under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, the buyer could require the seller to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. In the current economic climate, Two Harbors believes that the lender generally will advance a borrower approximately 90% to 95% of the market value of the securities financed (meaning a 5% to 10% haircut). A significant decrease in advance rate or an increase in the haircut could result in the borrower having to sell securities in order to meet any additional margin requirements by the lender, regardless of market condition. Two Harbors expects to mitigate its risk of margin calls by deploying a prudent amount of leverage that is below what could be used under current advance rates.

Pine River has been active in the repurchase market since the Fixed Income team joined in January 2008. Two Harbors currently has four master repurchase agreements in place with four counterparties and will seek to execute master repurchase agreements with additional counterparties, as necessary or appropriate to achieve Two Harbors’ financing objectives. In seeking additional master repurchase agreements, Two Harbors plans to take advantage of PRCM Advisers LLC’s and its affiliates’ existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties.

Government Financing

To the extent available to Two Harbors, Two Harbors may seek to finance its non-Agency RMBS with financings under the TALF. A description of the financing that may be made available to Two Harbors under these programs is set forth below. There can be no assurance that Two Harbors will be able to utilize these programs successfully or at all.

On November 25, 2008, the U.S. Treasury and the FRBNY announced the creation of the TALF. Under the TALF, the FRBNY provides non-recourse loans to borrowers to fund their purchase of eligible assets, which currently include certain ABS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include certain highly rated non-Agency RMBS as well as highly rated commercial mortgage-backed securities (“CMBS”). On May 1, 2009, the FRBNY provided more of the details as to how TALF is to be expanded to include recently issued CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009. In addition, on May 19, 2009, the FRBNY announced that certain high quality legacy CMBS, including CMBS issued before January 1, 2009, would become eligible collateral under the TALF starting in July 2009. On August 17, 2009, the Federal Reserve and the U.S. Treasury announced that they are holding in abeyance any further expansion in the types of collateral eligible for the TALF, including non-Agency RMBS. If financial or economic developments change, the Federal Reserve and the U.S. Treasury may reconsider this decision and expand the TALF to include certain highly rated non-Agency RMBS or other types of collateral.

Two Harbors believes that if the TALF is expanded to non-Agency RMBS, the TALF may provide Two Harbors with attractively priced non-recourse term borrowing facilities that it can use to purchase legacy RMBS. However, there can be no assurance that the TALF will be expanded to include these asset classes and, if so expanded, that Two Harbors will be able to utilize it successfully or at all.

Bank Credit Facilities

Depending on the condition of the real estate credit market, Two Harbors may use bank credit facilities (including term loans and revolving facilities) to finance its assets. These financings may be collateralized or non-collateralized and may involve one or more lenders. Credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates. For a description of risks related to bank credit facilities, see “Risk Factors — Risks Related to Two Harbors’ Business — Two Harbors may depend on repurchase agreements and bank credit facilities to execute its business plan and Two Harbors’ inability to access funding through these sources could have a material adverse effect on its results of operations, financial condition and business.”

Risk Management

As part of Two Harbors’ risk management strategy, PRCM Advisers LLC intends to actively manage the financing, interest rate, credit risk and prepayment risks associated with holding a portfolio of Two Harbors’ target assets in an effort to preserve value and maximize returns.

Interest Rate Hedging

Subject to maintaining Two Harbors’ qualification as a REIT, Two Harbors may engage in a variety of interest rate management techniques that seek to mitigate the influence of interest rate changes on the values of Two Harbors’ assets.

Two Harbors may utilize IO securities as well as derivative financial instruments, including puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with Two Harbors’ portfolio. Two Harbors may seek to hedge interest rate risk with respect both to the fixed income nature of its assets and to the financing of its portfolio. In hedging interest rates with respect to its fixed income assets, Two Harbors will seek to reduce the risk of losses on the value of its investments that may result from changes in interest rates in the broader markets. In utilizing interest rate hedges with respect to Two Harbors’ financing, Two Harbors will seek to improve risk-adjusted returns and, where possible, to obtain a favorable spread between the yield on Two Harbors’ assets and the cost of Two Harbors’ financing. Two Harbors relies on PRCM Advisers LLC’s expertise to manage these risks on Two Harbors’ behalf. Two Harbors may implement part of its hedging strategy through Capitol or other domestic TRSs which will be subject to U.S. federal, state and, if applicable, local income tax.

Market Risk Management

Risk management is an integral component of Two Harbors’ strategy to deliver returns to Two Harbors’ stockholders. Because Two Harbors invests in RMBS, investment losses from prepayment, interest rate volatility or other risks can meaningfully reduce or eliminate Two Harbors’ distributions to stockholders. In addition, because Two Harbors employs financial leverage in funding Two Harbors’ portfolio, mismatches in the maturities of Two Harbors’ assets and liabilities can create risk in the need to continually renew or otherwise refinance Two Harbors’ liabilities. See “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures of Market Risk — Interest Rate Mismatch Risk.” Two Harbors’ net interest margins are dependent upon a positive spread between the returns on Two Harbors’ asset portfolio and Two Harbors’ overall cost of funding. See “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures of Market Risk — Interest Rate Effect on Net Interest Income.” To reduce the risks to Two Harbors’ portfolio, Two Harbors employs portfolio-wide and security-specific risk measurement and management processes in Two Harbors’ daily operations. PRCM Advisers LLC’s risk management tools include software and services licensed or purchased from third parties, in addition to proprietary software and analytical methods developed by Pine River. There can be no guarantee that these tools will protect Two Harbors from market risks.

Credit Risk

Two Harbors believes that its investment strategy will generally keep its credit losses and financing costs low to moderate. However, it retains the risk of potential credit losses on all of the loans underlying the non-Agency RMBS it holds. Two Harbors seeks to manage this risk through its pre-acquisition due diligence process. In addition, with respect to any particular target asset, PRCM Advisers LLC’s investment team evaluates relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral.

Counterparty Risk Management

Through PRCM Advisers LLC, Two Harbors has access to Pine River’s expertise in counterparty risk management. All repurchase agreement counterparty approval requests must undergo a review and approval process to determine whether the proposed counterparty meets established criteria. This process involves a credit analysis of each prospective counterparty to ensure that it meets internal credit risk requirements, and where appropriate a review of the counterparty’s audited financial statements, credit ratings and clearing arrangements, and a regulatory background check. All approved counterparties are monitored on an ongoing basis and, if PRCM Advisers LLC deems a credit situation to be deteriorating, it will have the ability to restrict or terminate trading with the counterparty. Two Harbors may enter into transactions from time to time to hedge any perceived risk arising from its financing counterparties. However, despite these policies and procedures, there can be no assurance that Two Harbors will avoid losses arising from counterparty credit risk.

Policies With Respect to Certain Other Activities

If Two Harbors’ board of directors determines that additional funding is necessary or appropriate, Two Harbors may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income). In the event that Two Harbors’ board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

As of the date of this prospectus, Two Harbors does not intend to offer equity or debt securities in exchange for property. Two Harbors has not in the past repurchased or otherwise reacquired its shares, but may do so in the future, subject to the requirements of the MGCL.

As of the date of this prospectus, Two Harbors does not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities.

Two Harbors has not in the past made loans to third parties in the ordinary course of business for investment purposes, but may do so in the future. As of the date of this prospectus, Two Harbors does not intend to underwrite the securities of other issuers.

Two Harbors furnishes Two Harbors’ stockholders with annual reports containing consolidated financial statements audited by Two Harbors’ independent certified public accountants and files quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Two Harbors’ board of directors may change any of these policies without prior notice to you or a vote of Two Harbors’ stockholders.

Two Harbors’ Structure

Two Harbors was formed as a Maryland corporation on May 21, 2009. Two Harbors conducts substantially all of its operations through its wholly-owned subsidiary, Two Harbors Operating Company LLC (the “Subsidiary LLC”). The Subsidiary LLC in turn conducts its business through two separate subsidiaries, which hold different combinations of Two Harbors’ target asset classes. Capitol is one such subsidiary, which Two Harbors has elected to treat as a TRS.

The following chart shows Two Harbors’ structure. The common stock and warrant ownership percentages listed below are based on the shares of Two Harbors common stock and warrants owned by Pine River, Two Harbors’ directors and executive officers and Two Harbors’ other security holders as of November 9, 2009.

*	Less than 1%.
(1)	Based on the shares of common stock owned by Two Harbors’ directors and executive officers, including shares of restricted common stock granted under Two Harbors’ 2009 equity incentive plan, in each case, as of November 9, 2009. For more information, see “Beneficial Ownership of Securities.”
(2)	Based on 3,040,000 warrants owned by Mark D. Ein as of November 9, 2009. Does not include warrants owned by the Nisswa Acquisition Fund, of which Brian Taylor may be deemed to be an indirect beneficial owner; these warrants are included in the securities held by Pine River.
(3)	Based on the 2,906,918 warrants beneficially owned by the Nisswa Acquisition Fund as of November 9, 2009.
(4)	Pine River owns a 100% interest in PRCM Advisers LLC. Two Harbors has no ownership interest in PRCM Advisers LLC.

(5)	CLA Founders LLC is wholly-owned by the Capitol Founders.
(6)	Two Harbors has elected to treat Capitol as a taxable REIT subsidiary (or TRS).
(7)	Two Harbors expects Two Harbors Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act. Two Harbors intends to conduct its operations so that the value of the Subsidiary LLC’s investment in this subsidiary as well as other subsidiaries not relying on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act will at all times, on an unconsolidated basis, exceed 60% of the Subsidiary LLC’s total assets.

As described above, Two Harbors owns 100% of the limited liability company interests of the Subsidiary LLC. In the future, to the extent the Two Harbors board of directors determines to do so, Two Harbors may cause the Subsidiary LLC to issue units of limited liability company interest in the Subsidiary LLC to persons other than Two Harbors (for example, see “Management of Two Harbors — Two Harbors 2009 Equity Incentive Plan — Awards under the Plan — LTIP Units”). The terms of any such units will be determined by the Two Harbors board of directors at such time.

Operating and Regulatory Structure

REIT Qualification

Two Harbors intends to elect to qualify as a REIT under the Code commencing with Two Harbors’ taxable year ending on December 31, 2009. Two Harbors’ qualification as a REIT depends upon Two Harbors’ ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of Two Harbors’ gross income, the composition and values of Two Harbors’ assets, Two Harbors’ distribution levels and the diversity of ownership of Two Harbors’ shares. Two Harbors believes that it has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT.

As long as Two Harbors qualifies as a REIT, Two Harbors generally will not be subject to U.S. federal income tax on the REIT taxable income it distributes currently to its stockholders. If Two Harbors fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, Two Harbors will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which Two Harbors lost its REIT qualification. Even if Two Harbors qualifies for taxation as a REIT, Two Harbors may be subject to certain U.S. federal, state and local taxes on its income or property.

1940 Act Exemption

Two Harbors intends to conduct its operations so that it is not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Two Harbors is organized as a holding company that conducts its businesses primarily through the Subsidiary LLC. Both Two Harbors and the Subsidiary LLC intend to conduct their operations so that they do not come within the definition of an investment company because less than 40% of the value of their total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to the Subsidiary LLC by any wholly-owned or majority-owned subsidiaries that Two Harbors may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities the Subsidiary LLC may own, may not have a value in excess of 40% of the value of the Subsidiary LLC’s total assets on an unconsolidated basis. Two Harbors monitors Two Harbors’ holdings to ensure continuing and ongoing compliance with this test. In addition, Two Harbors believes neither it nor the Subsidiary LLC will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Subsidiary LLC’s wholly-owned or majority-owned subsidiaries, Two Harbors and the Subsidiary LLC are primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of the Subsidiary LLC’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, Two Harbors may have to register under the 1940 Act and could become subject to substantial regulation with respect to Two Harbors’ capital structure (including Two Harbors’ ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Two Harbors expects Two Harbors Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the Subsidiary LLC’s other subsidiaries that Two Harbors may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. Two Harbors expects that each of its subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in whole pool Agency RMBS and other interests in real estate that constitute qualifying assets in accordance with SEC staff guidance and an additional 25% of its assets either in qualifying assets or in non-Agency RMBS and other types of real estate-related assets that do not constitute qualifying assets. As a result of the foregoing restrictions, Two Harbors is limited in its ability to make certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, Two Harbors may be required to adjust its strategy accordingly. In addition, Two Harbors may be limited in its ability to make or dispose certain investments and these limitations could result in the subsidiary holding assets Two Harbors might wish to sell or selling assets Two Harbors might wish to hold. Although Two Harbors monitors Two Harbors’ portfolio periodically and prior to each acquisition or disposition of assets, there can be no assurance that Two Harbors will be able to maintain this exemption from registration for each of these subsidiaries.

Two Harbors may in the future also organize special purpose subsidiaries of the Subsidiary LLC that will borrow under the TALF. Two Harbors expects that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, the Subsidiary LLC’s interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether the Subsidiary LLC passes the 40% test. Two Harbors anticipates that some of these subsidiaries may be organized to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that Two Harbors organizes subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions contained in this Rule.

In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•

the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that Two Harbors expects to acquire in Two Harbors’ TALF fundings, that by their terms convert into cash within a finite time period;

•

the securities sold are fixed-income securities rated investment grade by at least one rating agency (fixed-income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed-income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In addition, any such subsidiaries will also need to comply with guidance that may be issued by the Division of Investment Management of the SEC on how a subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. In light of the requirements of Rule 3a-7, Two Harbors’ ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and Two Harbors may not be able to purchase or sell assets owned by that subsidiary when it would otherwise desire to do so, which could lead to losses.

Two Harbors expects that the aggregate value of its interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that it may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of Two Harbors’ total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of Two Harbors is made by Two Harbors. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Two Harbors treats companies in which it owns at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. Two Harbors has not requested the SEC staff to approve its treatment of any company as a majority-owned subsidiary and the SEC staff has not done so. If the SEC or its staff were to disagree with Two Harbors’ treatment of one or more companies as majority-owned subsidiaries, Two Harbors would need to adjust its strategy and its assets in order to continue to pass the 40% test. Any such adjustment in its strategy could have a material adverse effect on Two Harbors.

Qualification for exemption from registration under the 1940 Act limits Two Harbors’ ability to make certain investments. For example, these restrictions limit the ability of Two Harbors’ subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

Competition

Two Harbors’ net income will depend, in large part, on its ability to acquire assets at favorable spreads over Two Harbors’ borrowing costs. In acquiring Two Harbors’ target assets, Two Harbors will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. See “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Impacting Two Harbors’ Operating Results — Market Conditions.” In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of Two Harbors’ competitors are significantly larger than Two Harbors, have access to greater capital and other resources and may have other advantages over Two Harbors. In addition, some of Two Harbors’ competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than Two Harbors. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of Two Harbors’ common stock. See “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Impacting Two Harbors’ Operating Results — Market Conditions.”

In the face of this competition, Two Harbors expects to have access to PRCM Advisers LLC’s professionals and their industry expertise, which may provide Two Harbors with a competitive advantage and help Two Harbors assess investment risks and determine appropriate pricing for certain potential investments. Two Harbors expects that these relationships will enable Two Harbors to compete more effectively for attractive investment opportunities. In addition, Two Harbors believes that current market conditions may have adversely affected the financial condition of certain competitors. Thus, Two Harbors, with no legacy portfolio prior to October 29, 2009, may be able to compete more effectively for attractive investment opportunities. However, Two Harbors may not be able to achieve Two Harbors’ business goals or expectations due to the competitive risks that Two Harbors faces. For additional information concerning these competitive risks, see “Risk Factors — Risks Related to Two Harbors’ Business — Two Harbors operates in a highly competitive market and competition may limit its ability to acquire desirable assets.”

Staffing

Two Harbors is managed by PRCM Advisers LLC pursuant to the management agreement between PRCM Advisers LLC and Two Harbors. All of Two Harbors’ officers are employees of Pine River. Two Harbors has officers but no employees.

Legal Proceedings

Neither Two Harbors nor, to Two Harbors’ knowledge, PRCM Advisers LLC is currently subject to any legal proceedings which Two Harbors or PRCM Advisers LLC consider to be material.

MANAGEMENT OF TWO HARBORS

General

Two Harbors is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Two Harbors’ sponsor, Pine River. Pursuant to the terms of the management agreement, PRCM Advisers LLC provides Two Harbors with Two Harbors’ senior management team, including officers, along with appropriate support personnel. Each of Two Harbors’ officers is an employee or partner of Pine River. Two Harbors does not have any employees. PRCM Advisers LLC is at all times subject to the supervision and oversight of Two Harbors’ board of directors.

Two Harbors Directors and Executive Officers

Two Harbors’ board of directors consists of seven directors, comprised of Brian Taylor, Thomas Siering, Stephen G. Kasnet, William W. Johnson, W. Reid Sanders, Mark Ein and Peter Niculescu. Of these seven directors, Two Harbors believes that each of them, other than Messrs. Taylor, Siering and Ein, are considered independent in accordance with the requirements of the NYSE Amex. Two Harbors’ directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Two Harbors’ independent directors meet regularly in executive sessions without the presence of Two Harbors’ corporate officers or non-independent directors.

In addition, the persons set forth in the table below are executive officers of Two Harbors. Each of the executive officers is an employee or partner of Pine River. Officers serve at the pleasure of Two Harbors’ board of directors.

The following sets forth certain information concerning the persons who serve as Two Harbors’ directors and executive officers:

Name	Age	Position
Brian C. Taylor	44	Chairman and Director
Mark D. Ein	44	Non-Executive Vice Chairman
Thomas Siering	49	Chief Executive Officer, President and Director
Steven Kuhn	40	Co-Chief Investment Officer
William Roth	52	Co-Chief Investment Officer
Jeffrey Stolt	45	Chief Financial Officer and Treasurer
Timothy O’Brien	50	General Counsel and Secretary
Stephen G. Kasnet	63	Independent Director
William W. Johnson	47	Independent Director
W. Reid Sanders	60	Independent Director
Peter Niculescu	50	Independent Director

Information About the Directors and Executive Officers

Brian C. Taylor is the Chairman of the Board of Directors of Two Harbors. Mr. Taylor is the Chief Executive Officer and Chief Investment Officer of Pine River. Mr. Taylor founded Pine River in 2002 and is responsible for management of the business and oversight of its funds. Prior to Pine River’s inception, Mr. Taylor was with EBF & Associates from 1988 to 2002; he was named head of the convertible arbitrage group in 1994 and Partner in 1997. His responsibilities included portfolio management, marketing, product development, and trading information systems development. Mr. Taylor received a B.S. from Millikin University in Decatur, Illinois and an M.B.A. from the University of Chicago. Mr. Taylor passed the Illinois Certified Public Accountant Examination in 1986.

Mark D. Ein is the non-executive Vice Chairman of the Board of Directors of Two Harbors. Mr. Ein served as Capitol’s Chief Executive Officer and a member of its Board of Directors since its inception. Mr. Ein is the

Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.á.r.l. in April 2007), the acquisition of VSGi from Net2000 Communications, and an early investment in XM Satellite Radio (NASDAQ:XMSR). He is also the President of Leland Investments, a private investment firm. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a leading provider of building and office security systems acquired in January 2007. He is the Co-Chairman of Kastle Systems. Mr. Ein is also the Founder and Owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C. From 1992 to 1999, Mr. Ein was a principal with The Carlyle Group, a leading global private equity firm with approximately $59 billion under management. Mr. Ein worked for Brentwood Associates, a leading West Coast growth-focused private equity firm, from 1989 to 1990 and for Goldman, Sachs & Co. in the real estate and mortgage finance group from 1986 to 1989. Mr. Ein is a director of MACH S.á.r.l. and VSGi (Chairman). He serves on the Board of Directors of The Foundation for the National Institutes of Health (NIH), The Economic Club of Washington D.C., The District of Columbia College Access Program (DC-CAP), The District of Columbia Public Education Fund, and The Potomac Officers Club. He previously served on the Trustee’s Council of the National Gallery of Art and the boards of the Wolf Trap Foundation, The Washington Tennis and Education Fund, the Executive Committee of the Federal City Council and the SEED School and Foundation. He was the Co-Chairman of the 2000 Corporate Campaign for The Phillips Collection. Mr. Ein received a B.S. in economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School.

Thomas Siering is the Chief Executive Officer, President and Director of Two Harbors. Mr. Siering also serves as Partner — Head of Fundamental Strategies at Pine River. Prior to joining Pine River in 2006, Mr. Siering was Head of the Value Investment Group at EBF & Associates from 1999 until 2006. He was the manager for Merced Partners, LP and Tamarack International Limited during that period. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a Trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance.

Steven Kuhn is the Co-Chief Investment Officer of Two Harbors. Mr. Kuhn also serves as Partner — Head of Fixed Income Trading at Pine River. Prior to joining Pine River in 2008, Mr. Kuhn was a Vice President and Portfolio Manager at Goldman Sachs based in New York and Beijing from 2002 to 2007, where he was part of a team that managed approximately $40 billion in mortgage-backed securities. While he was in Beijing, Mr. Kuhn provided training to sovereign wealth fund clients and voluntarily taught Finance to students from Peking University and Tsinghua University. From 1999 to 2002, Mr. Kuhn was a Japanese convertible bond trader at Citadel Investment Group in Chicago. Prior to that, Mr. Kuhn was head of mortgage backed securities trading at Cargill in Minnetonka, Minnesota. Mr. Kuhn received a B.A. in Economics with Honors from Harvard University in 1991.

William Roth is the Co-Chief Investment Officer of Two Harbors. Mr. Roth also serves as Portfolio Manager of the New York Office of Pine River. Prior to joining Pine River in 2009, Mr. Roth was at Citigroup and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981, and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.

Jeffrey Stolt is the Chief Financial Officer and Treasurer of Two Harbors. Mr. Stolt also is a Partner — Chief Financial Officer of Pine River. Prior to co-founding Pine River in 2002, Mr. Stolt was the Controller at

EBF & Associates from 1997 to 2002. In this role, Mr. Stolt oversaw the preparation of all fund accounting statements, managed the offshore administrator relationship, managed the audit process and was responsible for tax planning and reporting. Mr. Stolt began employment with EBF in 1989. Prior to that, Mr. Stolt was an accountant in Cargill, Inc.’s Financial Markets Department from 1986 until 1989. Mr. Stolt received a B.S. degree in Accounting and Finance from the Minnesota State University in 1986.

Timothy O’Brien is the General Counsel and Secretary of Two Harbors. Mr. O’Brien has served as General Counsel and Chief Compliance Officer of Pine Rivers since 2007. From 2004 to 2006, Mr. O’Brien served as Vice President and General Counsel of NRG Energy, Inc. Mr. O’Brien served as Deputy General Counsel of NRG Energy from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG, Mr. O’Brien was an associate at the law firm of Sheppard, Mullin, Richter & Hampton in Los Angeles and San Diego, California. He received a B.A. in History from Princeton University in 1981 and a Juris Doctor from the University of Minnesota Law School in 1986.

Stephen G. Kasnet is an independent director of Two Harbors. Mr. Kasnet has also been a director of Columbia Laboratories, Inc. [NASDAQ:CBRX] since August 2004 and Chairman of the Board since November 2004. He is the Chairman of Dartmouth Street Capital LLC, which he joined in 2007. He has also been President and Chief Executive Officer of Raymond Property Company LLC (real estate) since 2007. From 2000 to 2006 he was President and Chief Executive Officer of Harbor Global Company, Ltd. (asset management, natural resources and real estate investment) and Chairman of the PIOglobal real estate investment fund, the largest in Russia. From 1995 to 1999 Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products). He is also a trustee and vice president of the board of The Governor’s Academy, Byfield, MA. Mr. Kasnet received a B.A. from the University of Pennsylvania in 1966.

William W. Johnson is an independent director of Two Harbors. Mr. Johnson was also a Managing Director of J.P. Morgan from 2006 to 2009, where he held senior roles including Divisional Management and Risk Committee Member, Head of Proprietary Positioning Business, and Head of Tax-Exempt Capital Markets. From 2004 to 2005, Mr. Johnson was a private investor. From 2001 to 2003, Mr. Johnson was President of Paloma Partners, a private capital management company in Greenwich, Connecticut. From 1984 to 2001, Mr. Johnson worked for UBS and its predecessors in Chicago, Singapore, London and Basel. He began his career at UBS in currency options trading and served in several senior management functions including Divisional Management and Risk Committee Member and Global Head of Treasury Products. Mr. Johnson received a B.S. degree from the University of Pennsylvania Wharton School in 1984, and a M.B.A. from the University of Chicago in 1988.

W. Reid Sanders is an independent director of Two Harbors. Mr. Sanders is also the President of Sanders Properties. He is a Director of Independent Bank, serves on the Investment Committee at Cypress Reality, and is on the Advisory Board of SSM Venture Partners. He is the former Chairman at Two Rivers Capital Management, and his former directorships include Harbor Global Company Ltd, PioGlobal Asset Management, The Pioneer Group and TBA Entertainment Corporation. Mr. Sanders was the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Mutual Funds, a family of funds in Memphis from 1975-2000. He served as the Investment Officer at First Tennessee Investment Management, the investment management division of First Horizon National Corporation, from 1973-1975. Prior to being at First Tennessee, Mr. Sanders worked in Credit Analysis and Commercial Lending at Union Planters National Bank from 1971-1972. Mr. Sanders is a Trustee of the Hugo Dixon Foundation, the Dixon Gallery and Gardens, the Hutchison School, Campbell Clinic Foundation, The Jefferson Scholars Foundation, TN Shakespeare Company, and formerly a Trustee of Rhodes College. He received a Bachelors of Economics from the University of Virginia in 1971.

Peter Niculescu is an independent director of Two Harbors. Since 2009, Mr. Niculescu has also been a Partner and Head of Fixed Income Advisory at CMRA, a risk management firm providing consulting and litigation support services to major US and international financial services companies and institutional investors. Prior to joining CMRA, Mr. Niculescu ran the Capital Markets division at Fannie Mae from 2002 to 2008. During the 1990s, he was a Managing Director at Goldman Sachs in its mortgage research and fixed income strategy group. Mr. Niculescu received a Bachelors of Economics from the Victoria University of Wellington in New Zealand in 1979 and his Ph.D. in Economics from Yale University in 1985. Mr. Niculescu is a Chartered Financial Analyst charter holder.

Independence of Directors

As a result of its securities being listed on the NYSE Amex, Two Harbors adheres to the rules of that exchange in determining whether a director is independent. Two Harbors intends to apply to have its securities listed on the New York Stock Exchange. The NYSE Amex and the New York Stock Exchange require that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the board of directors of Two Harbors has affirmatively determined that Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and Peter Niculescu are independent directors.

Two Harbors Board Committees

Two Harbors’ board of directors has formed an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. Each of these committees has four directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE Amex and the New York Stock Exchange. The compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as Two Harbors is subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee

The members of Two Harbors’ audit committee are Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and Peter Niculescu. Mr. Kasnet serves as chairman of the audit committee. Each is an independent director under the NYSE Amex and the New York Stock Exchange listing standards. The audit committee is responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of Two Harbors’ internal accounting controls.

The audit committee is, and will at all times be, composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE Amex and the New York Stock Exchange listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Kasnet satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee consists of Stephen G. Kasnet, W. Reid Sanders, William W. Johnson and Peter Niculescu, each of whom is an independent director. Mr. Sanders serves as chairman of the compensation committee. The principal functions of the compensation committee are to:

•	evaluate the performance of Two Harbors’ officers,

•	review any compensation payable to Two Harbors’ directors and officers,

•	evaluate the performance of PRCM Advisers LLC,

•	review the compensation and fees payable to PRCM Advisers LLC under the management agreement,

•	prepare compensation committee reports, and

•	administer the issuance of any common stock or other equity awards issued to personnel of PRCM Advisers LLC or Pine River who provide services to Two Harbors.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and Peter Niculescu, each of whom is an independent director under the NYSE Amex and the New York Stock Exchange listing standards. Mr. Johnson serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and approves and recommends to the full board of directors the appointment of each of Two Harbors’ executive officers. It also periodically prepares and submits to the board of directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of the board of directors and Two Harbors’ corporate governance, and annually recommends to the board of directors nominees for each committee of the board of directors. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board of directors.

Two Harbors Director Compensation

Two Harbors pays a $100,000 annual director’s fee to each of Two Harbors’ independent directors who are not Two Harbors’ officers or employees, payable half in cash and half in shares of restricted stock of Two Harbors. Directors who serve during the period between consummation of the merger and completion of Two Harbors’ first annual meeting of stockholders will also receive a one-time bonus of $50,000 immediately following the meeting, payable half in cash and half in shares of restricted stock of Two Harbors. All members of Two Harbors’ board of directors are reimbursed for their costs and expenses of serving on the board of directors, including costs and expenses of attending all meetings of Two Harbors’ board of directors and its committees. Two Harbors pays an additional annual fee of $25,000 to the chairman of the audit committee of the board of directors, payable half in cash and half in shares of restricted stock. Fees to the directors made by issuance of shares will be based on the value of such shares of common stock at the date of issuance.

Any director who is not Two Harbors’ officer or employee who joins the board will receive an initial restricted share grant of shares with a market value of $50,000 upon attendance at his or her first board of directors meeting. As a component of the annual director’s fee of $100,000, Two Harbors grants annual restricted share awards of shares of common stock with a market value of $50,000 on the first business day after Two Harbors’ annual meeting of stockholders to each director who is not Two Harbors’ officer or employee and who is on Two Harbors’ board of directors at the close of such meeting. All equity grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date.

Two Harbors Executive Compensation

Because the management agreement provides that PRCM Advisers LLC assumes principal responsibility for managing Two Harbors’ affairs, Two Harbors’ officers, in their capacities as such, do not receive cash compensation directly from Two Harbors. Further, although Two Harbors generally has no obligation to reimburse PRCM Advisers LLC for the salary, bonus, benefit and other compensation costs of the personnel of PRCM Advisers LLC and its affiliates who provide services to Two Harbors under the management agreement, Two Harbors reimburses PRCM Advisers LLC for (i) Two Harbors’ allocable share of the compensation paid by PRCM Advisers LLC to its personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by PRCM Advisers LLC as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors, and (ii) any amounts for personnel of PRCM Advisers LLC’s affiliates arising under the shared facilities and services agreement. In their capacities as officers or personnel of PRCM Advisers LLC or its affiliates, they devote such portion of their time to Two Harbors’ affairs as is necessary to enable Two Harbors to operate Two Harbors’ business.

PRCM Advisers LLC compensates each of Two Harbors’ executive officers. Two Harbors pays PRCM Advisers LLC a management fee and PRCM Advisers LLC uses the proceeds from the management fee in part to pay compensation to its and Pine River’s officers and personnel.

Two Harbors 2009 Equity Incentive Plan

Two Harbors has adopted a 2009 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including PRCM Advisers LLC and affiliates and personnel of PRCM Advisers LLC and its affiliates, and any joint venture affiliates of Two Harbors. The 2009 equity incentive plan is administered by the compensation committee appointed by Two Harbors’ board of directors. The 2009 equity incentive plan permits the granting of restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards.

Administration

The 2009 equity incentive plan is administered by the compensation committee. The compensation committee, appointed by Two Harbors’ board of directors, has the full authority to administer and interpret the 2009 equity incentive plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, including PRCM Advisers LLC and affiliates and personnel of PRCM Advisers LLC and its affiliates, and any joint venture affiliates of Two Harbors, to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the 2009 equity incentive plan consists of four non-employees directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director and will, at such times as Two Harbors is subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board of directors for those periods in which the board of directors is acting.

Available Shares

Two Harbors’ 2009 equity incentive plan provides for grants of restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. The plan allows for the Two Harbors board of directors to expand the types of awards available under the plan to include LTIP units in the future. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed 100,000. If an award granted under the 2009 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by Two Harbors’ board of directors, no new award may be granted under the 2009 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by Two Harbors’ board of directors. No award may be granted under Two Harbors’ 2009 equity incentive plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Two Harbors’ common stock.

On October 28, 2009, Two Harbors granted 22,159 shares of restricted common stock to its independent directors pursuant to the 2009 equity incentive plan. The estimated fair value of these awards was $9.59 per share, based on the closing price of Capitol’s common stock on the NYSE Amex on such date. The grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date.

Awards Under the Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of Two Harbors’ common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares. Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the compensation committee, the right to receive the fair value of a share of common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the compensation committee, as may be provided by the compensation committee at grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. Unless otherwise determined by the compensation committee, the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares.

LTIP Units. If the Two Harbors board of directors expands the types of awards under the plan to include LTIP units, it is expected that such units will be created as a special class of limited liability company interests in the Subsidiary LLC. The terms of any such awards will be determined by the Two Harbors board of directors at the time of such expansion.

Other Share-Based Awards. The 2009 equity incentive plan authorizes the granting of other awards based upon shares of Two Harbors’ common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Under Two Harbors’ 2009 equity incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of Two Harbors’ voting shares by any person; (ii) the sale or disposition of all or substantially all of Two Harbors’ assets; (iii) a merger, consolidation or statutory share exchange where Two Harbors’ stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any two year period, Two Harbors’ directors, including subsequent directors recommended or approved by Two Harbors’ directors, at the beginning of such period cease for any reason other than due to death to constitute a majority of Two Harbors’ board of directors; or (v) stockholder approval of Two Harbors’ liquidation or dissolution. Notwithstanding the foregoing, no event or condition described in clauses (i) through (v) above shall constitute a change in control if it results from a transaction between Two Harbors and PRCM Advisers LLC or an affiliate of PRCM Advisers LLC.

Upon a change in control, the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments and Termination

Two Harbors’ board of directors may amend, alter or discontinue the 2009 equity incentive plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the board of directors must obtain approval of Two Harbors’ stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2009 equity incentive plan;

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 equity incentive plan;

•	reprice any awards under the 2009 equity incentive plan; or

•	otherwise require such approval.

The compensation committee may amend the terms of any award granted under the 2009 equity incentive plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Management Agreement with PRCM Advisers LLC

Two Harbors has entered into a management agreement with PRCM Advisers LLC pursuant to which PRCM Advisers LLC provides for the day-to-day management of Two Harbors’ operations.

The management agreement requires PRCM Advisers LLC to manage Two Harbors’ business affairs in conformity with the investment guidelines and other policies that are approved and monitored by Two Harbors’ board of directors. PRCM Advisers LLC’s role as manager is under the supervision and direction of Two Harbors’ board of directors. PRCM Advisers LLC is responsible for (i) the selection, purchase and sale of Two Harbors’ portfolio investments, (ii) Two Harbors’ financing activities, and (iii) providing Two Harbors with investment advisory services. PRCM Advisers LLC is responsible for Two Harbors’ day-to-day operations and performs (or causes to be performed) such services and activities relating to Two Harbors’ assets and operations as may be appropriate, which may include the following:

•

serving as Two Harbors’ consultant with respect to the periodic review of the investment guidelines and other parameters for Two Harbors’ investments, financing activities and operations, any modification to which will be approved by a majority of Two Harbors’ independent directors;

•

investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

•

with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on Two Harbors’ behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

•

negotiating and entering into, on Two Harbors’ behalf, repurchase agreements, credit finance agreements, securitizations, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments, warehouse facilities and all other agreements and engagements required for Two Harbors to conduct its business;

•

engaging and supervising, on Two Harbors’ behalf and at Two Harbors’ expense, independent contractors which provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to Two Harbors’ investments;

•	coordinating and managing operations of any joint venture or co-investment interests held by Two Harbors and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to Two Harbors;

•

administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to Two Harbors’ management as may be agreed upon by PRCM Advisers LLC and Two Harbors’ board of directors, including the collection of revenues and the payment of Two Harbors’ debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

communicating on Two Harbors’ behalf with the holders of any of Two Harbors’ equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling Two Harbors in connection with policy decisions to be made by Two Harbors’ board of directors;

•

evaluating and recommending to Two Harbors’ board of directors hedging strategies and engaging in hedging activities on Two Harbors’ behalf, consistent with such strategies as so modified from time to time, with Two Harbors’ qualification as a REIT and with the investment guidelines;

•

counseling Two Harbors regarding the maintenance of Two Harbors’ qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause Two Harbors to qualify for taxation as a REIT;

•

counseling Two Harbors regarding the maintenance of Two Harbors’ exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause Two Harbors to maintain such exemption from such status;

•

assisting Two Harbors in developing criteria for asset purchase commitments that are specifically tailored to Two Harbors’ investment objectives and making available to Two Harbors its knowledge and experience with respect to mortgage-backed securities, mortgage loans, real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets;

•	furnishing reports and statistical and economic research to Two Harbors regarding Two Harbors’ activities and services performed for Two Harbors by PRCM Advisers LLC;

•

monitoring the operating performance of Two Harbors’ investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

investing and reinvesting any moneys and securities of Two Harbors’ (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to Two Harbors’ stockholders and partners) and advising Two Harbors as to its capital structure and capital raising;

•

causing Two Harbors to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

•	assisting Two Harbors in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting Two Harbors in complying with all regulatory requirements applicable to Two Harbors in respect of Two Harbors’ business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act or the Securities Act, or by the New York Stock Exchange;

•

assisting Two Harbors in taking all necessary action to enable Two Harbors to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;

•

placing, or arranging for the placement of, all orders pursuant to PRCM Advisers LLC’s investment determinations for Two Harbors either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which Two Harbors may be involved or to which Two Harbors may be subject arising out of its day-to-day operations (other than with PRCM Advisers LLC of its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

•

using commercially reasonable efforts to cause expenses incurred by Two Harbors or on Two Harbors’ behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

•

representing and making recommendations to Two Harbors in connection with the purchase and finance of, and commitment to purchase and finance, mortgage-backed securities, mortgage loans (including on a portfolio basis), real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

•	advising Two Harbors with respect to obtaining appropriate repurchase agreements, warehouse facilities or other secured and unsecured forms of borrowing for Two Harbors’ assets;

•	advising Two Harbors with respect to preparing, negotiating and entering into, on Two Harbors’ behalf, applications and agreements relating to programs established by the U.S. government;

•

advising Two Harbors with respect to and structuring long-term financing vehicles for Two Harbors’ portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•

performing such other services as may be required from time to time for management and other activities relating to Two Harbors’ assets and business as Two Harbors’ board of directors shall reasonably request or PRCM Advisers LLC shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause Two Harbors to comply with all applicable laws.

Pursuant to the management agreement, PRCM Advisers LLC does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of Two Harbors’ board of directors in following or declining to follow its advice or recommendations. PRCM Advisers LLC maintains a contractual as opposed to a fiduciary relationship with Two Harbors; however, to the extent that employees or partners of PRCM Advisers LLC or its affiliates also serve as directors of Two Harbors, such directors owe Two Harbors duties under Maryland law in their capacities as directors of Two Harbors, including the duty to act in good faith, in the best interests of Two Harbors and with the care of an ordinarily prudent person in like position under similar circumstances, and, to the extent that employees or partners of PRCM Advisers LLC or its affiliates also serve as officers of Two Harbors, such officers owe Two Harbors duties under Maryland law in their capacity as officers of Two Harbors, including generally the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the management agreement, PRCM Advisers LLC, CLA Founders LLC, their respective officers, stockholders, members, managers, personnel, directors, any person controlling or controlled by PRCM Advisers LLC or CLA Founders LLC and any person providing sub-advisory services to PRCM Advisers LLC, CLA Founders LLC and their respective officers, stockholders, members, managers, personnel, directors, any person controlling or controlled by PRCM Advisers LLC of CLA Founders LLC are not liable to Two Harbors, any subsidiary of Two Harbors, Two Harbors’ directors, Two Harbors’ stockholders, members or partners or any subsidiary’s stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except because of acts constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors or Two Harbors’ subsidiaries, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. Two Harbors has agreed to indemnify PRCM Advisers LLC, CLA Founders LLC, their respective officers, stockholders, directors, members, personnel, any person controlling or controlled by PRCM Advisers LLC or CLA Founders LLC and any other person providing sub-advisory services to PRCM Advisers LLC, together with the managers, officers, directors and personnel of PRCM Advisers LLC, CLA Founders LLC and their respective officers, members, directors, managers and personnel, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. PRCM Advisers LLC has agreed to indemnify Two Harbors, Two Harbors’ directors and Two Harbors’ officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from PRCM Advisers LLC’s reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. For the avoidance of doubt, PRCM Advisers LLC will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (e.g., a transaction was effected in violation of Two Harbors’ investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price).

Pursuant to the terms of the management agreement, PRCM Advisers LLC is required to provide Two Harbors with Two Harbors’ management team, including a chief executive officer, president, chief financial officer and chief investment officer, along with appropriate support personnel, to provide the management services to be provided by PRCM Advisers LLC to Two Harbors.

The management agreement may be amended or modified by agreement between Two Harbors and PRCM Advisers LLC. The initial term of the management agreement expires on October 28, 2012 and will be automatically renewed for a one-year term on such date and on each anniversary date thereafter unless previously terminated as described below. Two Harbors’ independent directors reviews PRCM Advisers LLC’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually without cause upon the vote of at least two-thirds of Two Harbors’ independent directors or by a vote of the holders of a majority of the outstanding shares of Two Harbors’ common stock, based upon (1) unsatisfactory performance that is materially detrimental to Two Harbors or (2) Two Harbors’ determination that the management fees payable to PRCM Advisers LLC are not fair, subject to PRCM Advisers LLC’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of Two Harbors’ independent directors. Two Harbors must provide 180 days’ prior notice of any such termination. Unless terminated for cause, Two Harbors will pay a termination fee to PRCM Advisers LLC equal to three times the sum of the average annual management fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination (the “termination fee”).

Two Harbors may also terminate the management agreement, without the payment of any termination fee, with 30 days prior written notice from Two Harbors to PRCM Advisers LLC for cause, which is defined as:

•

PRCM Advisers LLC’s continued material breach of any provision of the management agreement that has a material adverse effect on Two Harbors following a period of 30 days after written notice thereof (or 90 days after written notice of such breach if PRCM Advisers LLC, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	PRCM Advisers LLC’s fraud, misappropriation of funds, or embezzlement against Two Harbors;

•	PRCM Advisers LLC’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of PRCM Advisers LLC, including an order for relief in an involuntary bankruptcy case or PRCM Advisers LLC authorizing or filing a voluntary bankruptcy petition;

•	PRCM Advisers LLC is convicted (including a plea of nolo contendere) of a felony; and

•	the dissolution of PRCM Advisers LLC.

PRCM Advisers LLC may generally only assign the management agreement with the written approval of a majority of Two Harbors’ independent directors. PRCM Advisers LLC, however, may assign the management agreement to Pine River or any of its affiliates without the approval of Two Harbors’ independent directors.

PRCM Advisers LLC may terminate the management agreement if Two Harbors becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case Two Harbors would not be required to pay a termination fee. PRCM Advisers LLC may decline to renew the management agreement by providing Two Harbors with 180 days written notice, in which case Two Harbors also would not be required to pay a termination fee. In addition, if Two Harbors defaults in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to Two Harbors, PRCM Advisers LLC may terminate the management agreement upon 60 days written notice. If the management agreement is terminated by PRCM Advisers LLC due to Two Harbors’ material breach of such agreement, Two Harbors would be required to pay the termination fee described above.

PRCM Advisers LLC’s Management Fees, Expense Reimbursements, Termination Fee and Incentive Plan Compensation

Two Harbors does not maintain an office or employ personnel. Instead Two Harbors relies on the facilities and resources of PRCM Advisers LLC to conduct Two Harbors’ operations. Expense reimbursements to PRCM Advisers LLC are made in cash on a quarterly basis following the end of each quarter.

Base Management Fee

Two Harbors pays PRCM Advisers LLC a management fee in an amount equal to 1.5% per annum, calculated and payable quarterly in arrears, of Two Harbors’ stockholders’ equity.

For purposes of calculating the management fee, Two Harbors’ stockholders’ equity means the sum of the net proceeds from all issuances of Two Harbors’ equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus Two Harbors’ retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that Two Harbors pays for repurchases or Two Harbors’ common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between PRCM Advisers LLC and Two Harbors’ independent directors and approval by a majority of Two Harbors’ independent directors. To the extent asset impairments reduce Two Harbors’ retained earnings at the end of any completed calendar quarter, it will reduce the management fee for such quarter. Two Harbors’ stockholders’ equity for the purposes of calculating the management fee could be greater than the amount of stockholders’ equity shown on the consolidated financial statements.

Two Harbors treats issuances of limited liability company interests of Two Harbors’ operating subsidiary, Two Harbors Operating Company LLC (the “Subsidiary LLC”), other than to Two Harbors as equity securities for purposes of calculating the management fee. PRCM Advisers LLC uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are Two Harbors’ officers, receive no cash compensation directly from Two Harbors. The management fee will be reduced, but not below zero, by Two Harbors’ proportionate share of any securitization base management fees that Pine River receives in connection with securitizations in which Two Harbors invests, based on the percentage of equity Two Harbors holds in such securitization.

The management fee of PRCM Advisers LLC shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to Two Harbors. Two Harbors is obligated to pay the management fee in cash within five business days after delivery to Two Harbors of the written statement of PRCM Advisers LLC setting forth the computation of the management fee for such quarter.

Reimbursement of Expenses

Because PRCM Advisers LLC’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, PRCM Advisers LLC is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

Two Harbors also pays all operating expenses, except those specifically required to be borne by PRCM Advisers LLC under the management agreement. The expenses required to be paid by Two Harbors include:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of Two Harbors’ investments;

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costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for Two Harbors by providers retained by PRCM Advisers LLC or, if provided by PRCM Advisers LLC’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of Two Harbors’ directors and the cost of liability insurance to indemnify Two Harbors’ directors and officers;

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costs associated with the establishment and maintenance of any of Two Harbors’ or any subsidiary’s repurchase agreements, warehouse facilities and other secured and unsecured forms of borrowings (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of Two Harbors’ or any subsidiary’s securities offerings;

•	expenses in connection with the application for, and participation in, programs established by the U.S. government;

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expenses connected with communications to holders of Two Harbors’ securities or of Two Harbors’ subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the SEC, the costs payable by Two Harbors to any transfer agent and registrar in connection with the listing and/or trading of Two Harbors’ stock on any exchange, the fees payable by Two Harbors to any such exchange in connection with its listing, and costs of preparing, printing and mailing Two Harbors’ annual report to Two Harbors’ stockholders and proxy materials with respect to any meeting of Two Harbors’ stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for Two Harbors and its subsidiaries;

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expenses incurred by managers, officers, personnel and agents of PRCM Advisers LLC for travel or entertainment on Two Harbors’ behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of PRCM Advisers LLC in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of Two Harbors’ repurchase agreements, warehouse facilities, borrowings under programs established by the U.S. government and other secured and unsecured forms of borrowings or any of Two Harbors’ or any subsidiary’s securities offerings;

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costs and expenses incurred with respect to market information systems and publications, research publications and materials, including financial analytics and market data, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of Two Harbors’ custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

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all insurance costs incurred in connection with the operation of Two Harbors’ business except for the costs attributable to the insurance that PRCM Advisers LLC elects to carry for itself and its personnel; provided, however, that Two Harbors will be responsible for its pro rata portion of the premiums related to PRCM Advisers LLC’s “errors and omissions” insurance coverage, as provided below;

•	costs and expenses incurred in contracting with third parties, including affiliates of PRCM Advisers LLC, for the servicing and special servicing of Two Harbors’ assets;

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all other costs and expenses relating to Two Harbors’ business and investment operations, including the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, valuation, reporting, audit and legal fees;

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expenses relating to any office(s) or office facilities, including disaster backup recovery sites and facilities, maintained for Two Harbors or Two Harbors’ investments separate from the office or offices of PRCM Advisers LLC;

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expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of Two Harbors’ securities or of Two Harbors’ subsidiaries, including in connection with any dividend reinvestment plan;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against Two Harbors or any subsidiary, or against any trustee, director or officer of Two Harbors or of any subsidiary in his capacity as such for which Two Harbors or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

•	all other expenses actually incurred by PRCM Advisers LLC which are reasonably necessary for the performance by PRCM Advisers LLC of its duties and functions under the management agreement; and

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any costs and expenses (including those described above) incurred by a sub-adviser engaged by PRCM Advisers LLC pursuant to Section 2(e) of the management agreement in connection with the provision of sub-advisory services in respect of PRCM Advisers LLC, including such costs and expenses of CLA Founders LLC; provided, however, that the reimbursement of any such costs and expenses shall be subject to the same limitations set forth in the agreement on the reimbursement of the costs and expenses of PRCM Advisers LLC.

Two Harbors has no obligation to reimburse PRCM Advisers LLC for the salary, bonus, benefit and other compensation costs of the personnel of PRCM Advisers LLC and its affiliates who provide services to Two Harbors under the management agreement, except that, Two Harbors reimburses PRCM Advisers LLC for, without duplication, (i) Two Harbors’ allocable share of the compensation paid by PRCM Advisers LLC to its personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by PRCM Advisers LLC as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors, and (ii) any amounts for personnel of PRCM Advisers LLC’s affiliates arising under the shared facilities and services agreement between PRCM Advisers LLC and Pine River, which is described further below under the section entitled “— Shared Facilities and Services Agreement with Pine River.” Two Harbors’ share of such out-of-pocket costs is based upon commercially reasonable estimates of the percentage of time devoted by such personnel of PRCM Advisers LLC and its affiliates to Two Harbors’ affairs. PRCM Advisers LLC must provide Two Harbors with such information as Two Harbors may reasonably request to support the determination of Two Harbors’ share of such costs. PRCM Advisers LLC is responsible for the compensation paid by PRCM Advisers LLC to its personnel serving as Two Harbors’ Chief Executive Officer, President, and Chief Investment Officer and PRCM Advisers LLC’s investment professionals.

In addition, Two Harbors is required to pay Two Harbors’ pro rata portion of (i) rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of PRCM Advisers LLC and its affiliates required for Two Harbors’ operations and (ii) premiums related to the “errors and omissions” insurance required to be maintained by PRCM Advisers LLC. These expenses will be allocated between PRCM Advisers LLC and Two Harbors based on the ratio of Two Harbors’ proportion of net assets compared to all remaining net assets managed or held by Pine River or managed by PRCM Advisers LLC as calculated at each quarter end. Two Harbors and PRCM Advisers LLC will modify this allocation methodology, subject to Two Harbors’ independent directors’ approval if the allocation becomes inequitable.

Termination Fee

A termination fee will be payable in the event that the management agreement is terminated without cause upon the vote of two-thirds of Two Harbors’ independent directors or the holders of a majority of Two Harbors’ outstanding common stock, based upon unsatisfactory performance by PRCM Advisers LLC that is materially detrimental to Two Harbors or a determination that the compensation payable to PRCM Advisers LLC under the management agreement is not fair, unless PRCM Advisers LLC agrees to compensation that two-thirds of Two Harbors’ independent directors determine is fair. The termination fee will be equal to three times the sum of the average annual management fee earned by PRCM Advisers LLC during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

Two Harbors will also pay the termination fee described above if PRCM Advisers LLC terminates the management agreement due to Two Harbors’ material breach of such agreement. Two Harbors may terminate the management agreement with 30 days’ prior notice, without payment of a termination fee, for cause, as defined in the management agreement. In the absence of cause, the management agreement may only be terminated by Two

Harbors after the third anniversary of the consummation of the merger in accordance with the requirements described in the preceding paragraph. PRCM Advisers LLC may terminate the management agreement if Two Harbors becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, and may also decline to renew the management agreement by providing Two Harbors with 180 days’ prior notice, in either case of which Two Harbors would not be required to pay a termination fee.

Two Harbors 2009 Equity Incentive Plan

Although there is no current intention to do so, as a component of PRCM Advisers LLC’s compensation, Two Harbors may in the future issue to personnel and affiliates of PRCM Advisers LLC stock-based compensation under Two Harbors’ 2009 equity incentive plan. See “— Two Harbors 2009 Equity Incentive Plan” above.

Shared Facilities and Services Agreement with Pine River

Pursuant to the terms of the management agreement, PRCM Advisers LLC provides Two Harbors with Two Harbors’ management team, including officers, along with appropriate support personnel. PRCM Advisers LLC is at all times subject to the supervision and oversight of Two Harbors’ board of directors and has only such functions and authority as Two Harbors delegates to it.

PRCM Advisers LLC has entered into a shared facilities and services agreement with Pine River, pursuant to which Pine River provides PRCM Advisers LLC with access to, among other things, Pine River’s information technology, office space, personnel and other resources necessary to enable PRCM Advisers LLC to perform its obligations under the management agreement. The shared facilities and services agreement provides Two Harbors access to Pine River’s experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions. Pine River, and as a result PRCM Advisers LLC, have established portfolio management resources for Two Harbors’ target assets and an infrastructure supporting those resources, including investment professionals focusing on mortgage-backed securities, mortgage loans, and other real estate securities. Two Harbors also benefits from PRCM Advisers LLC’s finance and administration functions, which address legal, compliance, investor relations and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties. PRCM Advisers LLC is required to reimburse Pine River for all out-of-pocket expenses incurred by Pine River and its personnel in the performance of services for PRCM Advisers LLC under the shared facilities and services agreement. PRCM Advisers LLC has no obligation to reimburse Pine River or its affiliates for the salary, bonus, benefit and other compensation costs of the personnel of Pine River and its affiliates who provide services to PRCM Advisers LLC under the shared facilities and services agreement, except that PRCM Advisers LLC is required to reimburse Pine River and its affiliates for the allocable share of the compensation paid by Pine River and its affiliates to their respective personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by Pine River and its affiliates as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors. The allocable share of such out of pocket costs is based upon commercially reasonable estimates of the percentage of time devoted by such personnel of Pine River and its affiliates to Two Harbors’ affairs. Two Harbors is, in turn, required to reimburse PRCM Advisers LLC for these personnel costs pursuant to the terms of the management agreement. Pine River and its affiliates are responsible for the compensation paid by Pine River and its affiliates to their respective personnel serving as Two Harbors’ Chief Executive Officer, President, and Chief Investment Officer and the investment professionals of Pine River and its affiliates.

Conflicts of Interest Relating to Pine River and PRCM Advisers LLC

Two Harbors is subject to conflicts of interest relating to Pine River and its affiliates, including PRCM Advisers LLC, because, among other things:

Conflicts with Pine River

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Each of Two Harbors’ executive officers, as well as Brian Taylor and Thomas Siering who are non-independent directors, is also an employee or partner of Pine River, which is the ultimate parent company of PRCM Advisers LLC. In addition, Mark Ein (the non-executive Vice Chairman) owns an interest in CLA Founders LLC, which, in consideration for services to be provided to PRCM Advisers LLC under a sub-management agreement, is entitled to receive a percentage of the management fee earned by PRCM Advisers LLC, and an affiliate of his is an investor in a private fund for which Pine River serves as investment manager. Therefore, these individuals have interests in Two Harbors’ relationships with PRCM Advisers LLC and Pine River that are different than the interests of Two Harbors’ stockholders. In particular, these individuals will have a direct interest in the financial success of PRCM Advisers LLC, which may encourage these individuals to support strategies that impact Two Harbors based upon these considerations. As a result of these relationships, these persons have a conflict of interest with respect to Two Harbors’ agreements and arrangements with PRCM Advisers LLC and other Pine River affiliates, which were not negotiated at arm’s length, and their terms may not have been as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party.

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Two Harbors’ executive officers are not required to devote a specific amount of time to Two Harbors’ affairs. Accordingly, Two Harbors competes with Pine River, its funds, investment vehicles and other ventures for the time and attention of these officers in connection with Two Harbors’ business.

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There are conflicts of interest in allocating investment opportunities to Two Harbors and other funds, investment vehicles and ventures managed by Pine River. For example, Pine River currently serves as the investment manager for a private fund formed to invest and trade in Agency, non-Agency and other fixed-rate, adjustable and IO RMBS, including CMOs and TBAs, equity investments in REITs and related strategies. Further, Pine River and its affiliates may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with Two Harbors and therefore may compete with Two Harbors for investment opportunities.

Conflicts Relating to PRCM Advisers LLC

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PRCM Advisers LLC may cause Two Harbors to purchase assets from Pine River or its affiliates or make co-purchases alongside Pine River or its affiliates. Although Two Harbors’ management agreement requires that investments in securities structured or issued by an entity managed by PRCM Advisers LLC must be approved by at least one of Two Harbors’ independent directors, these transactions may not be the result of arm’s length negotiations and may involve conflicts between Two Harbors’ interests and the interests of Pine River and/or its affiliates in obtaining favorable terms and conditions. Two Harbors expects that, in connection with any asset purchases from Pine River or its affiliates, Two Harbors will acquire such assets at their fair market value and, in connection with any co-purchases made alongside Pine River or its affiliates, Two Harbors will pay the same price as the other participating programs (or approximately the same average price, in the case of assets acquired at varying prices). Fair value will be determined using such methods as are deemed appropriate by the independent director or directors that review and approve the transaction. In general, Two Harbors expects that transactions between Two Harbors and Pine River or its affiliates that are not specifically permitted by the management agreement or the shared facilities and services agreement will be approved by a majority of Two Harbors’ independent directors. In this regard, the management agreement provides that:

•	PRCM Advisers LLC may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of

Two Harbors to provide property management, asset management, leasing, development and/or other services to Two Harbors (including portfolio management services with respect to Two Harbors’ investments (“portfolio management services”) and monitoring services with respect to loan servicing activities provided by third parties (“monitoring services”)) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to the assets of Two Harbors; provided that (i) any such agreements entered into with affiliates of PRCM Advisers LLC shall be (A) on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and (B) to the extent the same do not fall within the provisions of Two Harbors’ investment guidelines, approved by a majority of Two Harbors’ independent directors, (ii) with respect to portfolio management services, (A) any such agreements shall be subject to Two Harbors’ prior written approval and (B) PRCM Advisers LLC shall remain liable for the performance of such portfolio management services, and (iii) with respect to monitoring services, any such agreements shall be subject to Two Harbors’ prior written approval.

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PRCM Advisers LLC may retain, for and on behalf and at the sole cost and expense of Two Harbors, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, due diligence firms, underwriting review firms, banks and other lenders and others as PRCM Advisers LLC deems necessary or advisable in connection with the management and operations of Two Harbors, and PRCM Advisers LLC shall have the right to cause any such services to be rendered by its employees or affiliates. Except as otherwise provided in the management agreement, Two Harbors shall pay or reimburse PRCM Advisers LLC or its affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

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PRCM Advisers LLC may subcontract and assign its responsibilities under the management agreement to any of its affiliates in accordance with the terms of the management agreement applicable to any such subcontract or assignment. In addition, PRCM Advisers LLC may assign the management agreement to any of its affiliates without the approval of Two Harbors’ independent directors.

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PRCM Advisers LLC’s liability is limited under the management agreement, and Two Harbors has agreed to indemnify PRCM Advisers LLC, CLA Founders LLC and their respective affiliates, including Pine River, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. As a result, Two Harbors could experience poor performance or losses for which PRCM Advisers LLC would not be liable.

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Two Harbors has agreed to pay PRCM Advisers LLC a management fee that is based on Two Harbors’ stockholders equity but not tied to Two Harbors’ performance. The management fee may not sufficiently incentivize PRCM Advisers LLC to pursue business that maximizes risk-adjusted returns on Two Harbors’ investment portfolio. Further, PRCM Advisers LLC will have an incentive to increase stockholders’ equity (for example, by recommending secondary stock offerings), potentially to the detriment of Two Harbors’ existing stockholders.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

In allocating investment opportunities among Two Harbors and any funds or accounts managed or advised by Pine River (each, a “Pine River Fund”), Pine River and PRCM Advisers LLC are guided by the principles that they will treat all clients fairly and equitably, they will not arbitrarily distinguish among clients, and they will not favor one client over another.

In allocating a specific investment opportunity among Two Harbors and the Pine River Funds, Pine River and PRCM Advisers LLC will make a determination, exercising their judgment in good faith, as to whether the opportunity is appropriate for each client. Factors in making such a determination may include a client’s liquidity, the client’s overall investment strategy and objectives, the composition of the client’s existing portfolio, the size or amount of the available opportunity, the characteristics of the securities involved, the liquidity of the markets in which the securities trade, the risks involved, and other factors relating to the client and the investment opportunity. Pine River and/or PRCM Advisers LLC are not required to provide every opportunity to every client.

If Pine River and/or PRCM Advisers LLC determine that an investment opportunity is appropriate for both Two Harbors and a Pine River Fund, then Pine River and PRCM Advisers LLC will allocate that opportunity in a manner that they determine, exercising their judgment in good faith, to be fair and equitable, taking into consideration all allocations among Two Harbors and the Pine River Fund taken as a whole. Pine River and PRCM Advisers LLC have broad discretion in making that determination, and in amending that determination over time. In allocating investments among Two Harbors and a Pine River Fund, Pine River and PRCM Advisers LLC’s reasons for their allocation decisions may include the following:

•	The contrasting strategies, time horizons and risk profiles of the participating clients;

•	The relative capitalization and cash availability of the clients;

•	The different liquidity positions and requirements of the participating clients;

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Whether a client has appropriate exposure to or concentration in the securities, issuer, sector, industry, or markets in question, taking into account both the client’s overall investment objectives and the client’s exposure or concentration relative to other clients sharing in the allocation;

•	Whether an opportunity can be split between the clients, or whether it must be allocated entirely to one client or the other;

•	Borrowing base considerations (such as repurchase agreement, securities lending, prime brokerage, or ISDA terms);

•	Expectations regarding the timing and sources of new capital and, in the case of the Pine River Funds, historical and anticipated subscription and redemption patterns of the Pine River Funds;

•	Whether a client has the documentation in place to participate in a trade with the applicable counterparty; and

•	Regulatory or tax considerations.

In certain circumstances strict compliance with the foregoing allocation procedures may not be feasible and unusual or extraordinary conditions may, on occasion, warrant deviation from the practices and procedures described above. In such circumstances, senior personnel of Pine River, PRCM Advisers LLC and/or the board of directors of Two Harbors may be called upon to determine the appropriate action which will serve the best interests of, and will be fair and equitable to, all clients involved.

The management agreement with PRCM Advisers LLC provides that at least one of Two Harbors’ independent directors must approve in advance any investment in any security structured or issued by an entity managed by PRCM Advisers LLC or any of its affiliates.

Pine River and/or PRCM Advisers LLC may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND TWO

HARBORS’ CHARTER AND BYLAWS

The following summary description of certain provisions of the MGCL and Two Harbors’ charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of Two Harbors’ charter and its bylaws, copies of which are available from Two Harbors upon request.

Two Harbors’ Board of Directors

Two Harbors’ bylaws and charter provide that the number of directors Two Harbors has may be established by its board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Two Harbors’ bylaws currently provide that any vacancy may be filled by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Pursuant to Two Harbors’ bylaws, each of Two Harbors’ directors is elected by its common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of the directors of Two Harbors.

Removal of Directors

Two Harbors’ charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of Two Harbors’ board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding rating stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Two Harbors’ board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, Two Harbors’ board of directors has by resolution exempted business combinations between Two Harbors and any person, provided that such business combination is first approved by Two Harbors’ board of directors. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Two Harbors and any person. As a result, any person described above may be able to enter into business combinations with Two Harbors that may not be in the best interest of Two Harbors’ stockholders without compliance by Two Harbors with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of Two Harbors and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel Two Harbors’ board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Two Harbors’ bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Two Harbors’ stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Two Harbors’ charter provides that, at such time as Two Harbors is able to make a Subtitle 8 election, vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in Two Harbors’ charter and bylaws unrelated to Subtitle 8, Two Harbors already (1) requires the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vests in the board the exclusive power to fix the number of directorships and (3) requires, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to Two Harbors’ bylaws, a meeting of Two Harbors’ stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by Two Harbors’ board of directors entitled to cast. In addition, the chairman of Two Harbors’ board of directors, chief executive officer, president or board of directors may call a special meeting of Two Harbors’ stockholders. Subject to the provisions of Two Harbors’ bylaws, a special meeting of Two Harbors’ stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Two Harbors’ Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of Two Harbors’ stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of Two Harbors’ board of directors), Two Harbors’ charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Two Harbors’ board of directors has the exclusive power to adopt, alter or repeal any provision of Two Harbors’ bylaws and to make new bylaws.

Dissolution of Two Harbors

The dissolution of Two Harbors must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Two Harbors’ bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to Two Harbors’ notice of the meeting, (2) by or at the direction of Two Harbors’ board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in Two Harbors’ bylaws.

With respect to special meetings of stockholders, only the business specified in Two Harbors’ notice of meeting may be brought before the meeting. Nominations of individuals for election to Two Harbors’ board of directors may be made only (1) pursuant to Two Harbors’ notice of the meeting, (2) by or at the direction of Two Harbors’ board of directors or (3) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in Two Harbors’ bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Two Harbors’ Charter and Bylaws

Two Harbors’ charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interests of Two Harbors’ stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if Two Harbors was to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Two Harbors’ charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires Two Harbors (unless Two Harbors’ charter provides otherwise, which its charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by Two Harbors or in Two Harbors’ right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Two Harbors’ charter authorizes it to obligate itself and Two Harbors’ bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of Two Harbors who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of Two Harbors and at Two Harbors’ request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Two Harbors’ charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of Two Harbors in any of the capacities described above and to any employee or agent of Two Harbors or a predecessor of Two Harbors.

Two Harbors expects to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating agreement of the Subsidiary LLC provides that Two Harbors, as managing member, and Two Harbors’ officers and directors are indemnified to the fullest extent permitted by law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling Two Harbors for liability arising under the Securities Act, Two Harbors has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Two Harbors’ charter provides that its board of directors may revoke or otherwise terminate Two Harbors’ REIT election, without approval of Two Harbors’ stockholders, if it determines that it is no longer in Two Harbors’ best interests to continue to qualify as a REIT.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Two Harbors’ common stock as of November 10, 2009 by:

•	each person known by Two Harbors to be the beneficial owner of more than 5% of Two Harbors’ outstanding shares of common stock;

•	each of Two Harbors’ executive officers and directors; and

•	all of Two Harbors’ executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(18)		Percent of Class(18)
Whitebox Advisors, LLC.	2,584,080	(2)	19.3%
Wellington Hedge Management, LLC.	892,000	(3)	6.7%
Wellington Global Holdings, Ltd	860,392	(4)	6.2%
Loeb Arbitrage Fund	1,503,402	(5)	10.1%
Integrated Core Strategies (US) LLC	1,442,030	(6)	9.8%
Federated Investors, Inc.	3,065,859	(7)	22.9%
Raul J. Fernandez	750,000	(8)	5.3%
Piyush Sodha	1,000,000	(9)	6.9%
Dr. Jeong H. Kim	750,000	(10)	5.3%
Nisswa Acquisition Master Fund Ltd.	2,906,918	(11)	17.8%
Mark D. Ein	3,040,000	(12)	18.5%
Brian C. Taylor	2,906,918	(11)	17.8%
Thomas Siering	100,000		*
Steven Kuhn	—		—
William Roth	28,200		*
Jeffrey Stolt	2,000		*
Timothy O’Brien	5,000		*
Stephen G. Kasnet	6,517	(13)	*
William W. Johnson	55,214	(14)	*
W. Reid Sanders	15,214	(15)	*
Peter Niculescu	5,214	(16)	*
All directors and executive officers as a group (11 individuals)	6,164,277	(17)	31.9%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.
(2)

Represents 2,584,080 shares of common stock and shares issuable upon exercise of warrants beneficially owned by Whitebox Advisors, LLC, acting as investment adviser, Whitebox Special Opportunities Advisors, LLC, Whitebox Special Opportunities Fund, L.P and Whitebox Special Opportunities Fund, L.P, Series A. The business address for Whitebox Advisors, LLC, Whitebox Special Opportunities Advisors, LLC, Whitebox Special Opportunities Fund, L.P. and Whitebox Special Opportunities Fund, L.P, Series A is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416. Whitebox Special Opportunities Advisors, LLC and Whitebox Special Opportunities Fund, L.P, Series A each disclaim beneficial ownership of any of such securities other than to the extent of its pecuniary interest therein, and the foregoing disclosure shall not be deemed an admission that Whitebox Special Opportunities Advisors, LLC or Whitebox Special

Opportunities Fund, L.P, Series A is the beneficial owner of such securities for purposes of Section 16 or for any other purpose. The foregoing information was derived from a Schedule 13G filed with the SEC on November 6, 2009 with respect to beneficial ownership of Two Harbors’ securities. Two Harbors has assumed, based on the ownership percentage listed in such Schedule 13G, that the shares beneficially owned consist of 2,090,177 shares of common stock and 493,903 shares issuable upon exercise of warrants, and the ownership percentage listed in the table above is based on such assumption.

(3)	Represents 892,000 shares held by Bay Pond Partners, L.P. Wellington Hedge Management, LLC is the sole general partner of Bay Pond Partners, L.P. and has shared voting and dispositive power over the foregoing shares. The business address for Wellington Hedge Management, LLC and Bay Pond Partners, L.P. is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109. The foregoing information was derived from a Schedule 13G filed with the SEC on November 9, 2009 with respect to beneficial ownership of Two Harbors’ securities.
(4)	Represents 286,300 shares held by Bay Pond Investors (Bermuda) L.P. (“Bay Pond Bermuda”) and 574,092 shares issuable upon the exercise of warrants held by Bay Pond Bermuda and has shared voting and dispositive power over the foregoing shares. Wellington Global Holdings, Ltd. is the investment general partner of Bay Pond Bermuda. The business address for Wellington Global Holdings, Ltd. and Bay Pond Bermuda is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109. The foregoing information was derived from a Schedule 13G filed with the SEC on November 9, 2009 with respect to beneficial ownership of Two Harbors’ securities.
(5)

Represents 1,503,402 shares issuable upon exercise of warrants held by Loeb Arbitrage Fund (“LAF”), over which LAF has sole voting and dispositive power. LAF’s registered investment advisor is Loeb Offshore Management, LLC. The business address for LAF is 61 Broadway, 24th Floor, New York, New York 10006. The foregoing information was derived from a Schedule 13G filed with the SEC on November 9, 2009 with respect to beneficial ownership of Two Harbors’ securities.

(6)	Represents 128,800 shares held by Integrated Core Strategies (US) LLC (“ICS”) and 1,313,230 shares issuable upon the exercise of warrants held by ICS. As of November 9, 2009, ICS held 128,800 shares and warrants to purchase 5,238,050 shares of common stock. Notwithstanding the foregoing, pursuant to a Waiver Amendment Agreement and Waiver of Limitations on Exercise of Warrants dated October 14, 2009, the number of shares of Two Harbors’ common stock that may be acquired by ICS upon exercise of its warrants is limited to the extent necessary to ensure following such exercise, the total number of shares of Two Harbors’ common stock then beneficially owned by ICS does not exceed 9.8% of the total number of Two Harbors’ common stock issued and outstanding (including for such purpose the shares of common stock issuable upon such exercise). Accordingly, ICS beneficially owns 1,442,030 shares of Two Harbors’ common stock (consisting of 128,800 shares of common stock and warrants to purchase 1,313,230 shares of common stock). Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of ICS and may be deemed to have shared voting control and investment discretion over the securities owned by ICS. Israel A. Englander is the managing member of Millennium Management. As a result, Mr. Englander may also be deemed to have shared voting control and investment discretion over the securities. The business address for each entity and Mr. Englander is 666 Fifth Avenue, New York, New York 10103. The foregoing information was derived from a Schedule 13G filed with the SEC on November 9, 2009 with respect to beneficial ownership of Two Harbors’ securities.
(7)

Represents 3,065,859 shares beneficially owned by registered investment companies and separate accounts advised by Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (together, the “Investment Advisers”), subsidiaries of Federated Investors, Inc. (“Federated Investors”), that have been delegated the power to direct investments and power to vote the securities by the registered investment companies’ board of trustees or directors and by the separate accounts’ principals. Federated Investors is the parent holding company of the Investment Advisers. All of the voting securities of Federated Investors are held in Voting Shares Irrevocable Trust (the “Trust”), the trustees of which are John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue (the “Trustees”). The Investment Advisers, Federated Investors, the Trust and the Trustees disclaim beneficial ownership of such securities and the foregoing disclosure shall not be deemed an admission that the Investment Advisers, Federated Investors, the Trust or the Trustees is the beneficial owner of such securities for the purposes of

Sections 13(d) and/or 13(g). The business address for each reporting entity is Federated Investors Towers, Pittsburgh, Pennsylvania 15222. The foregoing information was derived from a Schedule 13G filed with the SEC on November 10, 2009 with respect to beneficial ownership of Two Harbors’ securities.

(8)	Represents 750,000 shares of common stock issuable upon exercise of warrants held by Mr. Fernandez. Mr. Fernandez’s address is 509 7th Street, NW, Washington, DC, 20004.
(9)	Represents 1,000,000 shares of common stock issuable upon exercise of warrants held by Mr. Sodha. Mr. Sodha ‘s address is 509 7th Street, NW, Washington, DC, 20004.
(10)	Represents 750,000 shares of common stock issuable upon exercise of warrants held by Dr. Kim. Dr. Kim’s address is 509 7th Street, NW, Washington, DC, 20004.
(11)	Represents 2,906,918 shares of common stock issuable upon exercise of warrants owned by Nisswa Acquisition Master Fund Ltd., of which Pine River is the Investment Manager. Brian Taylor is the sole member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership of any of the securities owned by Nisswa Acquisition Master Fund Ltd. other than to the extent of his or its pecuniary interest therein, and the foregoing disclosure shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.
(12)	Represents 3,040,000 shares of common stock issuable upon exercise of warrants held by Mr. Ein.
(13)	Includes 6,517 shares of restricted common stock held by Mr. Kasnet.
(14)	Includes 5,214 shares of restricted common stock held by Mr. Johnson.
(15)	Includes 5,214 shares of restricted common stock held by Mr. Sanders.
(16)	Includes 5,214 shares of restricted common stock held by Mr. Niculescu.
(17)	Includes the warrants described in footnotes (11) and (12) above, and the shares of restricted common stock described in footnotes (13), (14), (15) and (16) above.
(18)	Based on 13,401,368 shares of common stock outstanding as of November 9, 2009. Share amounts for individuals assume that all warrants held by the person are exercised. The total number of shares of common stock outstanding used in calculating the percentage of the class assumes that none of the warrants held by other persons are exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Business Conduct and Ethics

Two Harbors’ board of directors has established a code of business conduct and ethics that applies to Two Harbors’ officers and directors and to PRCM Advisers LLC’s and Pine River’s officers, directors and personnel when such individuals are acting for Two Harbors or on Two Harbors’ behalf. Among other matters, Two Harbors’ code of business conduct and ethics is designed to detect and deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in Two Harbors’ SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for Two Harbors’ executive officers or directors may be made only by Two Harbors’ board of directors or one of Two Harbors’ board committees and will be promptly disclosed as required by law or stock exchange regulations.

Related Person Transactions

Management Agreement and Shared Facilities and Services Agreement

Two Harbors has entered into a management agreement with PRCM Advisers LLC pursuant to which PRCM Advisers LLC provides the day-to-day management of Two Harbors’ operations. The management agreement requires PRCM Advisers LLC to manage Two Harbors’ business affairs in conformity with the policies and the investment guidelines that are approved and monitored by Two Harbors’ board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either Two Harbors or PRCM Advisers LLC. PRCM Advisers LLC is entitled to receive a termination fee from Two Harbors under certain circumstances. Two Harbors is also obligated to reimburse certain expenses incurred by PRCM Advisers LLC and its affiliates. PRCM Advisers LLC is entitled to receive from Two Harbors a management fee. See “Management of Two Harbors — Management Agreement with PRCM Advisers LLC.”

Two Harbors’ executive officers are also employees or partners of Pine River. As a result, the management agreement between Two Harbors and PRCM Advisers LLC was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party. See “Management of Two Harbors — Conflicts of Interest Relating to Pine River and PRCM Advisers LLC.”

In addition, PRCM Advisers LLC has entered into a shared facilities and services agreement with Pine River, pursuant to which Pine River provides PRCM Advisers LLC with access to office space, equipment, personnel, credit analysis and risk management expertise and processes, information technology and other resources for Two Harbors’ benefit. See “Management of Two Harbors — Shared Facilities and Services Agreement with Pine River.”

Two Harbors’ management agreement and the shared facilities and services agreement are intended to provide Two Harbors with access to Pine River’s personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Restricted Common Stock and Other Equity-Based Awards

Two Harbors’ 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. Upon the consummation of the merger with Capitol, each independent director received shares of Two Harbors’ restricted common stock with a market value of $50,000 and the chairman of Two Harbors’ audit committee received additional shares of restricted common stock with a market value of $12,500, for a total of 22,159 shares. These shares of restricted common stock vest as follows: one-third on each of the date of the first anniversary of the consummation of the merger, the second anniversary of the consummation of the merger and the third anniversary of the consummation of the merger.

Registration Rights Agreement

In connection with the closing of the merger with Capitol, Two Harbors entered into a registration rights agreement with Capitol and the selling security holders. Pursuant to the registration rights agreement, Two Harbors has agreed to use commercially reasonable efforts to file with the SEC the registration statement of which this prospectus is a part with respect to the warrants issued to the selling security holders in the merger and the shares of Two Harbors’ common stock that may be purchased upon the exercise of such warrants, and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC at, or as soon as practicable after, the closing date of the merger, subject to certain customary conditions and limitations. Capitol will pay certain expenses in connection with any registration effected pursuant to the registration rights agreement, but the selling security holders will pay the underwriting or brokerage commissions or discounts associated with the sale of their respective securities.

Forward Sale Contract

In connection with the merger with Capitol, the Nisswa Acquisition Master Fund Ltd., a private fund managed by Pine River and the beneficial owner of 2,906,918 of Two Harbors’ warrants, purchased 723,176 shares of Capitol’s common stock on October 23, 2009 at a purchase price of $9.87 per share and, on October 26, 2009, the Nisswa Acquisition Master Fund Ltd. entered into a forward sale contract with Capitol pursuant to which Capitol agreed to purchase the 723,176 shares from the Nisswa Acquisition Master Fund Ltd. for a cash payment of $7,137,747 ($9.87 per share) following the closing of the merger and the liquidation of Capitol’s trust account. The arrangement was entered into to help ensure that the merger transaction received the requisite affirmative votes from Capitol’s stockholders. On October 28, 2009, the Nisswa Acquisition Master Fund Ltd. settled the forward sale contract. At the time the forward sale contract was settled, Capitol was a wholly-owned subsidiary of Two Harbors.

SELLING SECURITY HOLDERS

The selling security holders or their permitted pledgees, donees, transferees or other successors in interest, collectively referred to in this prospectus as “selling security holders,” may from time to time offer and sell any and all of the warrants and/or common stock offered under this prospectus. This prospectus covers the resale of (1) 9,906,918 warrants issued in connection with the merger with Capitol, each of which entitles the registered holder to purchase one share of Two Harbors’ common stock, and (2) 9,906,918 shares of common stock that may issued upon exercise of such warrants.

Each security holder that sells warrants or shares of common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of Two Harbors’ warrants and common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table names certain security holders who may sell warrants and shares pursuant to this prospectus and presents certain information with respect to beneficial ownership of Two Harbors’ securities. The information presented regarding the selling security holders is based upon representations made by the selling security holders to Two Harbors. Two Harbors does not know which (if any) of the security holders named below actually will offer to sell warrants or shares pursuant to this prospectus, or the number of warrants or shares that each of them will offer.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any securities if that person has or shares voting power or investment power with respect to those securities, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of securities and “investment power” is the power to dispose or direct the disposition of securities.

Because the selling security holders may offer all, some or none of the warrants and shares of the common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these warrants and shares, no definitive estimate can be given as to the amount of warrants and shares that will be held by the selling security holders after completion of the offering to which this prospectus relates. The following table has been prepared assuming that the selling security holders sell all of the warrants and shares of Two Harbors’ common stock beneficially owned by them that have been registered by Two Harbors pursuant to this prospectus and do not acquire nor dispose of any additional warrants or shares of common stock, or rights to purchase other warrants or shares of common stock, after the date on which they provided the information set forth in the table below. Two Harbors cannot advise you as to whether the selling security holders will in fact sell any or all of their warrants and shares of common stock. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the warrants and shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Information concerning the selling security holders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

Security Holder	Warrants (and Shares of Common Stock that May be Issued Upon Exercise of such Warrants) Beneficially Owned(1)		Warrants (and Shares of Common Stock that May be Issued Upon Exercise of such Warrants) Being Registered for Resale by this Prospectus		Warrants Beneficially Owned After Resale	Percentage of Class Beneficially Owned After Resale(2)	Shares of Common Stock Beneficially Owned After Resale	Percentage of Class Beneficially Owned After Resale(3)
Lawrence Calcano(4)	250,000		250,000		—	—	—	—
Brooke B. Coburn(5)	100,000		100,000		—	—	—	—
Amanda Eilian(6)	160,000		160,000		—	—	—	—
Mark D. Ein(7)	3,040,000	(6)	3,040,000	(6)	—	—	—	—
Richard C. Donaldson(4)	200,000		200,000		—	—	—	—
Raul J. Fernandez(4)	750,000		750,000		—	—	—	—
Dr. Jeong H. Kim(5)	750,000		750,000		—	—	—	—
Ted Leonsis(5)	100,000		100,000		—	—	—	—
Hugh Panero(5)	100,000		100,000		—	—	—	—
Arno Penzias(5)	200,000		200,000		—	—	—	—
Piyush Sodha(4)	1,000,000		1,000,000		—	—	—	—
Thomas E. Wheeler(5)	100,000		100,000		—	—	—	—
ZG Ventures LLC(8)	250,000		250,000		—	—	—	—
Nisswa Acquisition Master Fund Ltd.(9)	2,906,918		2,906,918		—	—	—	—

*	Less than 1%.
(1)	Security amounts for each selling security holder represent the warrants beneficially owned by such selling security holder as of November 9, 2009.
(2)	Based on 33,249,000 warrants outstanding as of November 9, 2009.
(3)	Based on 13,401,368 shares of common stock outstanding as of November 9, 2009. The total number of shares of common stock outstanding used in calculating this percentage assumes that none of the warrants held by other persons are exercised.
(4)	The selling security holder served as a director of Capitol prior to the merger with Capitol.
(5)	The selling security holder served as a special advisor to Capitol prior to the merger with Capitol.
(6)	The selling security holder served as Capitol’s Vice President prior to the merger with Capitol.
(7)	The selling security holder is Two Harbors’ non-executive Vice Chairman and served as Chief Executive Officer and a director of Capitol prior to the merger with Capitol.
(8)	The selling security holder is controlled by Miles Gilburne, who served as a special advisor to Capitol prior to the merger with Capitol.
(9)	Nisswa Acquisition Master Fund Ltd. is managed by Pine River.

Except as indicated above, no selling security holder has, or has had since Two Harbors’ inception, any position, office or other material relationship with Two Harbors or any of its predecessors or affiliates.

DESCRIPTION OF SECURITIES

The following summary description of Two Harbors’ securities does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and Two Harbors’ charter and bylaws and the warrant agreement, as supplemented and amended, copies of which are available from Two Harbors upon request. See “Where You Can Find More Information.”

General

Two Harbors’ charter provides that Two Harbors may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Two Harbors’ charter authorizes Two Harbors’ board of directors, with the approval of a majority of the entire board, to amend Two Harbors’ charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of November 9, 2009, 13,401,368 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for Two Harbors’ debts or obligations.

Shares of Common Stock

All of the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of Two Harbors’ charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by Two Harbors’ board of directors and declared by Two Harbors, and the holders of shares of Two Harbors’ common stock are entitled to share ratably in Two Harbors’ assets legally available for distribution to Two Harbors’ stockholders in the event of Two Harbors’ liquidation, dissolution or winding up after payment of or adequate provision for all Two Harbors’ known debts and liabilities.

The shares of common stock offered by this prospectus will be issued by Two Harbors and do not represent any interest in or obligation of Pine River. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of Two Harbors’ charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of Two Harbors’ board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Two Harbors. Subject to the provisions of Two Harbors’ charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Two Harbors’ charter provides that these matters (other than certain amendments to the provisions of Two Harbors’ charter related to the removal of directors, the restrictions on ownership and transfer of shares of Two Harbors’ stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one share of common stock of Two Harbors at a price of $11.00 per share, subject to adjustment as discussed below.

However, the warrants relating to shares of common stock of Two Harbors are exercisable only if a registration statement relating to the shares of common stock of Two Harbors issuable upon exercise of the warrants is effective and current. The warrants will expire on November 7, 2013 at 5:00 p.m., New York Time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock of Two Harbors issuable upon exercise of the warrants available and current, Two Harbors may call the outstanding warrants (except as described below with respect to the Sponsors’ Warrants still held by the original purchasers of such warrants or their affiliates) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption (the “redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the shares of common stock of Two Harbors equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

Two Harbors will not redeem the warrants unless an effective registration statement covering the shares of its common stock issuable upon exercise of the warrants is effective and current throughout the redemption period.

The redemption criteria were originally established in connection with Capitol’s initial public offering to provide warrant holders with a premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to the redemption call. If the foregoing conditions are satisfied and Two Harbors issues notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If Two Harbors calls the warrants for redemption, it will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock of Two Harbors equal to the quotient obtained by dividing (x) the product of the number of shares of its common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock of Two Harbors for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares of Two Harbors received by holders of the warrants.

The warrants have been issued in registered form under a warrant agreement, as supplemented and amended, between Continental Stock Transfer & Trust Company, as warrant agent, Capitol and Two Harbors. The warrant agreement provides that the terms of the warrants may be amended without consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. You should review a copy of the original warrant agreement, which has been filed as an exhibit to the Registration Statement on Form S-1 for Capitol’s initial public offering (SEC File No. 333-144834), and the supplement and amendment to such agreement, which has been filed as an exhibit to the Registration Statement on Form S-4 for the merger with Capitol (SEC File No. 333-160199), for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock of Two Harbors issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of Two Harbors. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock of Two Harbors at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Two Harbors, for the number of warrants being exercised. Warrant holders will not have the rights or privileges of holders of common stock of Two Harbors, including voting rights, until they exercise their warrants and receive shares of common stock of Two Harbors. After the issuance of shares of common stock of Two Harbors upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and Two Harbors will not be obligated to issue shares of its common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Two Harbors has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants until the expiration of the warrants. However, Two Harbors cannot assure you that Two Harbors will be able to do so and, if it does not maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and Two Harbors will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock of Two Harbors issuable upon the exercise of the warrants is not current or if the common stock of Two Harbors is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, Two Harbors will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, Two Harbors, upon exercise, will round up or down the number of common stock of Two Harbors to be issued to the warrant holder to the nearest whole number of shares of common stock.

Two Harbors’ charter contains certain ownership limits with respect to the shares of common stock of Two Harbors. See “— Restrictions on Ownership and Transfer” below. Moreover, the terms of the warrants limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. The ability of warrant holders to exercise their warrants may be limited by these ownership limits.

Sponsors’ Warrants

The Sponsors’ Warrants are identical to the public warrants except that they are exercisable on a cashless basis and are not redeemable by Two Harbors, in each case, so long as such warrants are held by the original purchaser thereof or his permitted transferees. So long as the Sponsors’ Warrants are held by the original purchasers thereof and their permitted transferees, the warrant agreement provides that the Sponsors’ Warrants may not be exercised unless Two Harbors has an effective registration statement relating to the common stock issuable upon exercise of the warrants and a related current prospectus is available. With the exception of the warrants held by the Nisswa Acquisition Fund, all of the warrants offered by this prospectus are Sponsors’ Warrants. Those Sponsors’ Warrants will become identical to the public warrants upon any sale or other transfer to a person who is not a permitted transferee of the selling security holder selling such warrants.

Power to Reclassify Two Harbors’ Unissued Shares of Stock

Two Harbors’ charter authorizes Two Harbors’ board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, Two Harbors’ board of directors is required by Maryland law and by Two Harbors’ charter to set, subject to Two Harbors’ charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, Two Harbors’ board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interest of Two Harbors’ stockholders. No shares of preferred stock are presently outstanding, and Two Harbors has no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

Two Harbors believes that the power of Two Harbors’ board of directors to amend Two Harbors’ charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide Two Harbors with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by Two Harbors’ stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Two Harbors’ securities may be listed or traded. Although Two Harbors’ board of directors does not intend to do so, the board could authorize Two Harbors to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interest of Two Harbors’ stockholders.

Restrictions on Ownership and Transfer

In order for Two Harbors to qualify as a REIT under the Code, shares of Two Harbors’ stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Two Harbors’ charter contains restrictions limiting the ownership and transfer of shares of Two Harbors’ common stock and other outstanding shares of stock. The relevant sections of Two Harbors’ charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of Two Harbors’ stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of Two Harbors’ stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Two Harbors’ stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limit.

Two Harbors’ board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of Two Harbors’ outstanding stock would result in Two Harbors’ being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in Two Harbors’ failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in Two Harbors’ tenant (or a tenant of any entity which Two Harbors owns or controls) that would cause Two Harbors to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of Two Harbors’ board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, Two Harbors’ board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to Two Harbors’ qualification as a REIT. In connection with the closing of the merger with Capitol, Two Harbors established: (1) an excepted holder limit for Integrated Holding Group LP and Integrated Core Strategies (US) LLC pursuant to which such entities may acquire and hold 632,974 shares of common stock and may exercise warrants exercisable into 5,146,600 shares of common stock, subject to certain limitations and conditions; (2) an excepted holder limit for Federated Kaufmann Fund, Federated Kaufmann Fund II and Federated Kaufmann Growth Fund pursuant to which such entities may together acquire and hold in the aggregate 3,065,859 shares of common stock, subject to certain limitations and conditions; and (3) an excepted holder limit for Whitebox Special Opportunities Fund, LP Series A pursuant to which such entity may acquire and hold in the aggregate 2,127,480 shares of common stock and may exercise warrants exercisable into 466,800 shares of common stock, subject to certain limitations and conditions.

In connection with an exemption from the ownership limits or at any other time, Two Harbors’ board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, Two Harbors’ board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board may deem necessary or advisable in order to determine or ensure Two Harbors’ qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of Two Harbors’ common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of Two Harbors’ common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of Two Harbors’ common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of Two Harbors’ common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of Two Harbors’ outstanding shares of stock.

Two Harbors’ charter provisions further prohibit:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of Two Harbors’ stock that would result in Two Harbors’ being “closely held” under Section 856(h) of the Code or otherwise cause Two Harbors to fail to qualify as a REIT; and

•

any person from transferring shares of Two Harbors’ stock if such transfer would result in shares of Two Harbors’ stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Two Harbors’ stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to Two Harbors or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to Two Harbors, and provide Two Harbors with such other information as Two Harbors may request in order to determine the effect of such transfer on Two Harbors’ qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if Two Harbors’ board of directors determines that it is no longer in Two Harbors’ best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to Two Harbors’ charter, if any transfer of shares of Two Harbors’ stock would result in shares of Two Harbors’ stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of Two Harbors’ stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by Two Harbors’ board of directors or in Two Harbors’ being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by Two Harbors and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to Two Harbors’ discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or Two Harbors’ being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then Two Harbors’ charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to Two Harbors, or Two Harbors’ designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date Two Harbors or its designee, accepts such offer. Two Harbors has the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to Two Harbors, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If Two Harbors does not buy the shares, the trustee must, within 20 days of receiving notice from Two Harbors of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by Two Harbors’ board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by Two Harbors that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by Two Harbors and will be unaffiliated with Two Harbors and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by Two Harbors with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to Two Harbors’ discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to Two Harbors’ discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if Two Harbors has already taken irreversible action, then the trustee may not rescind and recast the vote.

If Two Harbors’ board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of Two Harbors’ stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing Two Harbors to redeem the shares of stock, refusing to give effect to the transfer on Two Harbors’ books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of Two Harbors’ stock, within 30 days after the end of each taxable year, is required to give Two Harbors written notice, stating the name and address of such owner, the number of shares of Two Harbors’ stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide Two Harbors with such additional information as Two Harbors may request in order to determine the effect, if any, of its beneficial ownership on Two Harbors’ status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide Two Harbors with such information as Two Harbors may request in good faith in order to determine Two Harbors’ status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for Two Harbors’ common stock is Continental Stock Transfer & Trust Company.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to Two Harbors’ qualification and taxation as a REIT and the acquisition, holding and disposition of Two Harbors’ common stock. For purposes of this section, references to “Two Harbors” mean only Two Harbors Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of Two Harbors, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market Two Harbors common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or RICs);

•	REITs;

•	trusts and estates;

•	holders who receive Two Harbors common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Two Harbors common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest in Two Harbors through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in Two Harbors;

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that security holders hold Two Harbors common stock and warrants as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF TWO HARBORS COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING TWO HARBORS COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF TWO HARBORS COMMON STOCK.

U.S. Federal Income Tax Considerations of Two Harbors as a REIT

Taxation of Two Harbors — General

Two Harbors intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2009. Two Harbors believes that it has been organized and intends to operate in a manner that allows it to qualify for taxation as a REIT under the Code.

The law firm of Clifford Chance US LLP has acted as Two Harbors’ counsel in connection with this registration. Two Harbors has received an opinion of Clifford Chance US LLP to the effect that, commencing with Two Harbors’ taxable year ending December 31, 2009, it has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to Two Harbors’ organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that Two Harbors will at all times operate in accordance with the method of operation described in its organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by the management of Two Harbors and PRCM Advisers LLC, regarding Two Harbors’ organization, assets, present and future conduct of its business operations and other items regarding its ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that Two Harbors will take no action that could adversely affect its qualification as a REIT. While Two Harbors believes that it is organized and intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in Two Harbors’ circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or Two Harbors that Two Harbors will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise Two Harbors or the holders of its shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on Two Harbors’ ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, Two Harbors’ ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which Two Harbors invests. Two Harbors’ ability to qualify as a REIT also requires that Two Harbors satisfies certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by Two Harbors or which serve as security for loans made by Two Harbors. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Two Harbors’ operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on Two Harbors’ ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While Two Harbors believes that it will operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification as a REIT or that it will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that Two Harbors qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from Two Harbors or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if Two Harbors qualifies for taxation as a REIT, however, it will be subject to U.S. federal income taxation as follows:

•	It will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	It may be subject to the “alternative minimum tax” on its items of tax preference, if any.

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If Two Harbors has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If Two Harbors elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” it may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If Two Harbors fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which it fails the 75% gross income test or (2) the amount by which it fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect its profitability.

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If Two Harbors fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but its failure is due to reasonable cause and not due to willful neglect and Two Harbors nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests.

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If Two Harbors fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, it may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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If Two Harbors fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), it will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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Two Harbors may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Two Harbors and any TRSs Two Harbors may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If Two Harbors acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, Two Harbors will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by Two Harbors.

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Two Harbors will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent its stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if it owns an equity interest in a taxable mortgage pool. To the extent that it owns a REMIC residual interest or a taxable mortgage pool through a TRS, it will not be subject to this tax.

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Two Harbors may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of Two Harbors’ undistributed long-term capital gain (to the extent Two Harbors makes a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that Two Harbors paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in its Two Harbors common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	Two Harbors may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, Two Harbors may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. Two Harbors could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Two Harbors’ charter provides restrictions regarding the ownership and transfer of its shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, Two Harbors is generally required to maintain records regarding the actual ownership of its shares. To do so, it must demand written statements each year from the record holders of significant percentages of its shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by it). A list of those persons failing or refusing to comply with this demand must be maintained as part of its records. Failure by Two Harbors to comply with these record-keeping requirements could subject it to monetary penalties. If Two Harbors satisfies these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Two Harbors satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, Two Harbors’ proportionate share of the assets and items of income of partnerships in which it owns an equity interest is treated as assets and items of income of Two Harbors for purposes of applying the REIT requirements described below. Consequently, to the extent that Two Harbors directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Two Harbors’ ability to qualify as a REIT, even though it may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which Two Harbors holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by Two Harbors (for example, if any equity interest in the subsidiary is acquired by a person other than Two Harbors or another disregarded subsidiary of Two Harbors), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Two Harbors’ ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Two Harbors and its subsidiaries in the aggregate and its ability to make distributions to its stockholders.

Two Harbors and Capitol will jointly elect for Capitol to be treated as a TRS. This will allow Capitol to invest in assets and engage in activities that could not be held or conducted directly by Two Harbors without jeopardizing its qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to Two Harbors by one or more TRSs it may own, then a portion of the dividends that Two Harbors distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain its qualification as a REIT, Two Harbors annually must satisfy two gross income tests. First, at least 75% of Two Harbors’ gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of Two Harbors’ gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If Two Harbors receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that it acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and Two Harbors’ income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If Two Harbors acquires or originates a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or Two Harbors.

To the extent that Two Harbors derives interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by Two Harbors.

Any amount includible in Two Harbors’ gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if Two Harbors held such assets), Two Harbors will be treated as receiving directly its proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to the holder of the related REMIC securities.

Two Harbors believes that the interest, original issue discount, and market discount income that Two Harbors receives from its mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that it owns may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

As described in “Business of Two Harbors — Two Harbors’ Target Assets — TBAs,” Two Harbors may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Two Harbors will not treat these items as qualifying for purposes of the 75% gross income test unless it receives advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, Two Harbors’ ability to enter into TBAs could be limited. Moreover, even if Two Harbors were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, Two Harbors could be subject to a penalty tax or could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of its gross income.

Fee Income

Two Harbors may receive various fees in connection with its operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

Two Harbors may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by Two Harbors from a REIT is qualifying income in its hands for purposes of both the 95% and 75% gross income tests.

Foreign Investments

To the extent that Two Harbors holds or acquire foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, in general, if foreign currency gain is recognized with respect to specified assets or income which otherwise qualifies for purposes of the 95% or 75% gross income tests, then such foreign currency gain will generally not constitute gross income for purposes of either the 95% or 75% gross income tests, respectively, provided Two Harbors does not deal or engage in substantial and regular trading in securities, which it does not intend to do. No assurance can be given that any foreign currency gains recognized by Two Harbors directly or through pass-through subsidiaries will not adversely affect its ability to satisfy the REIT qualification requirements.

Hedging Transactions

Two Harbors may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction Two Harbors enters into (1) in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that Two Harbors enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Two Harbors intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

Rents from Real Property

To the extent that Two Harbors owns real property or interests therein, rents it receives will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by Two Harbors to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by Two Harbors. Moreover, for rents received to qualify as “rents from real property,” Two Harbors generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which Two Harbors derives no income or through a TRS. Two Harbors is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Two Harbors may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the greater of 150% of the direct cost of Two Harbors in furnishing or rendering the service or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that Two Harbors does not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

Two Harbors intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure its compliance with the gross income tests. If Two Harbors fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if Two Harbors is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of Two Harbors to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, Two Harbors sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether Two Harbors would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Two Harbors, it will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which Two Harbors fails to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which Two Harbors will invest, it may be required to recognize taxable income from certain of its assets in advance of its receipt of cash flow on or proceeds from disposition of such assets, and it may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

Two Harbors may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that Two Harbors will invest in assets, including mortgage-backed securities, requiring Two Harbors to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” Two Harbors may also be required under the terms of the indebtedness that it incurs to use cash received from interest payments to make principal payment on that indebtedness, with the effect that Two Harbors will recognize income but will not have a corresponding amount of cash available for distribution to its shareholders.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that Two Harbors may have substantial taxable income in excess of cash available for distribution. In that event, Two Harbors may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

Two Harbors, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if Two Harbors held such assets), Two Harbors will be treated as owning its proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by Two Harbors may not exceed 5% of the value of its gross assets. Third, Two Harbors may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by Two Harbors may not exceed 25% of the value of its gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if Two Harbors, and any of Two Harbors’ “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, Two Harbors will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If Two Harbors fails to satisfy the asset tests because it acquires or increases its ownership interest in securities during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If Two Harbors fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000. If Two Harbors fails any of the other asset tests or its failure of the 5% and

10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which its identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which it failed to satisfy the asset test.

Two Harbors expects that the assets and mortgage-related securities that it owns generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, as described in “Business of Two Harbors — Two Harbors’Target Assets — TBAs,” Two Harbors may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and Two Harbors will not treat TBAs as such unless it receives advice of its counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, Two Harbors’ ability to purchase TBAs could be limited. Moreover, even if Two Harbors were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case Two Harbors could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of its gross assets. Two Harbors believes that its holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intends to monitor compliance on an ongoing basis. There can be no assurance, however, that it will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that Two Harbors’ interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, Two Harbors may enter into repurchase agreements under which it will nominally sell certain of its assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. Two Harbors believes that it will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that it may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that Two Harbors did not own the assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, Two Harbors is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of its “REIT taxable income” (computed without regard to the deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of its income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by Two Harbors and received by each stockholder on December 31 of the year in which they are declared. In addition, at Two Harbors’ election, a distribution for a taxable year may be declared before it timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to Two Harbors’ stockholders in the year in which paid, even though the distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards Two Harbors’ distribution requirement and to give rise to a tax deduction by Two Harbors, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that Two Harbors distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, Two Harbors will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, Two Harbors may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, Two Harbors could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by Two Harbors. Two Harbors’ stockholders would then increase the adjusted basis of their stock in Two Harbors by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If Two Harbors fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which it has paid corporate income tax. Two Harbors intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that Two Harbors, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from Two Harbors’ subsidiaries and (b) the inclusion of items in income by Two Harbors for U.S. federal income tax purposes. For example, Two Harbors may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that Two Harbors will be required to include in its income a portion of the OID each year that the instrument is held before it receives any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of Two Harbors common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of Two Harbors’ common stock.

Two Harbors may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In this case, Two Harbors may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, Two Harbors will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

Two Harbors is required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist Two Harbors in determining the actual ownership of its outstanding stock and maintaining its qualifications as a REIT.

Prohibited Transactions

Net income Two Harbors derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Two Harbors intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by Two Harbors directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which Two Harbors holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Two Harbors does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it does receive any such income, it intends to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that Two Harbors violates a provision of the Code that would result in its failure to qualify as a REIT, it may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) Two Harbors pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to Two Harbors’ disqualification as a REIT for violations due to reasonable cause. If Two Harbors fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to Two Harbors’ stockholders in any year in which it is not a REIT will not be deductible by it, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to its stockholders will generally be taxable in the case of Two Harbors’ stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2010), and dividends in the hands of its corporate U.S. stockholders may be eligible for the dividends received deduction. Unless Two Harbors is entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, Two Harbors will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold Two Harbors stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of Two Harbors stock or warrants who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Two Harbors stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Two Harbors common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of Two Harbors stock by the partnership.

Distributions

Provided that Two Harbors qualifies as a REIT, distributions made to Two Harbors’ taxable U.S. stockholders out of Two Harbors’ current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to Two Harbors common stock constitutes a dividend for U.S. federal income tax purposes, Two Harbors’ earnings and profits will be allocated first to distributions with respect to its preferred stock, if any, and then to its common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2010) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from Two Harbors that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of Two Harbors for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that Two Harbors elects under the applicable provisions of the Code to retain its net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, its undistributed capital gains as well as a corresponding credit for taxes paid by it on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in Two Harbors common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by Two Harbors. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of Two Harbors’ current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Two Harbors in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by Two Harbors and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by Two Harbors before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, Two Harbors may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of Two Harbors’ distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by Two Harbors during such taxable year from non-REIT C corporations (including any TRS in which it may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by Two Harbors with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by Two Harbors with respect to such built-in gain.

Generally, dividends that Two Harbors receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS Two Harbors may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that Two Harbors has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Two Harbors — General” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by Two Harbors, which are generally subject to tax in the hands of U.S. stockholders to the extent that Two Harbors has current or accumulated earnings and profits.

Dispositions of Two Harbors’ Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of Two Harbors common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the

U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of Two Harbors common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if Two Harbors’ common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if its common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of Two Harbors common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Two Harbors common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Two Harbors that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by Two Harbors and gain arising from the sale or exchange by a U.S. stockholder of Two Harbors common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to Two Harbors common stock. Distributions made by Two Harbors, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held Two Harbors common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) Two Harbors common stock is not otherwise used in an unrelated trade or business and (3) Two Harbors does not hold an asset that gives rise to excess inclusion income, distributions from Two Harbors and income from the sale of Two Harbors common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Two Harbors as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in Two Harbors common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of Two Harbors’ stock could be required to treat a percentage of the dividends from Two Harbors as UBTI if Two Harbors is a “pension-held REIT.” Two Harbors will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of Two Harbors stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of Two Harbors’ stock, collectively owns more than 50% of such stock; and (2) Two Harbors would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of Two Harbors stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Two Harbors’ stock, or Two Harbors from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning Two Harbors stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Two Harbors common stock applicable to non-U.S. stockholders of Two Harbors common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of Two Harbors stock or warrants who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of Two Harbors’ earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, Two Harbors may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Two Harbors stock. In cases where the dividend income from a non-U.S. stockholder’s investment in Two Harbors’ common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) Two Harbors’ common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in Two Harbors’ common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year), distributions by Two Harbors which are not dividends out of its earnings and profits will not be subject to U.S. federal income tax. If Two Harbors cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Two Harbors’ current and accumulated earnings and profits. If Two Harbors’ common stock constitutes a USRPI, as described below, distributions by Two Harbors in excess of the sum of its earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Two Harbors’ earnings and profits plus the non U.S. stockholder’s adjusted tax basis in its common stock.

Capital Gain Dividends

Under FIRPTA, a distribution made by Two Harbors to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by Two Harbors directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, Two Harbors will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of Two Harbors stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if Two Harbors held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in Two Harbors common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year).

Dispositions of Two Harbors Common Stock

Unless Two Harbors common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of Two Harbors’ assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. Two Harbors does not expect that more than 50% of its assets will consist of interests in real property located in the U.S.

Even if Two Harbors’ shares of common stock otherwise would be a USRPI under the foregoing test, its shares of common stock will not constitute a USRPI if it is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of its shares of common stock or the period of its existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. Two Harbors believes it will be a domestically controlled REIT and, therefore, the sale of its common stock should not be subject to taxation under FIRPTA. However, because Two Harbors’ stock will be widely held, it cannot assure its investors that it will be a domestically controlled REIT. Even if Two Harbors does not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of Two Harbors’ common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) Two Harbors’ common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of Two Harbors’ outstanding stock of that class at all times during a specified testing period.

If gain on the sale of Two Harbors’ common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Two Harbors’ common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in Two Harbors’ common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

Two Harbors will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, Two Harbors may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

Two Harbors must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of Two Harbors common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of Two Harbors common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

Two Harbors and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of Two Harbors and its stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by Two Harbors would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Two Harbors common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to Two Harbors and its stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in Two Harbors’ shares of common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the possible offer and sale from time to time of any warrants and/or shares of common stock by the selling security holders. Two Harbors has registered the warrants and shares for resale to provide the selling security holders with freely tradeable securities. However, registration of the warrants and shares of common stock does not necessarily mean that the selling security holders will offer or sell any of the warrants or shares. Two Harbors will not receive any proceeds from the offering or sale of warrants or shares by the selling security holders.

Any selling security holders may from time to time, in one or more transactions, sell all or a portion of the warrants and shares registered hereby on the NYSE Amex, in the over-the-counter market, on any other national securities exchange on which the warrants or shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the warrants and shares registered hereby from time to time will be determined by the selling security holders and, at the time of determination, may be higher or lower than the market price of the warrants and common stock on the NYSE Amex, as applicable. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling security holder or from purchasers of warrants or shares registered hereby for whom they may act as agents, and underwriters may sell warrants or shares registered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The maximum compensation to be received in any such offering by FINRA members will not exceed 10% for underwriting commissions and 0.5% for due diligence. Under agreements that may be entered into by Two Harbors, underwriters, dealers and agents who participate in the distribution of warrants or shares registered hereby may be entitled to indemnification by Two Harbors against specific liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The warrants and shares registered hereby may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the warrants and shares registered hereby may be sold include: (A) a block trade in which the broker-dealer so engaged will attempt to sell the warrants or shares registered hereby as agent but may position and resell a portion of the block as principal to facilitate the transaction; (B) a purchase by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; (C) an ordinary brokerage transaction and a transaction in which the broker solicits purchasers; (D) an exchange distribution in accordance with the rules of the NYSE Amex; (E) privately negotiated transactions; and (F) an underwritten transaction.

Any selling security holder that is identified as a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling security holder obtained the warrants as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling security holder purchased in the ordinary course of business and, at the time of its purchase of the warrants to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the warrants. As a result, any profits on the sale of the warrants or common stock by selling security holders who are deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required, upon being notified by a selling security holder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the warrants or shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer(s), the name(s) of the selling security holder(s) and of the participating agent, underwriter or brokerdealer(s), specific warrants or common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

When a selling security holder elects to make a particular offer of warrants or shares registered hereby, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling security holder and any other required information.

In order to comply with state securities laws, if applicable, the warrants and shares registered hereby may be sold only through registered or licensed brokers or dealers. In addition, in specific states, the warrants and shares registered hereby may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

Capitol has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the warrants and shares being registered hereby, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of Two Harbors’ counsel and Two Harbors’ accountants. The selling security holders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling security holders and stock transfer and other taxes attributable to the sale of the warrants and shares registered hereby.

LEGAL MATTERS

Certain legal matters will be passed upon for Two Harbors by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP.

EXPERTS

The balance sheet of Two Harbors as of June 30, 2009 included in this prospectus has been audited by Ernst & Young LLP an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein, and is included in reliance on their report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Capitol Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the periods June 26, 2007 (inception) through December 31, 2007 and 2008, included in this prospectus have been so included in the reliance on a report (which includes an explanatory paragraph relating to substantial doubt about the ability of Capitol Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) of Marcum LLP (formerly Marcum & Kliegman LLP), an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Two Harbors has filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the warrants and shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to Two Harbors and the warrants and shares of common stock, you should refer to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, you should refer to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Two Harbors’ SEC filings, including Two Harbors’ registration statement, are also available to you on the SEC’s website at www.sec.gov.

Two Harbors files reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and on the SEC’s website referred to above.

Two Harbors maintains a website on the Internet with the address of www.twoharborsinvestment.com. Two Harbors is not incorporating by reference into this prospectus the information on its website, and you should not consider Two Harbors’ website to be a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Two Harbors Investment Corp.:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet	F-3

Notes to Balance Sheet	F-4

Capitol Acquisition Corp.:

Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	F-7

Report of Independent Registered Public Accounting Firm	F-8

Balance Sheets as of December 31, 2008 and December 31, 2007	F-9

Statements of Income for the year ended December 31, 2008, for the period from June  26, 2007 (inception) through December 31, 2007, and for the period from June 26, 2007 (inception) through December 31, 2008

F-10

Statement of Changes in Stockholders’ Equity for the period from June 26, 2007 (inception) through December 31, 2008	F-11

Statements of Cash Flows for the year ended December 31, 2008, for the period from June  26, 2007 (inception) through December 31, 2007, and for the period from June 26, 2007 (inception) through December 31, 2008

F-12

Notes to Financial Statements	F-13

Condensed Balance Sheets at June 30, 2009 (Unaudited) and December 31, 2008	F-26

Condensed Statements of Operations (Unaudited) for the three months ended June  30, 2009 and 2008, for the six months ended June 30, 2009 and 2008, and for the period from June 26, 2007 (inception) through June 30, 2009

F-27

Condensed Statement of Changes in Stockholders’ Equity (Unaudited) for the period from June 26, 2007 (inception) through June 30, 2009	F-28

Condensed Statements of Cash Flows (Unaudited) for the six months ended June 30, 2009 and 2008, and for the period from June 26, 2007 (inception) through June 30, 2009	F-29

Notes to Unaudited Condensed Financial Statements	F-30

Report of Independent Registered Public Accounting Firm

The Stockholder

Two Harbors Investment Corp.

We have audited the accompanying balance sheet of Two Harbors Investment Corp. (the Company) as of June 30, 2009. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at June 30, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 30, 2009

Two Harbors Investment Corp.

Balance Sheet

June 30, 2009

Assets
Current assets:
Cash	$1,000

Total current assets	1,000

Long-term investments	1

Total assets	$1,001

Liabilities and stockholder’s equity
Current liabilities:
Other current liabilities	$1

Total current liabilities	1

Total liabilities	1

Stockholder’s equity
Paid-in capital:
Common stock, $0.01 par, 1,000 shares authorized, issued, and outstanding	10
Paid-in capital in excess of par – common	990

Total paid-in capital	1,000

Total stockholder’s equity	1,000

Total liabilities and stockholder’s equity	$1,001

Net asset value per share	1.00

See accompanying notes.

1. Organization

Two Harbors Investment Corp. (Two Harbors) is a newly formed Real Estate Investment Trust (REIT) that intends to focus on investing in, financing, and managing residential mortgage-backed securities and mortgage loans.

Two Harbors’ objective is to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors will initially seek to invest in the following asset classes:

•

Residential mortgages and mortgage-backed securities (RMBS) for which a U.S. government agency, such as the Government National Mortgage Association (Ginnie Mae), or a federally chartered corporation, such as the Federal National Mortgage Association (Fannie Mae), or the Federal Home Loan Mortgage Corporation (Freddie Mac) guarantees payments of principal and interest on the securities. Two Harbors refers to these securities as Agency RMBS.

•	RMBS that are not issued or guaranteed by a U.S. government agency (non-Agency RMBS).

•	Assets other than RMBS, comprising between 5% and 10% of the portfolio.

As part of its investment strategy, Two Harbors expects to deploy moderate borrowings through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements and, with respect to non-Agency RMBS and residential mortgage loans, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing under the Legacy Loan Program and Term Asset-Backed Securities Lending Facility (TALF), if such financing becomes available.

Two Harbors will be externally managed and advised by PRCM Advisers LLC, or the Two Harbors Manager, a wholly owned subsidiary of Pine River Capital Management L.P. (Pine River).

Two Harbors is a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintain its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

2. Summary of Significant Accounting Policies

The balance sheet has been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in the balance sheet. Actual results could differ from those estimates.

3. Agreements

Two Harbors will enter into a management agreement with the Two Harbors Manager as the REIT’s Manager. Two Harbors will pay the Two Harbors Manager a management fee in an amount equal to 1.5% per annum, calculated and payable quarterly in arrears, of Two Harbors stockholder’s equity and the reimbursement of certain expenses. No management fee has been incurred as of June 30, 2009, because the intended nature of business for Two Harbors as a REIT has yet to commence.

The Two Harbors Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are Two Harbors’ officers, will receive no cash compensation directly from Two Harbors. Further, although Two Harbors generally will have no obligation to reimburse the Two Harbors Manager for the salary, bonus, benefit and other compensation costs of the personnel of the Two Harbors Manager and its affiliates who provide services to Two Harbors under the management agreement, Two Harbors will reimburse the Two Harbors Manager for (i) Two Harbors’ allocable share of the compensation paid by the Two Harbors Manager to its personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by the Two Harbors Manager as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors, and (ii) any amounts for personnel of the Two Harbors Manager’s affiliates arising under a shared facilities and services agreement between the Two Harbors Manager and Pine River.

Two Harbors expects to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters, and counterparties to repurchase agreements. The maximum potential future payment amount Two Harbors could be required to pay under these indemnification obligations may be unlimited.

4. Organizational Costs

Organization costs incurred on behalf of Two Harbors have been paid for by Pine River. Pine River will not be reimbursed by Two Harbors for these organization costs. As a result, no statement of operations is presented.

5. Capital

As of June 30, 2009, 1,000 shares of common stock ($0.01 par) have been issued and are outstanding. Pine River is the sole stockholder.

6. Related Parties

Two Harbors’ executive officers are also employees of Pine River. As a result, the management agreement between Two Harbors and the REIT Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Two Harbors than if they had been negotiated with an unaffiliated third party.

Two Harbors is also a 100% owner of Two Harbors Merger Corp. which is recorded on the Two Harbors balance sheet as “long-term investments.” Two Harbors Merger Corp. issued 100 shares at $0.01 par value to Two Harbors.

7. Subsequent Events

On June 11, 2009, Capitol Acquisition Corp. (Capitol), Two Harbors and Pine River, entered into a merger agreement whereby Capitol would merge with Two Harbors Merger Corp. (an indirect wholly owned subsidiary of Two Harbors), with Capitol being the surviving entity and becoming an indirect wholly owned subsidiary of Two Harbors. As a result of the merger, the holders of common stock and common stock warrants of Capitol will receive similar securities of Two Harbors, on a one-to-one basis, in exchange for their existing Capitol securities, except that the common stock owned by Capitol’s founding shareholders will be canceled.

On October 26, 2009, Capitol and Two Harbors announced that Capitol’s stockholders approved the proposed merger transaction, and the transaction closed on October 28, 2009. After consummation of the transaction, Two Harbors has 13,401,368 shares of common stock outstanding and 33,249,000 warrants outstanding. Capitol stockholders holding 6,875,130 shares voted against the transaction and converted their shares into cash at $9.87 per share at the closing. Capitol stockholders holding an additional 5,994,661 shares entered into forward sales agreements to sell their shares to Capitol for $9.87 per share at the closing.

At the closing, approximately $259 million was released from the trust account. Approximately $127 million was paid from the trust funds to the stockholders who converted their shares or sold them to the Company. Closing costs associated with the transaction totaled approximately $8 million. Accordingly, as of closing the Company had approximately $124 million in cash available to fund investments and operations, and a book value of approximately $9.30 per share.

Events subsequent to June 30, 2009 were evaluated through October 30, 2009, the date for which these financial statements were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Audit Committee of the

Board of Directors and Stockholders

of Capitol Acquisition Corp.

We have audited Capitol Acquisition Corp.’s (a development stage company) (the “Company”) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management Report on Internal Control over Financial Reporting”. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

In our opinion, Capitol Acquisition Corp. (a development stage company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Capitol Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007 and the related statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008 and for the periods from June 26, 2007 (inception) through December 31, 2007 and 2008 of Capitol Acquisition Corp. (a development stage company) and our report dated March 13, 2009 includes an explanatory paragraph as to Capitol Acquisition Corp.’s ability to continue as a going concern on those financial statements.

/s/ Marcum LLP
Marcum LLP (formerly Marcum & Kliegman LLP) Melville, New York March 13, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of

Capitol Acquisition Corp.

We have audited the accompanying balance sheets of Capitol Acquisition Corp. (a development stage company) (the “Company”) as of December 31, 2008 and 2007, and the related statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008, and for the periods from June 26, 2007 (inception) through December 31, 2007 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to November 8, 2009. This condition raises a substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from June 26, 2007 (inception) through December 31, 2007 and 2008, in conformity with United States generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (Unites States), Capitol Acquisition Corp.’s (a development stage company) internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 13, 2009 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/S/ MARCUM LLP
Marcum LLP (formerly Marcum & Kliegman LLP) Melville, New York

March 13, 2009

CAPITOL ACQUISITION CORP.

(a development stage company)

BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current assets
Cash	$2,778,143	$461,475
Cash held in Trust Account, interest and dividend income available for working capital and taxes (including prepaid taxes of $48,269 in 2008)	134,385	1,474,220
Other current assets	50,290	21,577

Total current assets	2,962,818	1,957,272

Cash held in Trust Account, restricted	259,132,312	258,346,625

Total assets	$262,095,130	$260,303,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$193,555	$78,207
Income taxes payable	—	618,648

Total liabilities	193,555	696,855

Common stock, subject to possible conversion, 7,874,699 shares at conversion value	77,739,684	77,503,978

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $0.0001 par value; authorized 75,000,000 shares; issued and outstanding 32,811,257 (less 7,874,699 shares subject to possible conversion)	2,494	2,494
Additional paid-in capital	181,150,291	181,385,997
Income accumulated during development stage	3,009,106	714,573

Total stockholders’ equity	184,161,891	182,103,064

Total liabilities and stockholders’ equity	$262,095,130	$260,303,897

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

STATEMENTS OF INCOME

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007	For the period from June 26, 2007 (inception) through December 31, 2008
Revenue	$—	$—	$—
General and administrative expenses	1,059,606	140,999	1,200,605

Loss from operations	(1,059,606)	(140,999)	(1,200,605)
Interest and dividend income	4,442,222	1,474,220	5,916,442

Income before provision for income taxes	3,382,616	1,333,221	4,715,837
Provision for income taxes	1,088,083	618,648	1,706,731

Net income	2,294,533	714,573	3,009,106
Accretion of Trust Account income relating to common stock subject to possible conversion	(235,706)	—	(235,706)

Net income attributable to other common stockholders	$2,058,827	$714,573	$2,773,400

Weighted average number of common shares outstanding, excluding shares subject to possible conversion-basic and diluted	24,936,558	11,602,789

Basic and diluted net income per share attributable to other common stockholders	$.08	$.06

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 26, 2007 (INCEPTION) THROUGH DECEMBER 31, 2008

	Common Stock			Additional paid-in capital		Income accumulated during development stage			Total stockholders’ equity
	Shares	Amount
Balance, June 26, 2007 (inception)	—	$	[T ]	$	[T ]	$	[T	]	$	[T ]
Common shares issued at inception at $0.003 per share	7,187,500		719		24,281		—			25,000
Sale of 25,000,000 units, net of Underwriters’ discount and offering expenses (includes 7,499,999 shares subject to possible conversion)	25,000,000		2,500		239,843,344		—			239,845,844
Exercise of Underwriters’ over-allotment, net of Underwriters’ discount and offering expenses (includes 374,700 shares subject to possible conversion)	1,249,000		125		12,021,500		—			12,021,625
Forfeiture of initial stockholders’ shares pursuant to partial exercise of underwriters’ over-allotment	(625,243)		(62)		62		—			—
Proceeds subject to possible conversion of 7,874,699 shares	—		(788)		(77,503,190)		—			(77,503,978)
Proceeds from issuance of sponsors’ warrants, at $1 per warrant	—		—		7,000,000		—			7,000,000
Net income for the period from June 26, 2007 (inception) through December 31, 2007	—		—		—		714,573			714,573

Balance, December 31, 2007	32,811,257		2,494		181,385,997		714,573			182,103,064
Accretion of trust account income relating to common stock subject to possible conversion	—		—		(235,706)		—			(235,706)
Net income for the year ended December 31, 2008	—		—		—		2,294,533			2,294,533

Balance, December 31, 2008	32,811,257		$2,494		$181,150,291		$3,009,106			$184,161,891

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007	For the period from June 26, 2007 (inception) through December 31, 2008
Cash Flows from Operating Activities
Net income	$2,294,533	$714,573	$3,009,106
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
(Increase) in other assets	(28,713)	(21,577)	(50,290)
(Decrease) increase in income taxes payable	(618,648)	618,648	—
Increase in accounts payable and accrued expenses	115,859	77,696	193,555

Net cash provided by operating activities	1,763,031	1,389,340	3,152,371

Cash Flows from Investing Activities
Cash held in trust account, restricted	(785,687)	(258,346,625)	(259,132,312)
Cash held in Trust Account, interest and dividend income available for working capital and taxes	1,339,835	(1,474,220)	(134,385)

Net cash provided by (used in) investing activities	554,148	(259,820,845)	(259,266,697)

Cash Flows from Financing Activities
Gross proceeds from initial public offering	—	250,000,000	250,000,000
Gross proceeds from exercise of underwriters’ over-allotment	—	12,490,000	12,490,000
Proceeds from notes payable, stockholders	—	95,000	95,000
Repayment of notes payable, stockholders	—	(95,000)	(95,000)
Proceeds from issuance of stock to initial stockholders	—	25,000	25,000
Proceeds from issuance of sponsors’ warrants	—	7,000,000	7,000,000
Payment of underwriting discount and offering expenses	(511)	(10,622,020)	(10,622,531)

Net cash (used in) provided by financing activities	(511)	258,892,980	258,892,469

Net increase in cash	2,316,668	461,475	2,778,143
Cash at beginning of the period	461,475	—	—

Cash at end of the period	$2,778,143	$461,475	$2,778,143

Supplemental Disclosure of cash flow information:
Cash paid for taxes	$1,794,578	$—	$1,794,578

Supplemental Disclosure of Non-cash transactions:
Accrual for offering costs charged to additional paid in capital	$—	$511	$511

Accretion of trust account income relating to common stock subject to possible conversion	$235,706	$—	$235,706

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION

Capitol Acquisition Corp. (the “Company”) was incorporated in Delaware on June 26, 2007 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets (a “Business Combination”).

The Company has selected December 31 as its fiscal year end.

All of the Company’s activity from June 26, 2007 (inception) through November 14, 2007 related to the Company’s formation and the public offering, described below. Since November 15, 2007, the Company has been searching for a target business to acquire.

The registration statement for the Company’s initial public offering (“Offering”) of units (“Units”) was declared effective on November 8, 2007. The Company consummated the Offering on November 14, 2007.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although the Company’s initial Business Combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. There is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $259,132,312 (or approximately $9.87 per Unit) of the net proceeds of the Offering (including 1,249,000 Units pursuant to the over-allotment option) and the sale of the Sponsors’ Warrants (see Note 2) is currently in a trust account (“Trust Account”) and is invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. Upon consummation of the Offering through March 27, 2008, the proceeds were invested in the Merrill Lynch Government Fund, an institutional money market mutual fund that invests all its assets in U.S. government securities, U.S. government agency securities and securities issued by U.S. government sponsored enterprises and repurchase agreements involving such securities. Since March 28, 2008, such proceeds have been invested in the Merrill Lynch Treasury Fund (Symbol: MLTXX), an institutional money market mutual fund that invests all its assets in direct obligations of the U.S. Treasury.

The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company is required to have all third parties (including any vendors or other entities the Company engages after this Offering) and any prospective target businesses enter into valid and enforceable agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Mark D. Ein, the Company’s Chief Executive Officer, has agreed that he will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of prospective target businesses or claims of vendors or other entities that are owed money by the company for services rendered or contracted for or products sold to the company. However, this agreement entered into by Mr. Ein specifically provides for two exceptions to the personal indemnity he has given: Mr. Ein will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Account, or (2) as to any claims under the Company’s indemnity with the underwriters of this Offering against certain liabilities, including liabilities under the Securities Act. However, the Company cannot assure you that he will be able to satisfy his indemnification obligations.

The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest and dividend income that may be released to the Company of (i) up to $3,250,000 (net of tax, if any, payable by the Company with respect to such interest) to fund expenses related to investigating and selecting a prospective target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval.

Pursuant to the Company’s certificate of incorporation (“Certificate of Incorporation”), in the event that the stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers, directors and special advisors of the Company (“Initial Stockholders”) have agreed to vote all of their founders’ common stock (the “Founders’ Common Stock”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of Offering. Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholder’s (minus one share) may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation was amended prior to the Offering to increase the number of authorized shares from 50,000,000 to 75,000,000 and to provide that the Company will continue in existence only until 24 months (“Target Business Acquisition Period”) from the effective date of the registration statement relating to the Offering (“Effective Date”), or November 8, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the offering price per Unit in the Offering.

The Initial Stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the Offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Offering.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Going Concern and Management’s Plan and Intentions:

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to consummate a Business Combination prior to November 8, 2009, the Company would have to liquidate and return the funds held in trust. There is no assurance that the Company will enter into a Business Combination prior to November 8, 2009. This condition raises substantial doubt about the Company’s ability to continue as a going concern. These audited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk:

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At December 31, 2008, financial instruments that potentially expose the Company to credit risk consist of cash and cash held in the Trust Account.

At December 31, 2008, the Company’s Trust Account is invested in the Merrill Lynch Treasury Fund (Symbol: MLTXX), an institutional money market mutual fund that invests all its assets in direct obligations of the U.S. Treasury. At December 31, 2008, the Company’s cash is held at one financial institution. At times, the Company’s cash and cash held in trust account may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Fair Value of Financial Instruments:

The carrying value of cash and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Cash Held in Trust Account — restricted:

The Company considers the restricted portion of the funds held in the Trust Account as being a non-current asset. A current asset is one that is reasonably expected to be used to pay current liabilities, such as accounts payable or short-term debt or to pay current operating expenses, or will be used to acquire other current assets. Since the acquisition of a business is principally considered to be a long-term purpose, with long-term assets such as property and intangibles, typically being a major part of the acquired assets, the Company has reported the funds anticipated to be used in the acquisition as a non-current asset.

Accretion of Trust Account Relating to Common Stock Subject to Possible Conversion

The Company records accretion of the income earned in the Trust Account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares are reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “additional paid-in capital.” The portion of the excess earnings is also presented as a deduction from net income on the Statements of

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Income to appropriately reflect the amount of net income which would remain available to the common stockholders who did not elect to convert their shares to cash. The accretion of income earned in the Trust Account relating to the common stock subject to possible conversion was $235,706 for the year ended December 31, 2008.

Earnings Per Share:

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Common shares subject to possible conversion of 7,874,699 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata shares of the trust earnings.

Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of income. In accordance with SFAS No. 128, the Company has not considered the effect of its outstanding warrants in the calculation of diluted earnings per share since the exercise of the warrants is contingent upon the occurrence of future events.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation:

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Offering Costs:

Offering costs consist of underwriters’ discount, legal fees, printing costs and travel expenses incurred through the balance sheet date that are related to the Offering and were charged to capital at the time of the closing of the Offering.

Recently Issued Pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurements,” (“SFAS 157”) which is effective for fiscal years beginning after November 15, 2007. The Statement defines fair value, establishes a frame work for measuring

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

fair value in accordance with Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. The Statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The adoption of SFAS 157 did not have a material impact on the Company’s financial position and results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159 (“SFAS No. 159”) “The Fair Value Opinion for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 159. The adoption of SFAS 159 did not have a material impact on the Company’s financial position and results of operations.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, In-process research & development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (“NCI”) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In February 2008, the FASB issued FSP No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP 157-1”) and No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), which remove leasing transactions from the scope of SFAS 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of SFAS 157 (as impacted by these two FSP’s) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s results of operations or financial condition.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The remaining aspects of SFAS 157 for which the effective date was deferred under FSP 157-2 are currently being evaluated by the company. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of SFAS 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The Company does not expect them to have a material impact on the Company’s results of operations or financial condition. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company has considered FSP 157-3 in its determination of estimated fair values as of December 31, 2008, and the impact was not material.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133,” (“SFAS 161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected. Management is evaluating the potential effect this guidance may have on the Company’s financial condition and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With GAAP” (“SAS 69”), SFAS 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, FASB issued FSP Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“EITF 03-6-1”). Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two- class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 2 — INITIAL PUBLIC OFFERING

On November 14, 2007, the Company sold 25,000,000 Units at the offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or November 8, 2008 and expiring November 8, 2012. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

On December 12, 2007, the Company completed the sale of an additional 1,249,000 units that were granted to the underwriters as an over allotment option at a price of $10.00 per unit. An additional amount of $12,021,625 (net of a portion of the underwriters’ discount of $468,375) was placed in the Company’s Trust Account.

The Offering, including the exercise of the over-allotment option, generated total gross proceeds of $262,490,000, excluding the proceeds from the Offering of the 7,000,000 warrants on a private basis to the existing stockholders.

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 3.75% of the gross proceeds of the Offering as an underwriting discount plus an additional 3.25% of the gross proceeds only upon consummation of a Business Combination. The Company paid an underwriting discount of 3.75% of the gross proceeds ($9,843,375) in connection with the consummation of the Offering and has placed 3.25% of the gross proceeds ($8,530,925) in the Trust Account. The Company did not pay any discount related to the warrants sold in the private placement. The underwriters have waived their right to receive payment of the 3.25% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination. These deferred amounts will be held in trust and not released until the earlier of (i) the completion of an initial Business Combination or (ii) liquidation, in which case such proceeds will be distributed to the Public Stockholders together with all other funds held in the Trust Account.

Pursuant to a Sponsors’ Warrants Securities Purchase dated November 14, 2007, certain of the Initial Stockholders have purchased from the Company, in the aggregate, 7,000,000 warrants for $7,000,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants occurred simultaneously with the consummation of the Offering on a private placement basis. All of the proceeds the Company received from these purchases were placed in the Trust Account.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 3 — NOTE PAYABLE, STOCKHOLDER

On July 13, 2007, the Company issued a $75,000 unsecured promissory note to Leland Investments, an entity controlled by Mark Ein, the Company’s Chief Executive Officer. Leland Investments Inc. loaned the Company an additional $20,000 and on September 10, 2007 the Company replaced the July 13, 2007 note with a $95,000 unsecured promissory note to Leland Investments Inc. The note was non-interest bearing and was payable on the earlier of July 13, 2008 or the consummation of the Offering. The note was repaid during November 2007 from the proceeds of the Offering.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

The Company utilizes office space provided by Venturehouse Group LLC (“Venturehouse”), an affiliate of Mark D. Ein, the Company’s Chief Executive Officer. Venturehouse will make available, until the Company consummates a Business Combination, such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. These services will be provided at no cost to the Company.

The Company has a commitment to pay a total underwriting discount of 7% of the public offering price. The payment to the underwriters representing 3.25% of the gross proceeds from the Offering will be deferred until the Company consummates a Business Combination.

Pursuant to letter agreements with the Company, effective upon consummation of the Offering, the Initial Stockholders have waived their right to receive distributions with respect to the Founders’ Common Stock upon the Company’s liquidation. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Company’s Offering.

Pursuant to the Sponsors’ Warrants Securities Purchase agreement to be effective on October 12, 2007, the Company’s officers, directors and special advisors agreed to purchase from the Company, in the aggregate, 7,000,000 Sponsors’ Warrants for $7,000,000. The purchase and issuance of the Sponsors’ Warrants occurred simultaneously with the consummation of the Offering but was sold on a private placement basis. Management believes the purchase price of these warrants approximates the fair value of such warrants at the time of issuance. The proceeds the Company received from these purchases was placed in the Trust Account.

The Sponsors’ Warrants are identical to the warrants included in the units sold in the offering, except the Sponsors’ Warrants will not be transferable or salable by the purchasers of these warrants (subject to certain limited circumstances) until the Company completes a Business Combination, and will be exercisable on a cashless basis and will be non-redeemable by the Company, in each case, so long as they are held by the purchasers or their permitted transferees. If the Company does not complete such a Business Combination then the $7,000,000 will be part of the liquidation distribution to the Public Stockholders and the warrants will expire worthless.

The Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) are entitled to registration rights with respect to the Founders’ Common Stock or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement signed on the effective date of the Offering. The holders of the majority of the Founders’ Common Stock are entitled to elect to exercise these registration rights at any time commencing nine months after the consummation of our Business Combination. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

30 days after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

On February 7, 2008, the Company entered into two full-time consulting arrangements for services to help identify and introduce the Company to potential targets and provide assistance with due diligence, transaction structuring, and documentation for a Business Combination. The agreements provide for maximum aggregate fees of $350,000 per year and success fees upon the closing of a Business Combination (the “Closing Date”) of $400,000, plus the issuance of 5-year options to purchase a total of 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, in all cases subject to adjustment in the event the agreements are terminated pursuant to their terms. Effective March 1, 2009 these consulting arrangements were amended to provide for aggregate monthly fees of $43,750 ($361,667 in total if the consulting fees are paid up to the Company’s termination date of November 8, 2009).

On March 9, 2009, the Company entered into a full-time consulting arrangement for services to help identify and introduce the Company to potential targets and provide assistance with due diligence transaction structuring and documentation for a Business Combination. The agreement provides for monthly fees of $25,000 ($200,215 in total if the consulting fee is paid up to the Company’s termination date of November 8, 2009) and a success fee upon the closing of a Business Combination (the “Closing Date”) of $250,000 plus the issuance of 5-year options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, subject to adjustment in the event the agreement is terminated pursuant to its terms.

NOTE 5 — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Certificate of Incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the common stock on a Business Combination.

NOTE 6 — COMMON STOCK

The Company was authorized to issue 50,000,000 shares of common stock with a par value of $.0001 per share. The Company’s Certificate of Incorporation was amended prior to the completion of the public offering to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000.

On July 26, 2007, the Company issued 5,750,000 shares of our common stock to its Initial Stockholders, for $25,000 in cash. Effective October 12, 2007, the Company’s Board of Directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock, leaving the Company with 7,187,500 shares of common stock outstanding. All references in the accompanying financial statements to the number of shares of common stock and per share amounts have been retroactively restated to reflect this transaction.

On November 14, 2007, the Company issued 25,000,000 units at the offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

On December 7, 2007, the underwriters exercised a portion of its over-allotment option (1,249,000 units) at a price of $10.00 per Unit.

As a result of the partial exercise of the over-allotment option and the expiration of the remaining over-allotment option, the Initial Stockholders forfeited a total of 625,243 shares collectively. The purpose of this contribution was to maintain the equity ownership interest of the Initial Stockholders at 20% of the total outstanding shares of common stock after issuance of the over-allotment option.

As of December 31, 2008, there were 33,249,000 shares of common stock outstanding for issuance upon exercise of Warrants and the Sponsors’ Warrants.

NOTE 7 — INCOME TAXES

On June 26, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified only its federal tax return as a “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 26, 2007 the evaluation was performed for the tax years 2008 and 2007. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 26, 2007 (inception) through December 31, 2007 and for the year ended December 31, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Corporate taxes payable as of December 31, 2008 and 2007, consisted of the following:

	2008	2007
Federal income tax (prepaid) payable	$(48,269)	$618,648

	$(48,269)	$618,648

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The provision for income tax consists of the following:

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007
Current:
Federal	$1,088,083	$618,648
State and local	—	—
Deferred
Federal	—	—
State and local	—	—

Total provision for income taxes	$1,088,083	$618,648

The provision for income tax consists of the following:

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007
Current:
Federal	$1,088,083	$618,648
State and local	—	—
Deferred
Federal	—	—
State and local	—	—

Total provision for income taxes	$1,088,083	$618,648

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. There are no deferred tax assets or liabilities as of December 31, 2008.

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax rate to income from continuing operations before provision for income taxes is as follows:

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007
Tax provision at statutory rate	34%	34%
State and local taxes (net of federal tax benefit)	—	—
Other	(2)%	2%
Additional federal tax due to personal holding company status	—	10%

Effective tax rate	32%	46%

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 8 — SUMMARIZED QUARTERLY DATA (UNAUDITED)

Following is a summary of the quarterly results of income for the year ended December 31, 2008.

	For the three months ended March 31, 2008	For the three months ended June 30, 2008	For the three months ended September 30, 2008	For the three months ended December 31, 2008
Revenue	$—	$—	$—	$—
Loss from operations	(284,012)	(266,757)	(225,564)	(283,273)
Interest income	2,234,809	869,053	956,751	381,609
Income before provision for income Taxes	1,950,797	602,296	731,187	98,336
Provision for income taxes	(663,271)	(207,027)	(182,556)	(35,229)
Net income	1,287,526	395,269	548,631	63,107
Accretion of trust account income relating to common stock subject to possible conversion	—	—	(143,217)	(92,489)
Net income (loss) available (attributable) to common stockholders	1,287,526	395,269	405,414	(29,382)
Weighted average number of common shares outstanding, excluding shares subjected to possible conversion — basic and diluted	24,936,558	24,936,558	24,936,558	24,936,558
Basic and diluted net income (loss) per Share	$.05	$.02	$.02	$(.00)

Following is a summary of the quarterly results of operations for the period from June 26, 2007 (inception) through December 31, 2007.

	For the Period from June 26, 2007 (inception) through June 30, 2007	For the three months ended September 30, 2007	For the three months ended December 31, 2007
Revenue	$—	$—	$—
Loss from operations	(1,000)	(12)	(139,987)
Interest income	—	—	1,474,220
Income before provision for income Taxes	(1,000)	(12)	1,334,233
Provision for income taxes	—	—	(618,648)
Net income (loss)	(1,000)	(12)	715,585
Accretion of trust account income relating to common stock subject to possible conversion	—	—	—
Net income (loss) available (attributable) to common stockholders	(1,000)	(12)	715,585
Weighted average number of common shares outstanding, excluding shares subjected to possible conversion — basic and diluted	7,187,500	7,187,500	16,258,039
Basic and diluted net income (loss) per Share	$(.00)	$(.00)	$.04

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 9 — SUBSEQUENT EVENT

On February 10, 2009, the Company received notice from the NYSE Alternext US, LLC indicating that it was below certain additional continued listing standards of the exchange, specifically that the Company has not held an annual meeting of stockholders in 2008, as set forth in Section 704 of the Company Guide.

The notification from the exchange indicated that the Company had until March 10, 2009 to submit a plan advising the exchange of action it would take to bring it into compliance with all continued listing standards by August 11, 2009. The Company submitted its plan on February 13, 2009. The exchange is now evaluating the Company’s plan and will make a determination as to whether it has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards. If the plan is accepted, the Company will be able to continue its listing, during which time the Company will be subject to continued periodic review by the exchange’s staff. If the plan is not accepted, the exchange could initiate delisting procedures against the Company.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash	$1,911,174	$2,778,143
Cash held in Trust Account, interest and dividend income available for taxes	14,223	134,385
Other current assets	83,161	50,290

Total current assets	2,008,558	2,962,818

Trust Account, restricted
Cash held in Trust Account, restricted	259,064,422	259,084,043
Prepaid income taxes	295,054	48,269

	259,359,476	259,132,312

Total assets	$261,368,034	$262,095,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$870,351	$193,555

Total current liabilities	870,351	193,555

Common stock, subject to possible conversion, 7,874,699 shares at conversion value	77,807,833	77,739,684

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $0.0001 par value; authorized 75,000,000 shares; issued and outstanding 32,811,257 (less 7,874,699 subject to possible conversion)	2,494	2,494
Additional paid-in capital	181,082,142	181,150,291
Income accumulated during development stage	1,605,214	3,009,106

Total stockholders’ equity	182,689,850	184,161,891

Total liabilities and stockholders’ equity	$261,368,034	$262,095,130

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended June 30, 2009	For the three months ended June 30, 2008	For the six months ended June 30, 2009	For the six months ended June 30, 2008	For the period from June 26, 2007 (inception) through June 30, 2009
Revenue	$—	$—	$—	$—	$—
General and administrative expenses	1,385,707	266,757	1,706,109	550,769	2,906,714

Loss from operations	(1,385,707)	(266,757)	(1,706,109)	(550,769)	(2,906,714)
Interest and dividend income	7,185	869,053	55,432	3,103,862	5,971,874

(Loss) income before benefit from (provision for) income taxes	(1,378,522)	602,296	(1,650,677)	2,553,093	3,065,160
Benefit from (provision for) income taxes	154,798	(207,027)	246,785	(870,298)	(1,459,946)

Net (loss) income	(1,223,724)	395,269	(1,403,892)	1,682,795	1,605,214
Accretion of Trust Account income relating to common stock subject to possible conversion	(37,312)	—	(68,149)	—	(303,855)

Net (loss) income attributable to other common stockholders	$(1,261,036)	$395,269	$(1,472,041)	$1,682,795	$1,301,359

Weighted average number of common shares outstanding, excluding shares subject to possible conversion — basic and diluted	24,936,558	24,936,558	24,936,558	24,936,558

Basic and diluted net (loss) income per share attributable to other common stockholders	$(0.05)	$0.02	$(0.06)	$0.07

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 26, 2007 (INCEPTION) THROUGH JUNE 30, 2009

(UNAUDITED)

	Common Stock		Additional paid-in capital	Income accumulated during development stage	Total stockholders’ equity
	Shares	Amount
Balance, June 26, 2007 (inception)	—	$—	$—	$—	$—
Common shares issued at inception at $0.003 per share	7,187,500	719	24,281	—	25,000
Sale of 25,000,000 units, net of Underwriters’ discount and offering expenses (includes 7,499,999 shares subject to possible conversion)	25,000,000	2,500	239,843,344	—	239,845,844
Exercise of Underwriters’ over-allotment, net of Underwriters’ discount and offering expenses (includes 374,700 shares subject to possible conversion)	1,249,000	125	12,021,500	—	12,021,625
Forfeiture of initial stockholders’ shares pursuant to partial exercise of underwriters’ over-allotment	(625,243)	(62)	62	—	—
Proceeds subject to possible conversion of 7,874,699 shares	—	(788)	(77,503,190)	—	(77,503,978)
Proceeds from issuance of sponsors’ warrants, at $1 per warrant	—	—	7,000,000	—	7,000,000
Net income for the period from June 26, 2007 (inception) through December 31, 2007	—	—	—	714,573	714,573

Balance, December 31, 2007	32,811,257	2,494	181,385,997	714,573	182,103,064
Accretion of Trust Account income relating to common stock subject to possible conversion	—	—	(235,706)	—	(235,706)
Net income for the year ended December 31, 2008	—	—	—	2,294,533	2,294,533

Balance, December 31, 2008	32,811,257	2,494	181,150,291	3,009,106	184,161,891
Accretion of Trust Account income relating to common stock subject to possible conversion	—	—	(68,149)	—	(68,149)
Net loss for the six months ended June 30, 2009	—	—	—	(1,403,892)	(1,403,892)

Balance, June 30, 2009 (Unaudited)	32,811,257	$2,494	$181,082,142	$1,605,214	$182,689,850

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30, 2009	For the six months ended June 30, 2008	For the period from June 26, 2007 (inception) through June 30, 2009
Cash Flows from Operating Activities
Net (loss) income	$(1,403,892)	$1,682,795	$1,605,214
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Increase in other current assets	(32,871)	—	(83,161)
Increase in prepaid expenses	—	(76,175)	—
Increase in prepaid corporate taxes	—	(51,054)	—
(Decrease) in corporate taxes payable	—	(618,648)	—
Increase in accounts payable and accrued expenses	676,796	58,963	870,351

Net cash (used in) provided by operating activities	(759,967)	995,881	2,392,404

Cash Flows from Investing Activities
Trust Account, restricted	(227,164)	—	(259,359,476)
Cash held in Trust Account, interest and dividend income available for working capital and taxes	120,162	196,584	(14,223)

Net cash (used in) provided by investing activities	(107,002)	196,584	(259,373,699)

Cash Flows from Financing Activities
Gross proceeds from initial public offering	—	—	250,000,000
Gross proceeds from exercise of underwriters’ over-allotment	—	—	12,490,000
Proceeds from notes payable, stockholders	—	—	95,000
Repayment of notes payable, stockholders	—	—	(95,000)
Proceeds from issuance of stock to initial stockholders	—	—	25,000
Proceeds from issuance of sponsors’ warrants	—	—	7,000,000
Payment of underwriting discount and offering expenses	—	—	(10,622,531)

Net cash provided by financing activities	—	—	258,892,469

Net (decrease) increase in cash	(866,969)	1,192,465	1,911,174
Cash at beginning of the period	2,778,143	461,475	—

Cash at end of the period	$1,911,174	$1,653,940	$1,911,174

Supplemental Disclosure of cash flow information:
Cash paid for taxes	$—	$1,540,000	$1,755,000

Supplemental Disclosure of Non-cash transactions:
Accrual for offering costs charged to additional paid in capital	$—	$—	$511

Accretion of trust account income relating to common stock subject to possible conversion	$68,149	$—	$303,855

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION

These unaudited, condensed interim financial statements of Capitol Acquisition Corp. (the “Company”) (a development stage company) as of June 30, 2009, and for the three and six months ended June 30, 2009 and 2008, and for the period from June 26, 2007 (inception) through June 30, 2009, have been prepared in accordance with accounting principles generally accepted in the United States of America, for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2008, and for the period ended December 31, 2008 included in the Company’s Form 10-K filed on March 16, 2009. The accounting policies used in preparing these unaudited condensed interim financial statements are consistent with those described in the December 31, 2008 financial statements.

The Company was incorporated in Delaware on June 26, 2007 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets (a “Business Combination”).

The Company has selected December 31 as its fiscal year end.

On October 12, 2007, the Company declared a stock dividend of 0.25 shares of common stock for each share of outstanding common stock. All references in the accompanying unaudited condensed interim financial statements to the common shares and per share amounts have been retroactively restated to reflect the stock dividend. There was no net effect on stockholders’ equity.

All of the Company’s activity from June 26, 2007 (inception) through November 14, 2007 relates to the Company’s formation and its public offering (“Offering”). All activity from November 14, 2007 through June 30, 2009 relates to the Company’s search for an acquisition target.

Management has evaluated subsequent events to determine if events or transactions occurring through August 10, 2009 require potential adjustment or disclosure in the unaudited condensed financial statements.

Going Concern and Management’s Plan and Intentions:

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to consummate a timely Business Combination, it would have to liquidate and return the funds held in the Trust Account to the holders of shares issued in the Offering. The Company has entered into an Agreement and Plan of Merger for a Business Combination with Two Harbors Investment Corp. (Note 2). There can be no assurance that the Company will complete this Business Combination prior to November 8, 2009. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed interim financial statements do not include any adjustment that might result from the outcome of this uncertainty.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

Reclassifications:

Certain amounts in the prior quarters’ condensed financial statements have been reclassified to conform with the presentation in the current year condensed financial statements. These reclassifications have no effect on previously reported income.

Accretion of Trust Account relating to common stock subject to possible conversion:

The Company records accretion of the income earned in the Trust Account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares are reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “Additional paid-in capital.” This portion of the excess earnings is also presented as a deduction from net (loss) income on the Statements of Operations to appropriately reflect the amount of net (loss) income which would remain available to the common stockholders who did not elect to convert their shares to cash.

Earnings (Loss) Per Share:

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” In accordance with SFAS No. 128, earnings (loss) per common share (“Basic EPS”) is computed by dividing earnings (loss) by the weighted average number of common shares outstanding for the period.

Common shares subject to possible conversion of 7,874,699 have been excluded from the calculation of basic and diluted earnings per share since such shares, if converted, only participate in their pro rata shares of the trust earnings.

Earnings (loss) per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. In accordance with SFAS No. 128, the Company has not considered the effect of its outstanding Warrants in the calculation of diluted earnings per share since the exercise of the Warrants is contingent upon the occurrence of future events.

Fair Value of Financial Instruments:

The Company’s financial instruments are cash, cash held in trusts and accounts payable. The recorded values of cash, cash held in trust and accounts payable approximate their fair values based on their short term maturities.

Concentration of Credit Risk:

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At June 30, 2009, financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents held in the trust account. The Company maintains its Trust Account cash balances in a US Treasury only money market fund at one financial institution and its

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

working capital cash balance at another financial institution. As of June 30, 2009 the Federal Deposit Insurance Corporation insured balances in bank accounts up to $250,000 and the Securities Investor Protection Corporation insured balances up to $500,000 in brokerage accounts.

Recently Issued And Adopted Pronouncements:

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. 107-1 (“FSP FAS 107-1”) and APB 28-1 (“APB 28-1”), which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments and APB Opinion No. 28, Interim Financial Reporting, to require disclosures about the fair value of financial instruments for interim reporting periods. FSP FAS 107-1 and APB 28-1 will be effective for interim reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s condensed financial position or results of operations.

In April 2009, the FASB issued FASB Staff Position No. 157-4 (“FSP FAS 157-4”), which provides additional guidance in accordance with FASB No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability has significantly decreased. FSP FAS 157-4 shall be effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s condensed financial position or results of operations.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies. FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008. FSP FAS 141(R)-1 is effective for contingent assets and liabilities acquired in evaluating the impact of SFAS 141(R).

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 shall become effective June 15, 2009 for all subsequent reporting periods. The adoption of SFAS No. 165 did not have a material impact on the Company’s condensed financial position or results of operations.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”). This statement will become the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities. On the effective date of this statement, the codification will supersede all then-existing non SEC accounting and reporting standards. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this statement is not expected to have a material impact on the Company’s condensed financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

NOTE 2 — POTENTIAL ACQUISITION

On June 11, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), Two Harbors Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Two Harbors (“Merger Sub”),

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

and Pine River Capital Management L.P., the sole stockholder of Two Harbors (“Pine River”). Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of Two Harbors. Under the terms of the Merger Agreement, the Company’s outstanding common stock and warrants will be converted into common stock and warrants of Two Harbors, on a one-to-one basis. The Company’s initial officers, directors and security holders (the “Capitol Founders”) have agreed to surrender for cancellation 100%, or 6,562,257, of the shares of the Company’s common stock acquired by them prior to the Offering. As a condition of the transaction, the Company’s stockholders will be asked to approve an amendment to the Company’s amended and restated certificate of incorporation to permit the transaction, and the Company’s warrantholders will be asked to amend the exercise price of their warrants to $11.00 per share in exchange for extending the warrant expiration by one year to November 7, 2013. Two Harbors is a newly organized real estate investment trust that intends to focus on residential mortgage-backed securities and will be externally managed by PRCM Advisers LLC, a subsidiary of Pine River. Two Harbors was formed solely to complete the Business Combination with the Company and has no material assets or liabilities. Two Harbors’ only assets following the Business Combination will be the funds released to it from Trust Account upon consummation of the Business Combination and the stock of the Company.

On August 17, 2009, the Company entered into Amendment No. 1 to the Agreement and Plan of Merger dated June 11, 2009 to extend the date after which either Two Harbors or the Company could terminate the Merger Agreement from September 8, 2009 (or October 8, 2009 if the only obligation of the parties to effect the merger was the effectiveness of the registration statement filed in connection with the transaction) to September 30, 2009 (or October 15, 2009 if the only obligation of the parties to effect the merger was the effectiveness of the registration statement filed in connection with the transaction). On September 20, 2009, the Company entered into Amendment No. 2 to the Agreement and Plan of Merger to extend the date after which either Two Harbors or the Company could terminate the Merger Agreement to November 8, 2009.

On October 26, 2009, Capitol and Two Harbors announced that Capitol’s stockholders approved the proposed merger transaction, and the transaction closed on October 28.2009. Capitol stockholders holding 6,875,130 shares voted against the transaction and converted their shares into cash at $9.87 per share at closing. Capitol stock holders holding an additional 5,994,661 shares entered into forward sales agreements to sell their shares to Capitol for $9.87 per share at the closing.

At the closing, approximately $259 million was released from the trust account. Approximately $127 million was paid from the trust funds to the stockholders who converted their shares or sold them to the Company. Closing costs associated with the transaction totaled approximately $8 million.

NOTE 3 — INCOME TAXES

For the three and six months ended June 30, 2009, the Company had federal tax benefits of $154,798 and $246,785, respectively, resulting from the available carryback of net losses of $455,287 and $725,837, respectively. The effective tax rates were (11.2%) and (15.0%), respectively for the three and six months ended June 30, 2009 as compared to the statutory rate of (34%). The difference between the effective and statutory tax rates was mainly due to the non-deductibility, for tax purposes, of $919,701 of acquisition related costs for both the three and six months ended June 30, 2009.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). The Underwriting Agreement required the Company to pay 3.75% of the gross proceeds of the

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

Offering as an underwriting discount upon consummation of the Offering plus an additional 3.25% of the gross proceeds only upon consummation of a Business Combination. The Company paid an underwriting discount of 3.75% of the gross proceeds ($9,843,375) in connection with the consummation of the Offering and has placed 3.25% of the gross proceeds ($8,530,925) in the Trust Account. The underwriters have waived their right to receive payment of the 3.25% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination. In connection with the proposed transaction with Two Harbors, the underwriters have agreed to reduce the fees they are entitled to receive upon consummation of a Business Combination to between an aggregate of approximately $4.5 to $5.9 million (based on the number of stockholders seeking conversion of their shares upon consummation of the Business Combination) in exchange for certain rights to participate in future securities offerings by Two Harbors following consummation of the Business Combination.

On February 7, 2008, the Company entered into two full-time consulting arrangements for services to help identify and introduce the Company to potential targets and provide assistance with due diligence, transaction structuring, and documentation for a Business Combination. The agreements provide for maximum aggregate fees of $350,000 per year and success fees upon the closing of a Business Combination (the “Closing Date”) of $400,000, plus the issuance of 5-year options to purchase a total of 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, in all cases subject to adjustment in the event the agreements are terminated pursuant to their terms. Effective March 1, 2009, these consulting arrangements were amended to provide for aggregate monthly fees of $43,750 ($361,667 in total if the consulting fees are paid up to the Company’s termination date of November 8, 2009). In connection with the proposed transaction with Two Harbors, the consultants agreed to waive their right to receive the 5-year options if the transaction was consummated.

On March 9, 2009, the Company entered into a full-time consulting arrangement for services to help identify and introduce the Company to potential targets and provide assistance with due diligence, transaction structuring and documentation for a Business Combination. The agreement provides for monthly fees of $25,000 ($200,215 in total if the consulting fee is paid up to the Company’s termination date of November 8, 2009) and a success fee upon the Closing Date of $250,000 plus the issuance of 5-year options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, subject to adjustment in the event the agreement is terminated pursuant to its terms. In connection with the proposed transaction with Two Harbors, the consultant agreed to waive his right to receive the 5-year options if the transaction was consummated.

On April 2, 2009, the Company entered into an agreement to utilize certain administrative, technological and secretarial services, as well as certain limited office space as needed, and if available, in New York City for the period from April 6, 2009 through November 30, 2009. The agreement calls for monthly service fees of $3,250 as well as a service retainer fee of $6,500. The amount paid under this agreement for the three and six months ended June 30, 2009 was $10,118.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance And Distribution.

The following table shows the fees and expenses to be paid by Two Harbors Investment Corp. (“Two Harbors”) in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC filing fee are estimated.

Securities and Exchange Commission registration fee		$5,434.08
Legal fees and expenses (including Blue Sky fees)	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.

In connection with the merger with Capitol Acquisition Corp. (“Capitol”) described in the prospectus forming a part of this registration statement, all of the outstanding common stock of Capitol held by public stockholders and all of the outstanding warrants of Capitol held by public and private warrantholders were converted on a one-for-one basis into securities of Two Harbors. In addition, see the response to Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.

On June 11, 2009, Pine River purchased 1,000 shares of Two Harbors’ common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

On October 28, 2009, Two Harbors granted 22,159 shares of restricted common stock to its independent directors pursuant to Two Harbors’ 2009 equity incentive plan. The estimated fair value of these awards was $9.59 per share, based on the closing price of Capitol’s common stock on the NYSE Amex on such date. The grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date. Such grants were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Two Harbors’ charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by Two Harbors or in Two Harbors’ right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Two Harbors’ charter authorizes Two Harbors to obligate itself and Two Harbors’ bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of Two Harbors who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of Two Harbors and at Two Harbors’ request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Item 35.	Treatment of Proceeds from Stock Being Registered.

Not applicable. The registrant will not receive any proceeds from the sale of securities in this offering. This offering is solely for the account of the selling security holders. None of the proceeds of the registrant’s original issuances of the offered securities were credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b)	Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit number	Exhibit description

2.1	Agreement and Plan of Merger, dated as of June 11, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (incorporated by reference to Annex A filed with Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on October 8, 2009 (“Amendment No. 4”)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 17, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (incorporated by reference to Annex A-2 filed with Amendment No. 4).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of September 20, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (incorporated by reference to Annex A-3 filed with Amendment No. 4).

3.1	Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Annex B filed with Amendment No. 4).

3.2	Bylaws of Two Harbors Investment Corp. (incorporated by reference to Annex C filed with Amendment No. 4).

4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp. (incorporated by reference to Exhibit 4.4 filed with Pre-Effective Amendment No. 2 to Capitol Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-144834), which was filed with the Securities and Exchange Commission on October 18, 2007).

4.2	Specimen Common Stock Certificate of Two Harbors Investment Corp. (incorporated by reference to Exhibit 4.2 filed with Amendment No. 4).

4.3	Specimen Warrant Certificate of Two Harbors Investment Corp. (incorporated by reference to Exhibit 4.3 filed with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on August 5, 2009).

4.4	Supplement and Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Capitol Acquisition Corp. and Two Harbors Investment Corp. (incorporated by reference to Annex G filed with Amendment No. 4).

5.1	Opinion of Clifford Chance US LLP.*

8.1	Tax opinion of Clifford Chance US LLP.*

10.1	Form of Management Agreement (incorporated by reference to Annex D filed with Amendment No. 4).

10.2	Form of Voting and Support Agreement (incorporated by reference to Exhibit 10.3 filed with Capitol Acquisition Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2009).

Exhibit number	Exhibit description

10.3	Form of Sub-Management Agreement (incorporated by reference to Exhibit 10.2 filed with Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 12, 2009).

10.4	Form of Shared Facilities and Services Agreement (incorporated by reference to Exhibit 10.8 filed with Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on August 28, 2009 (“Amendment No. 2”)).

10.5	Form of 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 filed with Amendment No. 4).

10.6	Form of Restricted Common Stock Award (incorporated by reference to Exhibit 10.10.1 filed with Amendment No. 4).

10.7	Form of Phantom Share Award (incorporated by reference to Exhibit 10.10.2 filed with Amendment No. 4).

10.8	Letter agreement, dated June 10, 2009, between Capitol Acquisition Corp. and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 10.4 filed with Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 21, 2009).

10.9	Registration Rights Agreement, dated as of October 28, 2009, by and among Two Harbors Investment Corp., Capitol Acquisition Corp. and certain persons listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2009 (the “Merger Closing 8-K”)).

10.10	Letter Agreement, dated as of October 28, 2009, by and between Two Harbors Investment Corp. and Integrated Holding Group LP (incorporated by reference to Exhibit 10.2 filed with the Merger Closing 8-K).

10.11	Letter Agreement, dated as of October 27, 2009, by and among Two Harbors Investment Corp., Federated Kaufmann Fund, Federated Kaufmann Fund II and Federated Kaufmann Growth Fund (incorporated by reference to Exhibit 10.3 filed with the Merger Closing 8-K).

10.12	Letter Agreement, dated as of October 28, 2009, by and between Two Harbors Investment Corp. and Whitebox Special Opportunities Fund, LP Series A (incorporated by reference to Exhibit 10.4 filed with the Merger Closing 8-K).

10.13	Letter Agreement, dated as of October 28, 2009, by and between Capitol Acquisition Corp., Two Harbors Investment Corp. and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.5 filed with the Merger Closing 8-K).

21.1	Subsidiaries of Two Harbors Investment Corp. (incorporated by reference to Exhibit 21.1 filed with Amendment No. 2).

23.1	Consent of Marcum, LLP.

23.2	Consent of Ernst & Young LLP

23.3	Consent of Clifford Chance US LLP (included in Exhibit 5.1).*

23.4	Consent of Clifford Chance US LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (contained on signature page)

Exhibit number	Exhibit description

99.1	Capitol Acquisition Corp. and Two Harbors Investment Corp. press release dated October 26, 2009 (incorporated by reference to Exhibit 99.1 filed with the Merger Closing 8-K).

99.2	Capitol Acquisition Corp. and Two Harbors Investment Corp. press release dated October 29, 2009 (incorporated by reference to Exhibit 99.2 filed with the Merger Closing 8-K).

*	To be filed by amendment.

Item 37.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, as of November 10, 2009.

Two Harbors Investment Corp.

By:	/s/ THOMAS SIERING
Name:	Thomas Siering
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Siering and Jeffrey Stolt, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ THOMAS SIERING Thomas Siering	Chief Executive Officer, President and Director (principal executive officer)	November 10, 2009

By:	/s/ JEFFREY STOLT Jeffrey Stolt	Chief Financial Officer and Treasurer (principal accounting and financial officer)	November 10, 2009

By:	/s/ BRIAN C. TAYLOR Brian C. Taylor	Chairman and Director	November 10, 2009

By:	/s/ MARK D. EIN Mark D. Ein	Non-Executive Vice Chairman and Director	November 10, 2009

By:	/s/ STEPHEN G. KASNET Stephen G. Kasnet	Independent Director	November 10, 2009

By:	/s/ WILLIAM W. JOHNSON William W. Johnson	Independent Director	November 10, 2009

By:	/s/ W. REID SANDERS W. Reid Sanders	Independent Director	November 10, 2009

By:	/s/ PETER NICULESCU Peter Niculescu	Independent Director	November 10, 2009

Exhibit index

Exhibit number	Exhibit description

2.1	Agreement and Plan of Merger, dated as of June 11, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (incorporated by reference to Annex A filed with Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on October 8, 2009 (“Amendment No. 4”)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 17, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (incorporated by reference to Annex A-2 filed with Amendment No. 4).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of September 20, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (incorporated by reference to Annex A-3 filed with Amendment No. 4).

3.1	Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Annex B filed with Amendment No. 4).

3.2	Bylaws of Two Harbors Investment Corp. (incorporated by reference to Annex C filed with Amendment No. 4).

4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp. (incorporated by reference to Exhibit 4.4 filed with Pre-Effective Amendment No. 2 to Capitol Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-144834), which was filed with the Securities and Exchange Commission on October 18, 2007).

4.2	Specimen Common Stock Certificate of Two Harbors Investment Corp. (incorporated by reference to Exhibit 4.2 filed with Amendment No. 4).

4.3	Specimen Warrant Certificate of Two Harbors Investment Corp. (incorporated by reference to Exhibit 4.3 filed with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on August 5, 2009).

4.4	Supplement and Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Capitol Acquisition Corp. and Two Harbors Investment Corp. (incorporated by reference to Annex G filed with Amendment No. 4).

5.1	Opinion of Clifford Chance US LLP.*

8.1	Tax opinion of Clifford Chance US LLP.*

10.1	Form of Management Agreement (incorporated by reference to Annex D filed with Amendment No. 4).

10.2	Form of Voting and Support Agreement (incorporated by reference to Exhibit 10.3 filed with Capitol Acquisition Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2009).

10.3	Form of Sub-Management Agreement (incorporated by reference to Exhibit 10.2 filed with Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 12, 2009).

Exhibit number	Exhibit description

10.4	Form of Shared Facilities and Services Agreement (incorporated by reference to Exhibit 10.8 filed with Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on August 28, 2009 (“Amendment No. 2”)).

10.5	Form of 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 filed with Amendment No. 4).

10.6	Form of Restricted Common Stock Award (incorporated by reference to Exhibit 10.10.1 filed with Amendment No. 4).

10.7	Form of Phantom Share Award (incorporated by reference to Exhibit 10.10.2 filed with Amendment No. 4).

10.8	Letter agreement, dated June 10, 2009, between Capitol Acquisition Corp. and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 10.4 filed with Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 21, 2009).

10.9	Registration Rights Agreement, dated as of October 28, 2009, by and among Two Harbors Investment Corp., Capitol Acquisition Corp. and certain persons listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2009 (the “Merger Closing 8-K”)).

10.10	Letter Agreement, dated as of October 28, 2009, by and between Two Harbors Investment Corp. and Integrated Holding Group LP (incorporated by reference to Exhibit 10.2 filed with the Merger Closing 8-K).

10.11	Letter Agreement, dated as of October 27, 2009, by and among Two Harbors Investment Corp., Federated Kaufmann Fund, Federated Kaufmann Fund II and Federated Kaufmann Growth Fund (incorporated by reference to Exhibit 10.3 filed with the Merger Closing 8-K).

10.12	Letter Agreement, dated as of October 28, 2009, by and between Two Harbors Investment Corp. and Whitebox Special Opportunities Fund, LP Series A (incorporated by reference to Exhibit 10.4 filed with the Merger Closing 8-K).

10.13	Letter Agreement, dated as of October 28, 2009, by and between Capitol Acquisition Corp., Two Harbors Investment Corp. and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.5 filed with the Merger Closing 8-K).

21.1	Subsidiaries of Two Harbors Investment Corp. (incorporated by reference to Exhibit 21.1 filed with Amendment No. 2).

23.1	Consent of Marcum, LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Clifford Chance US LLP (included in Exhibit 5.1).*

23.4	Consent of Clifford Chance US LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (contained on signature page)

99.1	Capitol Acquisition Corp. and Two Harbors Investment Corp. press release dated October 26, 2009 (incorporated by reference to Exhibit 99.1 filed with the Merger Closing 8-K).

99.2	Capitol Acquisition Corp. and Two Harbors Investment Corp. press release dated October 29, 2009 (incorporated by reference to Exhibit 99.2 filed with the Merger Closing 8-K).

*	To be filed by amendment.